Exhibit 10.1

THIS FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 17, 2024 (the “Fourth Amendment Effective Date”), is entered into among Radius Recycling, Inc. (f/k/a SCHNITZER STEEL INDUSTRIES, INC.), an Oregon corporation (the “US Borrower”), SCHNITZER STEEL CANADA LTD., a British Columbia corporation (the “Canadian Borrower”; the Canadian Borrower, together with the US Borrower, each a “Borrower” and collectively, the “Borrowers”), the Guarantors party hereto, the US Lenders party hereto, BANK OF MONTREAL, as the Canadian Lender, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as defined below) or the Amended Credit Agreement (as defined below), as applicable.

RECITALS

WHEREAS, the Borrowers, the US Lenders from time to time party thereto, the Canadian Lender, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, entered into that certain Third Amended and Restated Credit Agreement, dated as of April 6, 2016 (as amended, restated, amended and restated, supplemented, extended, replaced or otherwise modified prior to the Fourth Amendment Effective Date, the “Existing Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Existing Credit Agreement be amended as set forth below, subject to the terms and conditions specified in this Amendment;

WHEREAS, the parties hereto are willing to amend the Existing Credit Agreement, subject to the terms and conditions specified in this Amendment;

WHEREAS, the Administrative Agent is authorized pursuant to clause (vii) of the “provided, further, that” proviso in Section 10.01(a) of the Existing Credit Agreement to make Conforming Changes from time to time and, in reliance on such authorization, the Administrative Agent desires to amend the Existing Credit Agreement to make certain Conforming Changes as set forth in the Amended Credit Agreement (as defined below); and

WHEREAS, the Administrative Agent, the Canadian Lender and the US Borrower are authorized pursuant to clause (ix) of the “provided, further, that” proviso in Section 10.01(a) of the Existing Credit Agreement to make Canadian Lender CDOR Rate Successor Conforming Changes from time to time and, in reliance on such authorization, the Administrative Agent, the Canadian Lender and the US Borrower desire to amend the Existing Credit Agreement to make certain Canadian Lender CDOR Rate Successor Confirming Changes as set forth in the Amended Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                   Amendments to Existing Credit Agreement; Effect of this Amendment; No Impairment; Reallocation.

(a)       The Existing Credit Agreement is amended and restated in its entirety to read in the form attached hereto as Annex A (the credit agreement attached hereto as Annex A being referred to herein as the “Amended Credit Agreement”).

(b)       Schedules 5.13 [Subsidiaries and Other Equity Investments], 5.18(a) [Loan Party Information] and 5.18(b) [Changes in Legal Name; Changes in State of Organization; Mergers] are amended and restated to read as set forth on Schedules 5.13, 5.18(a) and 5.18(b) attached hereto.

(c)       (i) A new Schedule 2.11 [Day Basis for Alternative Currencies] is added to the Amended Credit Agreement to read as set forth on Schedule 2.11 hereto, and (ii) new Schedules 5.20(b) [Intellectual Property], 5.20(c) [Documents, Instrument, and Tangible Chattel Paper], 5.20(d) [Commercial Tort Claims], 5.20(e) [Pledged Equity Interests] and 5.20(f) [Owned and Leased Real Properties] are added to the Amended Credit Agreement to read as will be set forth on the schedules delivered pursuant to Section 6.16 of the Amended Credit Agreement.

(d)       Exhibits B [Form of Canadian Loan Notice], F [Form of Compliance Certificate] and N [Form of Joinder Agreement] to the Existing Credit Agreement are amended and restated to read in the forms of Exhibits B, F and N attached hereto, respectively.

(e)       The parties hereto agree that, on and as of the Fourth Amendment Effective Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (i) the Existing Credit Agreement shall automatically be amended and restated in its entirety to read in the form of the Amended Credit Agreement, (ii) all Obligations under the Existing Credit Agreement outstanding on and as of the Fourth Amendment Effective Date shall in all respects be continuing and shall be deemed to be Obligations outstanding under the Amended Credit Agreement, (iii) the guaranties provided pursuant to the US Guaranty and the Canadian Guaranties shall remain in full force and effect with respect to the relevant Obligations and are hereby reaffirmed, (iv) all Letters of Credit outstanding under the Existing Credit Agreement on and as of the Fourth Amendment Effective Date shall be deemed to be Letters of Credit outstanding on and as of the Fourth Amendment Effective Date under the Amended Credit Agreement, and (v) all Canadian Letters of Credit outstanding under the Existing Credit Agreement on and as of the Fourth Amendment Effective Date shall be deemed to be Canadian Letters of Credit outstanding on and as of the Fourth Amendment Effective Date under the Amended Credit Agreement. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Existing Credit Agreement are hereby amended so that any reference to the Existing Credit Agreement shall mean a reference to the Amended Credit Agreement. The Amended Credit Agreement is not a novation of the Existing Credit Agreement.

(f)       Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the holders of the Obligations under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.

(g)       (i) Canadian dollars shall not be considered a currency for which there is a published rate based on the Canadian Dollar Offered Rate (“CDOR”) and (ii) any request for a new Committed Loan bearing interest by reference to clause (b) of the definition of “Alternative Currency Term Rate” set forth in the Existing Credit Agreement or a new CDOR Rate Loan, or to continue an existing Committed Loan bearing interest by reference to clause (b) of the definition of “Alternative Currency Term Rate” set forth in the Existing Credit Agreement or an existing Canadian CDOR Rate Loan, shall be deemed to be a request for a new Committed Loan or Canadian Loan, as applicable, bearing interest based upon Term CORRA or the Canadian Lender Term CORRA Rate, as applicable, provided, that, to the extent any Committed Loan or Canadian Loan, as applicable, bearing interest based upon CDOR or the Canadian Lender CDOR Rate, as applicable, is outstanding on the Fourth Amendment Effective Date for a specified Interest Period, such Loan shall continue to bear interest based upon CDOR or the Canadian Lender CDOR Rate, as applicable, until the end of the current Interest Period applicable to such Loan.

2.       Conditions Precedent. This Amendment shall be effective upon satisfaction, or waiver, of the following conditions precedent:

(a)       The Administrative Agent’s receipt of the following, each dated the Fourth Amendment Effective Date (or, in the case of Organization Documents or certificates of governmental officials, a recent date before the Fourth Amendment Effective Date), and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)       executed counterparts of this Amendment, which shall be originals or telecopies (followed promptly by originals), properly executed by a Responsible Officer of each Loan Party, the Required Lenders, the Canadian Lender and the Administrative Agent;

(ii)       copies of the Organization Documents of each Loan Party certified to be true and complete by the appropriate Governmental Authority of the jurisdiction of its organization or incorporation and certified by a Responsible Officer of such Loan Party (or, as to any Organization Documents that have not been amended, modified or terminated since the Third Restatement Date or the Third Amendment Effective Date, as applicable, certifying that such Organization Documents have not been amended, modified or terminated since the Third Restatement Date or the Third Amendment Effective Date, as applicable, and remain in full force and effect, and true and complete, in the form delivered to the Administrative Agent on the Third Restatement Date or the Third Amendment Effective Date, as applicable);

(iii)       such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party;

(iv)       such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed and is validly existing, in good standing in the jurisdiction of its incorporation or organization;

(v)       a favorable opinion of (A)(x) Simpson Thacher & Bartlett LLP, as special New York, Delaware and California counsel to the US Loan Parties and (y) Stoel Rives LLP, as special Georgia, Washington, Oregon and Rhode Island counsel to the US Loan Parties, in each case, addressed to the Administrative Agent and each Lender, as to such matters concerning the US Loan Parties and the Loan Documents as the Required Lenders may reasonably request and (B) counsel to the Canadian Loan Parties, addressed to the Administrative Agent and the Canadian Lender, as to such matters concerning the Canadian Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(vi)       (A) searches of UCC and PPSA filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the UCC financing statements or PPSA financing statements on file in such jurisdictions and (B) tax lien and judgment searches;

(vii)       searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Intellectual Property;

(viii)       subject to Section 6.16 of the Amended Credit Agreement, certificates of insurance, including additional insured, lenders loss payable and notice of cancellation endorsements, evidencing liability and property and including business interruption insurance meeting the requirements set forth in the Amended Credit Agreement and the Collateral Documents (and, if requested by the Administrative Agent, copies of insurance policies or declaration pages shall be provided);

(ix)       a certificate of a Responsible Officer of the US Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Loan Parties and the validity against such Loan Parties of this Amendment, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required; and

(x)       a certificate signed by a Responsible Officer of the US Borrower certifying (A) that the conditions specified in Section 4(d)(v) have been satisfied, (B) that there has been no event or circumstance since August 31, 2023 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) except as specifically disclosed on Schedule 5.06 of the Existing Credit Agreement, to the absence of any action, suit, investigation or proceeding pending or, to the knowledge of the US Borrower, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(b)       (i) Any fees required to be paid on or before the Fourth Amendment Effective Date shall have been paid, and (ii) reimbursement by the Loan Parties for all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Canadian Lender in connection with the preparation, execution and delivery of this Amendment, including all Attorney Costs of the Administrative Agent and the Canadian Lender (paid directly to such counsel if requested by the Administrative Agent or the Canadian Lender, as applicable).

(c)       (i) Completion by the Lenders of a due diligence investigation of the US Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders, including, without limitation, OFAC, Foreign Corrupt Practices Act and “know your customer” due diligence, (ii) receipt by the Administrative Agent and the Lenders of documentation and other information requested by the Administrative Agent and the Lenders in order to comply with applicable law, including without limitation, the Patriot Act, and (iii) with respect to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, receipt by the Administrative Agent and each Lender that so requests, of a Beneficial Ownership Certification in relation to such Borrower.

For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Fourth Amendment Effective Date specifying its objection thereto.

3.       Payment of Expenses. The Loan Parties agree to reimburse the Administrative Agent and the Canadian Lender for all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Canadian Lender in connection with the preparation, execution and delivery of this Amendment, including all Attorney Costs of the Administrative Agent and the Canadian Lender (paid directly to such counsel if requested by the Administrative Agent or the Canadian Lender, as applicable).

4.       Miscellaneous.

(a)       The Loan Documents and the obligations of the Loan Parties thereunder are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment is a Loan Document.

(b)       Each Loan Party (i) agrees that the Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (ii) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as Collateral for the relevant Obligations, and (iii) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents remain and continue in full force and effect in respect of, and to secure, the relevant Obligations.

(c)       Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents.

(d)       Each Loan Party represents and warrants that: (i) such Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment; (ii) the execution, delivery and performance by such Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (A) contravene the terms of such Loan Party’s Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (1) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, or (C) violate any Law, except in each case referred to in clause (B) or (C) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (iii) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority and no material approval, consent, exemption, authorization or other action by, or notice to, or filing with, any other Person, in each case, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment, other than authorizations, approvals, actions, notices and filings which have been duly obtained; (iv) this Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally; and (v) after giving effect to this Amendment, (A) the representations and warranties of (1) the US Borrower contained in Article V of the Amended Credit Agreement, and (2) each Loan Party contained in each Loan Document, or, in each case, in any document furnished at any time under or in connection therewith, are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case it shall be true and correct in all respects) as of the Fourth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case it shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4(d)(v)(A), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement, and (B) no Default has occurred and is continuing.

(e)       Each Lender party hereto represents and warrants that, after giving effect to this Amendment, the representations and warranties of such Lender set forth in the Amended Credit Agreement are true and correct as of the Fourth Amendment Effective Date. Each Lender party hereto hereby agrees to comply with the covenants applicable to such Lender set forth in the Amended Credit Agreement.

(f)       Subject to Section 10.18 of the Amended Credit Agreement, this Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, and subject to Section 10.18 of the Amended Credit Agreement, the authorization under this Section 4(f) may include use or acceptance by the Administrative Agent or any Lender Party of a manually signed paper Amendment which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention.

(g)       If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h)       THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(i)       The terms of Sections 10.14 and 10.15 of the Amended Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(j)       In consideration of the agreements of the Administrative Agent, each US Lender, the Canadian Lender, each L/C Issuer, and the Swing Line Lender set forth in this Amendment, each Loan Party hereby releases and forever discharges the Administrative Agent, each US Lender, the Canadian Lender, each L/C Issuer, the Swing Line Lender and the Administrative Agent’s, each US Lender’s, the Canadian Lender’s, each L/C Issuer’s, and the Swing Line Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, affiliates and other Related Parties (hereinafter all of the above collectively referred to as the “Lender Group”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with any of the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which such Loan Party may have or claim to have against any member of the Lender Group (the “Claims”), it being understood that the Loan Parties do not release, discharge or acquit the Lender Group from the obligations specifically set forth in this Amendment and nothing in this Section 4(j) shall be construed to constitute a release of or otherwise apply to a covenant not to sue in respect of any Claims for breach of any obligation by any member of the Lender Group occurring after the date hereof.

Each Loan Party understands, acknowledges and agrees that the release of the Lender Group provided in Section 4(j) hereof includes a waiver of any and all rights and protections the Loan Party may have under Section 1542 of the Civil Code of California (the text of which is below) and any similar statute or law.  Section 1542 of the Civil Code of California provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

By executing this Amendment, each Loan Party intends to (i) waive any and all rights and benefits which they may have under Section 1542 of the Civil Code or California, and any similar statute or law, and (ii) assume the risk of releasing any existing, but as of yet unknown, claims.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:	Radius Recycling, Inc. (f/k/a SCHNITZER STEEL INDUSTRIES, INC.),

an Oregon corporation

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President, Chief Treasury Officer and Business Development

SCHNITZER STEEL CANADA LTD.,

a British Columbia corporation

By: /s/ Stefano Gaggini

Name: Stefano Gaggini

Title: President

GUARANTORS:	Radius Recycling, Inc. (f/k/a SCHNITZER STEEL INDUSTRIES, INC.),

an Oregon corporation

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President, Chief Treasury Officer and Business Development

Auto Parts Group Southwest, LLC,

a Delaware limited liability company

By:          Norprop, Inc., its Sole Member

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President and Treasurer

Cascade Steel Rolling Mills, Inc.,

an Oregon corporation

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President and Treasurer

Edman Corp.,

an Oregon corporation

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President and Treasurer

General Metals of Tacoma, Inc.,

a Washington corporation

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President and Treasurer

Joint Venture Operations, Inc.,

a Delaware corporation

By: /s/ Brian Souza

Name: Brian Souza

Title: President

Manufacturing Management, Inc.,

an Oregon corporation

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President and Treasurer

Metals Recycling L.L.C.,

a Rhode Island limited liability company

By:          Joint Venture Operations, Inc., its Sole Member

By:/s/ Brian Souza

Name: Brian Souza

Title: President

Norprop, Inc.,

an Oregon corporation

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President and Treasurer

Pick A Part, Inc.,

a Washington corporation

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President and Treasurer

Pick and Pull Auto Dismantling, Inc.,

a California corporation

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President

Pick-N-Pull Auto Dismantlers, A CALIFORNIA GENERAL PARTNERSHIP,

a California general partnership

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Member of Management Committee and Vice President

Pick-N-Pull Auto Dismantlers, Columbus, LLC,

a Delaware limited liability company

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President

Pick-N-Pull Auto Dismantlers, Kansas City, LLC,

a Delaware limited liability company

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President

Pick-N-Pull Auto Dismantlers, LLC,

a California limited liability company

By:          Pick-N-Pull Auto Dismantlers, a California General Partnership, its Sole Manager

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Member of Management Committee and Vice President

Pick-N-Pull Auto Dismantlers, Nevada, LLC,

a Nevada limited liability company

By:          Pick-N-Pull Auto Dismantlers, a California General Partnership, its Sole Member

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Member of Management Committee and Vice President

Pick-N-Pull Auto Dismantlers, St. Louis, LLC,

a Delaware limited liability company

By:          Norprop, Inc., its Sole Member

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President and Treasurer

Pick-N-Pull Auto Dismantlers, Stockton, LLC,

a California limited liability company

By:          Norprop, Inc., its Sole Member

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President and Treasurer

Pick-N-Pull Auto Dismantlers, Virginia Beach, LLC,

a Delaware limited liability company

By:          Norprop, Inc., its Sole Member

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President and Treasurer

Pick-N-Pull Northwest, LLC,

an Oregon limited liability company

By:          Norprop, Inc., its Sole Member

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President and Treasurer

Proleride Transport Systems, Inc.,

a Delaware corporation

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President

Prolerized New England Company LLC,

a Delaware limited liability company

By:          Proleride Transport Systems, Inc., its Managing Member

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President

Row52, LLC,

a Delaware limited liability company

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President

Schnitzer Fresno, Inc.,

an Oregon corporation

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President and Treasurer

Schnitzer Southeast, LLC,

a Georgia limited liability company

By:          Radius Recycling, Inc., its Sole Manager

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President, Chief Treasury Officer and Business Development

Schnitzer Steel Hawaii Corp.,

a Delaware corporation

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President and Treasurer

SSI Big Sky LLC,

an Oregon limited liability company

By:          Radius Recycling, Inc., its Sole Member

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President, Chief Treasury Officer and Business Development

SSI Burbank LLC,

a Washington limited liability company

By:          Radius Recycling, Inc., its Sole Member

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President, Chief Treasury Officer and Business Development

SSI Nevada LLC,

a Nevada limited liability company

By:          Radius Recycling, Inc., its Sole Member

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President, Chief Treasury Officer and Business Development

U-PULL-IT, Inc.,

a California corporation

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President

Schnitzer Steel Canadian Holdings, Inc.

By: /s/ Stefano Gaggini

Name: Stefano Gaggini

Title: Vice President

SSI Services, LLC (f/k/a SCHN Holdings, LLC),

a Delaware limited liability company

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President

Schnitzer Columbus Recycling, LLC,

a Delaware limited liability company

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President

Schnitzer Southeast Holdings, LLC,

a Delaware limited liability company

By: /s/ W. Brandon Peele

Name: W. Brandon Peele

Title: Vice President

Annex A

Amended Credit Agreement

See attached.

Schedule 2.11

Day Basis for Alternative Currencies

See attached.

Schedule 5.13

Subsidiaries and Other Equity Investments

See attached.

Schedule 5.18(a)

Loan Party Information

See attached.

Schedule 5.18(b)

Changes in Legal Name; Changes in State of Organization; Mergers

See attached.

**ANNEX A TO FOURTH Amendment **

Published CUSIP Numbers:

Deal: 80688GAC9

Revolver: 80688GAD7

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 6, 2016

among

Radius Recycling, Inc. (f/k/a SCHNITZER STEEL INDUSTRIES, INC.),
as the US Borrower,

SCHNITZER STEEL CANADA LTD.,
as a Canadian Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and an L/C Issuer,

BANK OF MONTREAL,
as the Canadian Lender,

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent,

KEYBANK NATIONAL ASSOCIATION,

PNC BANK, NATIONAL ASSOCIATION,

UMPQUA BANK,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

U.S. BANK NATIONAL ASSOCIATION,

and

MUFG BANK, LTD.,
as Co-Documentation Agents

and

The Other Lenders Party Hereto

Bank of America, N.A.

and

JPMorgan Chase Bank, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

i

4.02	Conditions to all Credit Extensions	100

Article V. REPRESENTATIONS AND WARRANTIES		101

5.01	Existence, Qualification and Power; Compliance with Laws	102
5.02	Authorization; No Contravention	102
5.03	Governmental Authorization; Other Consents	102
5.04	Binding Effect	102
5.05	Financial Statements; No Material Adverse Effect	102
5.06	Litigation	103
5.07	No Default	103
5.08	Ownership of Property; Liens	103
5.09	Environmental Compliance	103
5.10	Insurance	103
5.11	Taxes	104
5.12	ERISA Compliance	104
5.13	Subsidiaries; Equity Interests	105
5.14	Margin Regulations; Investment Company Act	105
5.15	Solvency	105
5.16	Disclosure	105
5.17	Compliance with Laws	106
5.18	Loan Party Information; Changes in Legal Name; Changes in Jurisdiction of Organization; Mergers	106
5.19	Intellectual Property; Licenses, Etc	106
5.20	Perfection of Security Interests in the Collateral	106
5.21	OFAC	107
5.22	Anti-Corruption Laws	107
5.23	Affected Financial Institution	107

Article VI. AFFIRMATIVE COVENANTS		108

6.01	Financial Statements	108
6.02	Certificates; Other Information	109
6.03	Notices	110
6.04	Payment of Obligations	111
6.05	Preservation of Existence, Etc	111
6.06	Maintenance of Properties	111
6.07	Maintenance of Insurance	111
6.08	Compliance with Laws	112
6.09	Books and Records	112
6.10	Inspection Rights	112
6.11	Use of Proceeds	112
6.12	Additional Guarantors	112
6.13	Pledged Assets	113
6.14	Further Assurances	114
6.15	Anti-Corruption Laws	115
6.16	Post-Closing Covenant	115
6.17	Cash Management	116

Article VII. NEGATIVE COVENANTS		116

7.01	Liens	116
7.02	Investments	118

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7.03	Indebtedness	119
7.04	Fundamental Changes	120
7.05	Dispositions	121
7.06	Restricted Payments	121
7.07	Change in Nature of Business	122
7.08	Transactions with Affiliates	122
7.09	Burdensome Agreements	122
7.10	Use of Proceeds	123
7.11	Financial Covenants	123
7.12	Sanctions	124
7.13	Anti-Corruption Laws	124

Article VIII. EVENTS OF DEFAULT AND REMEDIES		124

8.01	Events of Default	124
8.02	Remedies Upon Event of Default	126
8.03	Application of Funds	128

Article IX. ADMINISTRATIVE AGENT		129

9.01	Appointment and Authority	129
9.02	Rights as a Lender	130
9.03	Exculpatory Provisions	130
9.04	Reliance by Administrative Agent	131
9.05	Delegation of Duties	131
9.06	Resignation of Administrative Agent	132
9.07	Non-Reliance on Administrative Agent, Sustainability Coordinators, Arrangers and Other Lenders	133
9.08	No Other Duties, Etc	134
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	134
9.10	Collateral and Guaranty Matters	135
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	136
9.12	ERISA Matters	137
9.13	Recovery of Erroneous Payments	138

Article X. MISCELLANEOUS		138

10.01	Amendments, Etc.	138
10.02	Notices; Effectiveness; Electronic Communication	142
10.03	No Waiver; Cumulative Remedies; Enforcement	143
10.04	Expenses; Indemnity; Damage Waiver	144
10.05	Payments Set Aside	146
10.06	Successors and Assigns	146
10.07	Treatment of Certain Information; Confidentiality	151
10.08	Right of Setoff	152
10.09	Interest Rate Limitation	152
10.10	Integration; Effectiveness	153
10.11	Survival of Representations and Warranties	153
10.12	Severability	153
10.13	Replacement of Lenders	153
10.14	Governing Law; Jurisdiction; Etc.	154
10.15	Waiver of Jury Trial	155

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10.16	No Advisory or Fiduciary Responsibility	156
10.17	Appointment of US Borrower	156
10.18	Electronic Execution; Electronic Records; Counterparts	156
10.19	Amendment and Restatement; Authorizations	157
10.20	USA PATRIOT Act Notice	158
10.21	Time of the Essence	158
10.22	Judgment Currency	158
10.23	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	159

SCHEDULES

1.01	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
2.01A	L/C Commitments
2.11	Day Basis for Alternative Currencies
5.06	Litigation
5.09	Environmental Matters
5.12	ERISA Matters
5.13	Subsidiaries and Other Equity Investments
5.18(a)	Loan Party Information
5.18(b)	Changes in Legal Name; Changes in State of Organization; Mergers
5.19	Intellectual Property Matters
5.20(b)	Intellectual Property
5.20(c)	Documents, Instruments, and Tangible Chattel Paper
5.20(d)	Commercial Tort Claims
5.20(e)	Pledged Equity Interests
5.20(f)	Owned and Leased Real Properties
7.01	Liens as of the Third Amendment Effective Date
7.02	Investments as of the Third Amendment Effective Date
7.03	Indebtedness as of the Third Amendment Effective Date
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of

A	Committed Loan Notice
B	Canadian Loan Notice
C	Swing Line Loan Notice
D	US Note
E	Canadian Note
F	Compliance Certificate
G	Assignment and Assumption
H	US Guaranty
I	Canadian Guarantee
J	Contribution Agreement
K	Canadian Borrower Request and Assumption Agreement
L	Canadian Borrower Notice
M	Loss Sharing Agreement
N	Joinder Agreement

iv

O	Notice of Loan Prepayment
P	Letter of Credit Report
Q	Notice of Additional L/C Issuer
R	Secured Party Designation Notice

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of April 6, 2016, among Radius Recycling, Inc. (f/k/a SCHNITZER STEEL INDUSTRIES, INC.), an Oregon corporation (the “US Borrower”), SCHNITZER STEEL CANADA LTD., a British Columbia corporation (“Schnitzer Steel Canada” and together with certain Subsidiaries of the US Borrower party hereto pursuant to Section 2.15, collectively, the “Canadian Borrowers” and individually, a “Canadian Borrower”), each US Lender from time to time party hereto, BANK OF MONTREAL, as Canadian Lender, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

RECITALS

A.                 The US Borrower, Schnitzer Steel Canada, the US lenders from time to time party thereto (the “Existing US Lenders”), Bank of Montreal, as Canadian lender (the “Existing Canadian Lender”), Wells Fargo Bank, National Association, as an l/c issuer (the “Existing Wells Fargo L/C Issuer”), and Bank of America, N.A., as administrative agent, swing line lender (in such capacity, the “Existing Swing Line Lender”) and an l/c issuer (in such capacity, the “Existing Bank of America L/C Issuer” and together with the Existing Wells Fargo L/C Issuer, the “Existing L/C Issuers”), are parties to that certain Second Amended and Restated Credit Agreement dated as of February 9, 2011 (as amended, restated, supplemented or otherwise modified to, but not including, the Third Restatement Date, the “Existing Credit Agreement”) pursuant to which the Existing US Lenders have made revolving loans to the US Borrower, the Existing Swing Line Lender has made swing line loans to the US Borrower, the Existing L/C Issuers have issued letters of credit for the account of the US Borrower, and the Existing Canadian Lender has made revolving loans and letters of credit denominated in Canadian Dollars to the Canadian Borrowers.

B.                  The US Borrower has requested the US Lenders, the Existing Swing Line Lender, the Existing L/C Issuers and the Administrative Agent to, and the Canadian Borrowers have requested the Existing Canadian Lender to, make certain modifications to, and amend and restate in its entirety, the Existing Credit Agreement, which the US Lenders, the Existing Swing Line Lender, the Existing L/C Issuers, the Existing Canadian Lender and the Administrative Agent have agreed to do on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Existing Credit Agreement in its entirety as follows:

Article I.

DEFINITIONS AND ACCOUNTING TERMS

1.01           Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. As the context may require, references to “Administrative Agent” hereunder include Bank of America (or any of its designated branch offices or affiliates), acting in its capacity as agent under the Canadian Guaranties and the Canadian Security Agreement pursuant to the appointment by the Canadian Lender set forth in Section 9.01.

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“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the US Borrower and the US Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, “Affiliate” shall not mean or include Persons that are a party to the Voting Trust Agreement, except for such Persons who are actively engaged in the senior management of the US Borrower.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Aggregate Commitments A-1” means the US A-1 Commitments of all the US A-1 Lenders. The initial aggregate principal amount of the Aggregate Commitments A-1 in effect on the Third Amendment Effective Date is $750,000,000.

“Aggregate Commitments A-2” means the US A-2 Commitments of all the US A-2 Lenders. The initial aggregate principal amount of the Aggregate Commitments A-2 in effect on the Third Amendment Effective Date is $50,000,000.

“Agreed Currency” means Dollars or any Alternative Currency, as applicable.

“Agreement” means this Third Amended and Restated Credit Agreement.

“Alternative Currency” means (a) with respect to the US Obligations, Canadian Dollars, Euro, Sterling, Yen and each other currency (other than Dollars) that is approved in accordance with Section 1.05, and (b) with respect to the Canadian Obligations, Canadian Dollars; provided, that, in each case, for each Alternative Currency, such requested currency is an Eligible Currency.

“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension:

(a)          denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and

(b)          denominated in any other Alternative Currency (to the extent such Committed Loans A-2 denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.05(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.05(a);

provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

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“Alternative Currency Daily Rate Loan” means a Committed Loan A-2 that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, using any reasonable method of determination they deem appropriate in their sole discretion (and such determination shall be conclusive absent manifest error).

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension:

(a)                denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two (2) TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;

(b)                denominated in Canadian dollars, the rate per annum equal to the forward-looking term rate based on CORRA (“Term CORRA”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “Term CORRA Rate”) on the Rate Determination Date with a term equivalent to such Interest Period plus the Term CORRA Adjustment for such Interest Period;

(c)                denominated in Yen, the rate per annum equal to the Tokyo Interbank Offer Rate (“TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;

(d)                denominated in any other Alternative Currency (to the extent such Committed Loans A-2 denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.05(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.05(a);

provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Committed Loan A-2 that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

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“Applicable Authority” means (a) with respect to Term SOFR, CME or any successor administrator of the Term SOFR Screen Rate or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity and (b) with respect to any Alternative Currency and Canadian Dollars, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.

“Applicable Percentage” means with respect to any US A-1 Lender or US A-2 Lender, as applicable, at any time, (a) the percentage (carried out to the ninth decimal place) of the Aggregate Commitments A-1 represented by such US A-1 Lender’s US A-1 Commitment at such time, subject to adjustment as provided in Section 2.18, and (b) the percentage (carried out to the ninth decimal place) of the Aggregate Commitments A-2 represented by such US A-2 Lender’s US A-2 Commitment at such time, subject to adjustment as provided in Section 2.18. If the commitment of each US Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments A-1 or Aggregate Commitments A-2, as applicable, have expired, then the applicable Applicable Percentage of each US Lender shall be determined based on the applicable Applicable Percentage of such US Lender most recently in effect, giving effect to any subsequent assignments. The Applicable Percentage of each US Lender as of the Third Amendment Effective Date is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such US Lender becomes a party hereto, as applicable.

“Applicable Rate” means, based upon the Consolidated Net Funded Debt to EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a), the following:

(a)                in respect of US Obligations (including commitment fees payable for the account of the US Lenders, extensions of credit made by the US Lenders to the US Borrower under Article II in the form of a Committed Loan or Swing Line Loan, Letter of Credit fees payable for the account of the L/C Issuers and extensions of credit made by an L/C Issuer or US A-1 Lender to the US Borrower under Article II in the form of an L/C Borrowing or L/C Advance), the following percentages per annum:

Applicable Rate
Pricing Level	Consolidated Net Funded Debt to EBITDA Ratio	Commitment Fee	Term SOFR, Alternative Currency Daily Rate, Alternative Currency Term Rate and Standby Letters of Credit	Base Rate
1	< 1.00:1.00	0.175%	1.50%	0.50%
2	> 1.00:1.00 but < 2.00:1.00	0.200%	1.75%	0.75%
3	> 2.00:1.00 but < 3.00:1.00	0.250%	2.00%	1.00%
4	> 3.00:1.00 but < 3.50:1.00	0.300%	2.25%	1.25%
5	> 3.50:1.00	0.350%	2.50%	1.50%

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(b)          in respect of Canadian Obligations (including commitment fees payable for the account of the Canadian Lender, extensions of credit made by the Canadian Lender to a Canadian Borrower under Article II in the form of a Canadian Loan, Canadian Letter of Credit fees payable to the Canadian Lender and extensions of credit made by the Canadian Lender to a Canadian Borrower under Article II in the form of a Canadian L/C Borrowing), the following percentages per annum:

Applicable Rate
Pricing Level	Consolidated Net Funded Debt to EBITDA Ratio	Commitment Fee	Canadian Lender Term CORRA Rate and Standby Canadian Letters of Credit	Canadian Prime Rate
1	< 1.00:1.00	0.175%	1.50%	0.50%
2	> 1.00:1.00 but < 2.00:1.00	0.200%	1.75%	0.75%
3	> 2.00:1.00 but < 3.00:1.00	0.250%	2.00%	1.00%
4	> 3.00:1.00 but < 3.50:1.00	0.300%	2.25%	1.25%
5	> 3.50:1.00	0.350%	2.50%	1.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Funded Debt to EBITDA Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Fourth Amendment Effective Date through the first Business Day immediately following the date the Compliance Certificate for the fiscal quarter ending May 31, 2024 is delivered pursuant to Section 6.02(a) shall be determined based upon Pricing Level 5. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.11(c).

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.15(a).

“Approved Fund” means any Fund that is administered or managed by (a) a US Lender, (b) an Affiliate of a US Lender or (c) an entity or an Affiliate of an entity that administers or manages a US Lender.

“Arrangers” means Bank of America and JPMorgan Chase Bank, N.A., in their capacities as joint lead arrangers and joint bookrunners.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

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“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the US Borrower and its Subsidiaries for the fiscal year ended August 31, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the US Borrower and its Subsidiaries, including the notes thereto.

“Autoborrow Agreement” has the meaning specified in Section 2.05(b).

“Availability Period” means the period from and including the Third Restatement Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments A-1 or Aggregate Commitments A-2, as applicable, pursuant to Section 2.07(a), and (c) the date of termination of the commitment of each US Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A., a national banking association, and its successors.

“Bank of Montreal” means Bank of Montreal, a Canadian chartered bank, and its successors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR plus 1.00%, subject to any interest rate floors set forth therein; provided, that, if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.07 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

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“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Committed Loan A-1” means a Committed Loan A-1 that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans are only available to the US Borrower and shall be denominated in Dollars.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrowers” means, collectively, the US Borrower and the Canadian Borrowers.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing, a Canadian Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means:

(a)          unless such day relates to interest rate settings as to a Canadian Loan, any fundings, disbursements, settlements and payments in respect of a Canadian Loan, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement, any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(i)                       if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day;

(ii)                     if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in (A) Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and (B) Yen, means a day other than when banks are closed for general business in Japan;

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(iii)                   if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in a currency other than, Euro, Sterling or Yen, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and

(iv)                    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency; and

(c)          if such day relates to interest rate settings as to a Canadian Loan, any fundings, disbursements, settlements and payments in respect of a Canadian Loan, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement, any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Toronto, Ontario.

“Canadian Borrower” and “Canadian Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Canadian Borrower Notice” has the meaning specified in Section 2.15.

“Canadian Borrower Request and Assumption Agreement” has the meaning specified in Section 2.15.

“Canadian Borrowing” means a borrowing of a Canadian Loan pursuant to Section 2.03(a).

“Canadian Commitment” means the obligation of the Canadian Lender to (a) make Canadian Loans to the Canadian Borrowers and (b) issue Canadian Letters of Credit for the account of the Canadian Borrowers pursuant to Section 2.03, in an aggregate principal amount at any one time outstanding not to exceed C$15,000,000, as such amount may be adjusted from time to time in accordance with this Agreement.

“Canadian Dollars” and “C$” means the lawful currency of Canada.

“Canadian Guarantors” means, collectively, the US Loan Parties, Schnitzer Canada and each other Person party to a Canadian Guarantee.

“Canadian Guaranties” or “Canadian Guarantee” means, collectively or individually, as applicable, the Amended and Restated Continuing Guarantee made by Schnitzer Canada in favor of the Administrative Agent, the Amended and Restated Continuing Guarantee made by Schnitzer Steel Canada in favor of the Administrative Agent, and each other Person from time to time party to a Continuing Guarantee in favor of the Administrative Agent pursuant to Section 6.12, each substantially in the form of Exhibit I.

“Canadian L/C Application” has the meaning specified in Section 2.03(d)(ii).

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“Canadian L/C Borrowing” means an extension of credit resulting from a drawing under any Canadian Letter of Credit which has not been reimbursed on the date when made or refinanced as a Canadian Borrowing.

“Canadian L/C Fee” has the meaning specified in Section 2.03(h).

“Canadian L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Canadian Letters of Credit plus the aggregate of all payments made by the Canadian Lender under Canadian Letters of Credit and not yet reimbursed by the applicable Canadian Borrower, including all Canadian L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Canadian Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Canadian Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Canadian L/C Sublimit” means an amount equal to the lesser of (a) C$15,000,000 and (b) the Canadian Commitment. The Canadian L/C Sublimit is part of, and not in addition to, the Canadian Commitment.

“Canadian Lender” means Bank of Montreal, in its capacity as provider of Canadian Loans and Canadian Letters of Credit, or any successor lender of Canadian Loans or Canadian Letters of Credit hereunder.

“Canadian Lender Term CORRA Rate” means for any Interest Period, the rate per annum equal to the forward-looking term rate based on CORRA (“Canadian Lender Term CORRA”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Canadian Lender from time to time) on the date that is two (2) Business Days prior to the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period plus the Term CORRA Adjustment for such Interest Period; provided, that, if the Canadian Lender Term CORRA Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Canadian Lender Term CORRA Rate Conforming Changes” means, with respect to the use, administration of or any conventions associated with the Canadian Lender Term CORRA Rate or any proposed Canadian Lender Term CORRA Rate Successor Rate, as applicable, any conforming changes to the definitions of “Canadian Prime Rate”, “CORRA”, “Canadian Lender Term CORRA Rate” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, clause (b) of the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods and the day basis for calculating interest) as may be appropriate, in the discretion of the Administrative Agent and the Canadian Lender (in consultation with the US Borrower), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent and the Canadian Lender in a manner substantially consistent with market practice for Canadian Dollars (or, if the Administrative Agent and the Canadian Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for Canadian Dollars exists, in such other manner of administration as the Administrative Agent and the Canadian Lender determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Canadian Lender Term CORRA Rate Scheduled Unavailability Date” has the meaning specified in Section 3.07(d).

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“Canadian Lender Term CORRA Rate Successor Rate” has the meaning specified in Section 3.07(d).

“Canadian Letter of Credit” means any letter of credit issued by the Canadian Lender pursuant to Section 2.03. A Canadian Letter of Credit may be a commercial letter of credit or a standby letter of credit. No Letter of Credit shall be or become a Canadian Letter of Credit.

“Canadian Loan” has the meaning specified in Section 2.03(a).

“Canadian Loan Notice” means a notice of a Canadian Borrowing pursuant to Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Canadian Loan Party” means, collectively, each Canadian Borrower and the Canadian Guarantors.

“Canadian Obligations” means, with respect to each Canadian Loan Party, (a) all advances to, and all debts, liabilities, obligations, covenants and duties of, such Canadian Loan Party arising under any Loan Document or otherwise with respect to any Canadian Loan or Canadian Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, (b) all obligations of such Canadian Loan Party arising under Secured Cash Management Agreements and Secured Hedge Agreements, and (c) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Canadian Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that Canadian Obligations of a Canadian Loan Party shall exclude any Excluded Swap Obligations with respect to such Canadian Loan Party.

“Canadian Prime Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the rate of interest in effect for such day as publicly announced from time to time by the Canadian Lender as its “prime” rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada, and (b) the Canadian Lender Term CORRA Rate for a one (1) month term that is two (2) Business Days prior to such date plus the Term CORRA Adjustment plus 1.00%. Any change in the “prime” rate announced by the Canadian Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

“Canadian Prime Rate Loan” means a Canadian Loan that bears interest based on the Canadian Prime Rate.

“Canadian Security Agreement” means (a) at all times prior to the satisfaction of the covenant contained in Section 6.16(e)(ii), collectively, (i) the security agreement, dated as of the Third Restatement Date, executed by Schnitzer Steel Canada in favor of the Administrative Agent for the benefit of the holders of the Canadian Obligations, (ii) the security agreement, dated as of the Third Restatement Date, executed by Schnitzer Canada in favor of the Administrative Agent for the benefit of the holders of the Canadian Obligations, and (iii) each other security agreement delivered after the Third Restatement Date by a Canadian Borrower pursuant to Section 6.12(c), and (b) at all times from and after the satisfaction of the covenant contained in Section 6.16(e)(ii), the Amended, Restated and Consolidated Security and Pledge Agreement, dated as of a date that is no later than fifteen (15) Business Days after the Fourth Amendment Effective Date, executed by the Canadian Loan Parties in favor of the Administrative Agent for the benefit of the holders of the Canadian Obligations.

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“Canadian Total Outstandings” means the aggregate Outstanding Amount of (a) all extensions of credit by the Canadian Lender to a Canadian Borrower under Article II in the form of a Canadian Loan and (b) all Canadian L/C Obligations.

“Captive Insurance Company” shall mean each Subsidiary of the US Borrower formed from time to time that engages solely in the business of insuring risks of the US Borrower and its Subsidiaries.

“Cascade” means Cascade Steel Rolling Mills, Inc., an Oregon corporation.

“Cascade Mini-Mill” means the mini-mill facility for the manufacture of steel reinforcing rod, hot rolled rounds, squares and strip flats owned by Cascade and located in McMinnville, Oregon.

“Cash Collateralize” means (a) in respect of US Obligations, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuers or Swing Line Lender (as applicable) or the US A-1 Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of US A-1 Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuers or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (i) the Administrative Agent and (ii) the L/C Issuers or the Swing Line Lender (as applicable) and (b) in respect of Canadian Obligations, to pledge and deposit with or deliver to the Canadian Lender, as collateral for Canadian L/C Obligations, cash or deposit account balances or, if the Canadian Lender shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Canadian Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that (a) at the time it enters into a Cash Management Agreement with a Borrower, is a Lender or an Affiliate of a Lender, or (b) in the case of any Cash Management Agreement in effect on or prior to the Third Amendment Effective Date, is, as of the Third Amendment Effective Date, a Lender or an Affiliate of a Lender and a party to a Cash Management Agreement with a Borrower; provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“CFC Holdco” means (a) any Subsidiary substantially all the assets of which consist of direct or indirect Equity Interests in one or more “controlled foreign corporations” within the meaning of Section 957 of the Code (any such Subsidiary, a “CFC”) or Indebtedness of such CFC’s and (b) any Subsidiary treated as a partnership for U.S. federal income Tax purposes in which a CFC owns Equity Interests (either directly or through one or more Subsidiaries treated as pass-through entities under the Code); provided, that for purposes of the definition of “CFC Holdco,” any interest treated as equity for U.S. federal income tax purposes shall be considered an Equity Interest.

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“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than Persons a party to the Voting Trust Agreement as of the Third Restatement Date, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the US Borrower entitled to vote for members of the board of directors or equivalent governing body of the US Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)          during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the US Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the U.S. Internal Revenue Code of 1986.

“Collateral” means a collective reference to the property with respect to which Liens in favor of the Administrative Agent, for the benefit of itself and the other holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents. The defined term “Collateral” shall not include any Excluded Property.

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“Collateral Documents” means a collective reference to the Security Agreement, the Canadian Security Agreement, each Joinder Agreement, and the other security documents as may be executed and delivered by any Loan Party pursuant to the terms of this Agreement or any other Loan Document.

“Combined Commitments” means the Aggregate Commitments A-1, the Aggregate Commitments A-2 and the Dollar Equivalent of the Canadian Commitment.

“Combined Outstandings” means the US A-1 Total Outstandings plus the US A-2 Total Outstandings plus the Dollar Equivalent of the Canadian Total Outstandings.

“Commitment” means (a) as to each US A-1 Lender, its US A-1 Commitment, (b) as to each US A-2 Lender, its US A-2 Commitment and (c) as to the Canadian Lender, the Canadian Commitment.

“Committed Borrowing A-1” means a borrowing consisting of simultaneous Committed Loans A-1 of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the US A-1 Lenders pursuant to Section 2.01(a).

“Committed Borrowing A-2” means a borrowing consisting of simultaneous Committed Loans A-2 of the same Type, in the same currency and, in the case of Term SOFR Loans and Alternative Currency Term Rate Loans, having the same Interest Period made by each of the US A-2 Lenders pursuant to Section 2.01(b).

“Committed Borrowing” means a Committed Borrowing A-1 and/or a Committed Borrowing A-2, as applicable.

“Committed Loan A-1” has the meaning specified in Section 2.01(a).

“Committed Loan A-2” has the meaning specified in Section 2.01(b).

“Committed Loan” means a Committed Loan A-1 and/or a Committed Loan A-2, as applicable.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the US Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute.

“Communication” means this Agreement, any other Loan Document, and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit F.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR, EURIBOR, TIBOR, CORRA, Term CORRA, SONIA or any proposed Successor Rate for an Agreed Currency, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “EURIBOR”, “TIBOR”, “CORRA”, “Term CORRA”, “SONIA”, and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods and the day basis for calculating interest for an agreed currency listed on Schedule 2.11) as may be appropriate, in the discretion of the Administrative Agent (in consultation with the US Borrower), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent (in consultation with the US Borrower) determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

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“Consolidated Asset Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Asset Values to (b) Consolidated Funded Indebtedness. The Consolidated Asset Coverage Ratio will be calculated on a Pro Forma Basis.

“Consolidated Asset Values” shall mean, as of any date of determination, an aggregate amount equal to the value of all accounts receivable, inventory or equipment (including, for the avoidance of doubt, equipment in-service and equipment reserved for future placement in-service), in each case, of the US Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, in or on which the Administrative Agent holds, for the benefit of the holders of the Obligations, valid Liens, as of such date of determination, as determined by the Administrative Agent in its reasonable discretion; provided, that, for purposes of calculating Consolidated Asset Values as of any date of determination, the aggregate amount of Consolidated Asset Values shall not include (a) any accounts receivable, inventory and equipment, in each case, in or on which any Person holds any other Lien (other than Liens permitted by Sections 7.01(a), (c), (d), (e), (f), (g), (h), (i), (k), (l), (m), (n), (o), (p), (q), or (r)), (b) any amount in excess of (i) with respect to accounts receivable, (A) 85% of the aggregate amount of any accounts receivable supported by a letter of credit or other credit issuance, or (B) 75% of the aggregate amount of any other accounts receivable, (ii) with respect to inventory, 50% of the aggregate amount of the net book value of such inventory, and (iii) with respect to equipment, 50% of the aggregate amount of the net book value of such equipment and (c) any foreign inventory, other than any such inventory located in Canada (provided, that, such inventory located in Canada forms part of the Collateral and is subject to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations).

“Consolidated Capital Expenditures” means, for any period of four fiscal quarters, an amount equal to (a) $30,000,000, if Total Revenues of the US Borrower and its Subsidiaries for such four fiscal quarter period are equal to or less than $2,500,000,000, (b) $35,000,000, if Total Revenues of the US Borrower and its Subsidiaries for such four fiscal quarter period are greater than $2,500,000,000 but are equal to or less than $3,500,000,000, and (c) $40,000,000, if Total Revenues of the US Borrower and its Subsidiaries for such four fiscal quarter period are greater than $3,500,000,000.

“Consolidated Capitalization” means, as of any date of determination, the sum of (a) Consolidated Funded Indebtedness as of such date of determination plus (b) Consolidated Net Worth as of such date of determination.

“Consolidated EBITDA” means, as of any date of determination, EBITDA for the US Borrower and its Subsidiaries on a consolidated basis for the period of four fiscal quarters most recently ended on or prior to such date of determination.

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“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated EBITDA minus (ii) cash payments made by the US Borrower and its Subsidiaries in respect of Environmental Liabilities in the period of four fiscal quarters most recently ended on or prior to such date of determination (net of any cash recoveries from insurance or other reimbursements thereof that are received in cash by the US Borrower and its Subsidiaries in respect of Environmental Liabilities during such period) to the extent that such cash payments relate to expenses or charges for Environmental Liabilities that have been added back to Net Income during any period pursuant to clause (a)(vi) of the definition of EBITDA, minus (iii) Consolidated Capital Expenditures to (b) the sum of (i) Consolidated Interest Charges for the period of four fiscal quarters most recently ended on or prior to such date of determination plus (ii) net cash remittances to Federal, state, local and foreign taxing authorities for income taxes payable by the US Borrower and its Subsidiaries (which shall not be less than $0) in such period, plus (iii) Consolidated Principal Payments for such period plus (iv) the lesser of (x) $10,000,000 and (y) the aggregate amount of dividends or other distributions paid in cash in such period with respect to any Equity Interest in the US Borrower. The Consolidated Fixed Charge Coverage Ratio will be calculated on a Pro Forma Basis.

“Consolidated Funded Debt to EBITDA Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four prior fiscal quarters most recently ended on or prior to such date of determination. The Consolidated Funded Debt to EBITDA Ratio will be calculated on a Pro Forma Basis.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the US Borrower and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the US Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture to the extent the US Borrower or a Subsidiary is liable therefor, unless such Indebtedness is expressly made non-recourse to the US Borrower or such Subsidiary.

“Consolidated Interest Charges” means, for any period, Interest Charges for the US Borrower and its Subsidiaries on a consolidated basis for such period.

“Consolidated Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges for the period of four fiscal quarters most recently ended on or prior to such date of determination. The Consolidated Interest Coverage Ratio will be calculated on a Pro Forma Basis.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date of determination to (b) Consolidated Capitalization as of such date of determination.

“Consolidated Net Funded Debt to EBITDA Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated Funded Indebtedness as of such date minus (ii) Unrestricted Domestic Cash as of such date to (b) Consolidated EBITDA for the period of the four prior fiscal quarters most recently ended on or prior to such date of determination. The Consolidated Net Funded Debt to EBITDA Ratio will be calculated on a Pro Forma Basis.

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“Consolidated Net Worth” means, as of any date of determination, for the US Borrower and its Subsidiaries on a consolidated basis, Shareholders’ Equity of the US Borrower and its Subsidiaries on that date.

“Consolidated Principal Payments” means, for any period, regularly scheduled principal payments required to be made by the US Borrower and its Subsidiaries on Consolidated Funded Indebtedness for such period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Agreement” means the Second Amended and Restated Indemnity, Subrogation and Contribution Agreement, dated as of the Third Restatement Date, made by the Loan Parties from time to time a party thereto, substantially in the form of Exhibit J.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion Date” has the meaning specified in Section 8.02(c).

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 10.24.

“Credit Extension” means each of the following: (a) a Borrowing, (b) an L/C Credit Extension, and (c) the issuance of a Canadian Letter of Credit, or extension of the expiry date thereof, or the increase of the amount thereof.

“Daily Simple SOFR” with respect to any applicable determination date means SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the Winding-Up and Restructuring Act (Canada) and any applicable corporations legislation, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

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“Default Rate” means (a) when used with respect to US Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum, and (c) when used with respect to Canadian Obligations, an interest rate equal to (i) the Canadian Prime Rate plus (ii) the Applicable Rate, if any, applicable to Canadian Prime Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term CORRA Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.18(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the US Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the US Borrower, the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the US Borrower, to confirm in writing to the Administrative Agent and the US Borrower that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the US Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the US Borrower, the L/C Issuers, the Swing Line Lender and each other Lender promptly following such determination.

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“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself, or whose government, is the subject of any Sanction.

“Designated Non-Party Subsidiary” has the meaning specified in Section 6.12(a).

“Designated Obligations” has the meaning specified in Section 8.02(c).

“Discontinued Operations” shall mean the assets/liabilities and operations (a) classified as “discontinued operations” pursuant to ASC 205-20 or Accounting Principles Board Opinion No. 30, (b) of the US Borrower’s used auto parts stores in Millis, Massachusetts and North Portland, Oregon and scrap metal recycling facilities in Claremont, Madbury, Manchester (Willow Street) and Concord (Poplar Avenue), New Hampshire, or (c) of any of the US Borrower’s used auto parts stores or scrap metal recycling facilities that cease operations after the Third Restatement Date, in the case of each of clauses (b) and (c), whether or not classified as discontinued operations in the US Borrower’s financial statements.

“Disposed Business” has the meaning specified in the definition of “Pro Forma Basis”.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including (a) any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, and (b) any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the applicable L/C Issuer, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as applicable using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as applicable, using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent or the applicable L/C Issuer pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

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“EBITDA” means, for any period, for any Person, an amount equal to Net Income of such Person for such period plus (a) the following (without duplication in each case) to the extent deducted in calculating such Net Income: (i) Interest Charges of such Person for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by such Person for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Net Income, (iv) other non-recurring expenses (including non-recurring inventory write-downs) of such Person reducing such Net Income which do not represent a cash item in such period or any future period, (v) non-cash expenses of such Person resulting from the application of Statement of Financial Accounting Standards No. 123 (revised), (vi) expenses or charges recorded by such Person in respect of Environmental Liabilities in such period (net of any related recoveries from insurance or other reimbursements in respect thereof recorded in such period), provided, that, the aggregate amount added back to Net Income pursuant to this clause (a)(vi) with respect to Environmental Liabilities other than Willamette River Remediation Obligations shall not exceed $50,000,000 in such period, (vii) any non-recurring fees, expenses or charges related to any issuance of debt or Equity Interests, any Permitted Acquisition or any sale or other transfer of a Disposed Business (in each case, whether or not consummated), (viii) non-cash exchange, translation or performance losses relating to any foreign currency hedging transaction or currency fluctuations, and (ix) (A) Productivity Improvement Expenses of such Person during such period, and (B) losses of such Person from Discontinued Operations during such period; provided, that, the aggregate amount added back to Net Income pursuant to this clause (a)(ix) shall not exceed $50,000,000 during the term of this Agreement, and minus (b) the following (without duplication) to the extent included in calculating such Net Income: (i) Federal, state, local and foreign income tax credits for such Person during such period, (ii) non-cash exchange, translation or performance gains relating to any foreign currency hedging transaction or currency fluctuations of such Person for such period, and (iii) all non-cash items of such Person increasing such Net Income in such period or any future period. For any four fiscal quarter period, any non-cash reversal of a non-recurring fee, expense or charge which had been incurred during the four fiscal quarter period shall be included in Net Income during such period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” has the meaning assigned thereto in Section 10.18.

“Electronic Record” has the meaning assigned to that term in 15 U.S.C. § 7006.

“Electronic Signature” has the meaning assigned to that term in 15 U.S.C. § 7006.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

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“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the US A-2 Lenders or the L/C Issuers, as applicable, in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the US A-2 Lenders or the L/C Issuers, as applicable, of any currency as an Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Third Amendment Effective Date, after the Third Amendment Effective Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the US A-2 Lenders (in the case of any Committed Loans A-2 to be denominated in an Alternative Currency), the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) or the Canadian Lender (in the case of any Canadian Loans or Canadian Letters of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) the provision of such currency becoming impracticable for the US A-2 Lenders, the applicable L/C Issuer or the Canadian Lender, as applicable, or (d) such currency no longer being a currency in which the US A-2 Lenders, applicable L/C Issuer or Canadian Lender, as applicable, is or are willing to make such Credit Extensions (each of clauses (a), (b), (c), and (d), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the US A-2 Lenders and the US Borrower, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.

“Environmental Laws” means any and all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, restrictions or licenses of, or agreements with, any Governmental Authority relating to pollution and the protection of the environment or the release of any regulated materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for natural resources or other damages, costs of environmental remediation, fines, penalties or indemnities) and any costs or expenses related thereto (including costs and expenses of investigation), of the US Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the US Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the US Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the US Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of an amendment to a Pension Plan as a termination under Section 4041 of ERISA, the institution by the PBGC of proceedings under Section 4041 of ERISA to terminate a Pension Plan, the occurrence of any event or condition which constitutes grounds for the termination of a Pension Plan under Section 4041 of ERISA, or the appointment pursuant to Section 4042 of ERISA of a trustee to administer any Pension Plan; (e) receipt by the US Borrower or any ERISA Affiliate of notification that the PBGC has instituted proceedings to terminate a Multiemployer Plan under Section 4041(A) of ERISA or for the appointment of a trustee to administer a Multiemployer Plan under Section 4042 of ERISA; (f) the determination that any Pension Plan is considered an “at-risk plan” under Section 430 of the Code or Section 303 of ERISA; (g) receipt by the US Borrower or any ERISA Affiliate of notification that any Multiemployer Plan is in “endangered” or “critical” status within the meaning of Sections 432 of the Code or Section 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the US Borrower or any ERISA Affiliate.

“ESG” has the meaning specified in Section 2.19(a).

“ESG Amendment” has the meaning specified in Section 2.19(a).

“ESG Applicable Rate Adjustments” has the meaning specified in Section 2.19(a).

“ESG Pricing Provisions” has the meaning specified in Section 2.19(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Property” means, with respect to any Loan Party, (x) prior to the satisfaction of the covenant contained in Section 6.16(e)(i) or Section 6.16(e)(ii), as applicable, (a) any owned or leased real property, (b) any personal property located outside of the United States or Canada, (c) any personal property other than Equipment, Inventory, or Accounts and the proceeds and products of the foregoing, (d) the Equity Interests of any Subsidiary owned by any Loan Party, and (e) any property which, subject to the terms of Section 7.03(e), is subject to a Lien of the type described in Section 7.01(j) pursuant to documents that prohibit such Loan Party from granting any other Liens in such property, and (y) from and after the satisfaction of the covenant contained in Section 6.16(e)(i) or Section 6.16(e)(ii), as applicable, (a) any owned or leased real property, (b) any personal property located outside of the United States or Canada, (c) unless requested by the Administrative Agent or the Required Lenders, any personal property (including motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform

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Commercial Code or the PPSA or (ii) effected by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office or the Canadian Intellectual Property Office, (d) the Equity Interests of any Subsidiary of any Loan Party that (i) is not a Domestic Subsidiary to the extent not required to be pledged to secure the Obligations pursuant to the Collateral Documents or (ii) is a not-for-profit special purpose subsidiary, (e) any property which, subject to the terms of Section 7.03(e), is subject to a Lien of the type described in Section 7.01(j) pursuant to documents that prohibit such Loan Party from granting any other Liens in such property, (f) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction), (g) any asset with respect to which the Administrative Agent and the US Borrower have reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Lenders afforded thereby, which determination is evidenced in writing, (h) any Margin Stock, (i) any Equity Interest in any non-Wholly-Owned Subsidiary which cannot be pledged without the consent of one or more third parties (other than the US Borrower or any of its Subsidiaries) under the Organization Documents or joint venture documents of such Person (i) other than to the extent that (x) any such law, rule, regulation, term, prohibition, restriction or condition would be rendered ineffective pursuant to the UCC (or any successor provision or provisions) of any relevant jurisdiction, the PPSA or any other applicable Law (including any Debtor Relief Law) or principles of equity or (y) such consent has been obtained (it being understood and agreed that no Loan Party or Subsidiary shall be required to seek any such consent) and (ii) only to the extent such inability to pledge such interest (x) existed on the Fourth Amendment Effective Date or (y) existed at the time such non-Wholly Owned Subsidiary became a Subsidiary, so long as (A) the Loan Parties attempted in good faith to prevent the inclusion of such prohibition in the non-Wholly Owned Subsidiary’s Organization Documents if such Organization Documents were adopted or amended (excluding amendments solely to reflect the ownership, name, and capital contribution of the US Borrowers and its Subsidiaries) at the time the non-Wholly Owned Subsidiary became a Subsidiary and (B) the Loan Parties did not otherwise include such prohibition in the Organization Documents for the sole purpose of causing the Equity Interests of the non-Wholly Owned Subsidiary to be excluded as Collateral; provided, that, in any event, the foregoing shall not exclude the Equity Interests of any Subsidiary that are already subject to a Lien in favor of the Administrative Agent, for the benefit of the holders of the Obligations, at the time such Organization Documents or other binding Contractual Obligation, as applicable, are entered into by such US Borrower or such Subsidiary, (j) any asset, the grant of a security interest in which would (i) require any governmental consent, approval, license or authorization that has not been obtained, except to the extent such requirement or prohibition would be rendered ineffective under the UCC (or any successor provision or provisions) of any relevant jurisdiction, the PPSA or any other applicable Law (including any Debtor Relief Law) or principles of equity notwithstanding such requirement or prohibition; or (ii) result in material adverse tax consequences to the US Borrower or any of its direct or indirect subsidiaries as reasonably determined by the US Borrower in consultation with (but without the consent of) the Administrative Agent and (k) those assets with respect to which the granting of security interests in such assets would be prohibited by (or trigger termination of pursuant to any “change of control” or similar provision) any contract permitted under the terms of this Agreement and binding on such assets on the Fourth Amendment Effective Date or the date of acquisition thereof (not entered into in contemplation thereof and with respect to assets that are subject to such contract), applicable Law or regulation (other than to the extent that any such Law, rule, regulation, term, prohibition or condition would be rendered ineffective pursuant to the applicable anti-assignment provisions of the UCC (or any successor provision or provisions) of any relevant jurisdiction, the PPSA or any other applicable Law (including any Debtor Relief Law) or principles of equity, and other than receivables and proceeds of any of the foregoing the assignment of which is expressly deemed effective under the UCC, the PPSA or other applicable Law notwithstanding such Law, rule, regulation, term, prohibition or condition), or would require governmental or third party (other than any Loan Party) consent, approval, license or authorization or create a right of termination in favor of any Person (other than any Loan Party) party to any such contract (after giving effect to the applicable anti-assignment provisions of the UCC, the PPSA or other applicable Law other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC, the PPSA or other applicable Law notwithstanding such prohibition); provided, that, immediately upon the ineffectiveness, lapse or termination of any such Law, rule, regulation, term, prohibition, condition or provision the Collateral shall include, and such Person shall be deemed to have granted a security interest in, all such rights and interests as if such Law, rule, regulation, term, prohibition, condition or provision had never been in effect; provided, that, the exclusions referred to in this clause (k) shall not include any proceeds of any such assets except to the extent such proceeds constitute Excluded Property.

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“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Loan Party or a grant by such Loan Party of a Lien becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guarantee or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to any Recipient, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which a Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the US Borrower under Section 10.13), any U.S. federal withholding Tax that is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the a Borrower with respect to such withholding Tax pursuant to Section 3.01(a)(ii) or (iii), (d) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (e) any withholding Taxes imposed pursuant to FATCA.

“Existing Bank of America L/C Issuer” has the meaning specified in the recitals hereto.

“Existing Canadian Lender” has the meaning specified in the recitals hereto.

“Existing Credit Agreement” has the meaning specified in the recitals hereto.

“Existing L/C Issuers” has the meaning specified in the recitals hereto.

“Existing Letters of Credit” means those certain letters of credit set forth on Schedule 1.01.

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“Existing Swing Line Lender” has the meaning specified in the recitals hereto.

“Existing US Lenders” has the meaning specified in the recitals hereto.

“Existing Wells Fargo L/C Issuer” has the meaning specified in the recitals hereto.

“Facility Office” means the office designated by the applicable Lender through which such Lender will perform its obligations under this Agreement.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Third Amendment Effective Date(or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means each of (a) the letter agreement, dated July 2, 2022, among the US Borrower and BofA Securities, Inc. and (b) the letter agreement, dated May 31, 2024, among the US Borrower and BofA Securities, Inc.

“Foreign Lender” means any Lender that is not a US Person.

“Fourth Amendment” means the Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of the Fourth Amendment Effective Date, by and among the US Borrower, the Canadian Borrowers, the Guarantors party thereto, the Lenders party thereto, the Canadian Lender and the Administrative Agent.

“Fourth Amendment Effective Date” means June 17, 2024.

“Fourth Amendment Period” means the period commencing with the fiscal quarter ending May 31, 2024 through and including the fiscal quarter ending February 28, 2025.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other US A-1 Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other US A-1 Lenders or Cash Collateralized in accordance with the terms hereof.

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“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, and subject to Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the US Guarantors and the Canadian Guarantors.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated due to their dangerous or deleterious properties or characteristics pursuant to any Environmental Law.

“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, (a) at the time it enters into a Swap Contract not prohibited under Article VII with a Borrower, is a Lender or an Affiliate of a Lender or (b) in the case of any Swap Contract not prohibited under Article VII in effect on or prior to the Third Amendment Effective Date, is, as of the Third Amendment Effective Date, a Lender or an Affiliate of a Lender and a party to a Swap Contract not prohibited under Article VII with a Borrower; provided, that, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement; provided, further, that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

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“Honor Date” has the meaning set forth in Section 2.04(c).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

(c)          net obligations of such Person under any Swap Contract;

(d)          all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business that are not past due for more than 60 days after the date on which such trade account payable was created);

(e)          indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)           capital leases and Synthetic Lease Obligations;

(g)          all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)          all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Person is liable therefor, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

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“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Intellectual Property” has the meaning set forth in the Security Agreement or the Canadian Security Agreement, as applicable.

“Interest Charges” means, for any period, for any Person, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of such Person in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP (other than capitalized interest), and (b) the portion of rent expense of such Person with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, Alternative Currency Daily Rate Loan or a Canadian Prime Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan or Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (including a Swing Line Loan) and any Canadian Prime Rate Loan, the first Business Day after the end of each March, June, September and December and the Maturity Date and (c) as to any Alternative Currency Daily Rate Loan, the first Business Day of each month and the Maturity Date.

“Interest Period” means (a) as to each Term SOFR Loan and each Alternative Currency Term Rate Loan, the period commencing on the date such Term SOFR Loan and Alternative Currency Term Rate Loan is disbursed or converted to or continued as a Term SOFR Loan or Alternative Currency Term Rate Loan and ending on the date one, three or six months (or, in the case of Alternative Currency Term Rate Loans denominated in Canadian Dollars, one or three months) thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the US Borrower in its Committed Loan Notice and (b) as to each Term CORRA Rate Loan, the period commencing on the date such Term CORRA Rate Loan is disbursed or converted to or continued as a Term CORRA Rate Loan and ending on the date one or three months thereafter, as selected by the US Borrower in its Canadian Loan Notice; provided that:

(i)       any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)       any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)       no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, net of returns of capital, but without adjustment for subsequent increases or decreases in the value of such Investment.

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“IP Rights” has the meaning specified in Section 5.19.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the US Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit N executed and delivered in accordance with the provisions of Section 6.12 or any other documents as the Administrative Agent shall deem appropriate for such purpose.

“Joint Venture” means any Person in which the US Borrower owns an Equity Interest, directly, or indirectly through one or more intermediaries, or both, which is accounted for by the US Borrower using the equity method of accounting.

“Judgment Currency” has the meaning specified in Section 10.22.

“KPIs” has the meaning specified in Section 2.19(a).

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each US A-1 Lender, such US A-1 Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing A-1. All L/C Borrowings shall be denominated in Dollars.

“L/C Commitment” means, as to each L/C Issuer, such L/C Issuer’s obligation to issue Letters of Credit pursuant to Section 2.04 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite its name on Schedule 2.01A, as such amount may be adjusted from time to time in accordance with this Agreement.

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“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuers” means, collectively, Bank of America, through itself or through one of its designated Affiliates or branch offices, in its capacity as an issuer of Letters of Credit pursuant to Section 2.04, and each other US A-1 Lender which, with the written consent of the US Borrower and written notice to the Administrative Agent, is the issuer of one or more Letters of Credit, and any successor issuers of Letters of Credit permitted hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender Party” means each of each US Lender, the Canadian Lender, each L/C Issuer and the Swing Line Lender.

“Lenders” means, collectively, (a) each US Lender, and (b) the Canadian Lender.

“Lending Office” means, as to the Administrative Agent, any L/C Issuer, or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the US Borrower and the Administrative Agent, which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means any letter of credit issued by an L/C Issuer pursuant to Section 2.04 and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency. No Canadian Letter of Credit shall be or become a Letter of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.04(h).

“Letter of Credit Report” means a certificate substantially in the form of Exhibit P or any other form approved by the Administrative Agent.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Commitments A-1. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments A-1.

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“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit (a) by a US Lender to the US Borrower under Article II in the form of a Committed Loan or a Swing Line Loan and (b) by the Canadian Lender to a Canadian Borrower under Article II in the form of a Canadian Loan.

“Loan Documents” means this Agreement, the Collateral Documents, each Canadian Borrower Request and Assumption Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 of this Agreement, each Fee Letter, each ESG Amendment, the US Guaranty (and each supplement thereto), the Canadian Guaranties, the Loss Sharing Agreement (and each joinder thereto), the Contribution Agreement (and each supplement thereto) and each Autoborrow Agreement (but specifically excluding any Secured Hedge Agreement and any Secured Cash Management Agreement).

“Loan Parties” means, collectively, each US Loan Party and each Canadian Loan Party.

“Loss Sharing Agreement” means the Amended and Restated Loss Sharing Agreement, dated as of the Third Restatement Date, among the US Lenders from time to time party thereto, the Canadian Lender, the L/C Issuers from time to time party thereto, the Swing Line Lender and the Administrative Agent, substantially in the form of Exhibit M.

“Mandatory Cost” means any amount incurred periodically by any Lender hereunder which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in which such Lender is domiciled, subject to regulation or has its Facility Office, by any Governmental Authority.

“Margin Stock” means “margin stock” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System as amended, or any successor regulation.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (whether an actual liability or a contingent liability that could reasonably be expected to become an actual liability) or condition (whether financial or otherwise) of the US Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Borrower or any other Loan Party that is a Material Subsidiary to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower or any other Loan Party that is a Material Subsidiary of any Loan Document to which it is a party.

“Material Intellectual Property” means any IP Right that is material to the operation of the business of the US Borrower and its Material Subsidiaries, taken as a whole.

“Material Subsidiary” means, as of any date of determination, any Subsidiary (a) whose Total Revenue is equal to 5% or more of the Total Revenue of the US Borrower and its Subsidiaries on a consolidated basis for the period of four fiscal quarters most recently ended on or prior to such date of determination for which the Loan Parties were required to deliver financial statements pursuant to Section 6.01(a) or (b) and/or (b) whose Total Assets are equal to 5% or more of the Total Assets of the US Borrower and its Subsidiaries on a consolidated basis as of such date of determination.

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“Maturity Date” means August 22, 2027; provided, that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.17(a)(i), Section 2.17(a)(ii), or Section 2.17(a)(iii) (as to Section 8.02(a)(iii)), an amount equal to 102% of the Outstanding Amount of all L/C Obligations, (c) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.17(a)(iii) (as to Section 2.06), an amount equal to 100% of the Outstanding Amount of all L/C Obligations, (d) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.17(a)(x), Section 2.17(a)(y) or Section 2.17(a)(z), an amount equal to 100% of the Outstanding Amount of all Canadian L/C Obligations and (e) otherwise, an amount determined by the Administrative Agent and each L/C Issuer in their sole discretion.

“Multiemployer Plan” means any plan of the type described in Section 4001(a)(3) of ERISA, to which the US Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Pension Plan which has two or more contributing sponsors (including the US Borrower or any ERISA Affiliate), at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Income” means, for any period, for any Person, the net income of such Person (excluding both extraordinary gains and extraordinary losses) for that period.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-Extension Notice Date” has the meaning specified in Section 2.04(b)(iii).

“Non-Party Domestic Subsidiary” has the meaning specified in Section 6.12(a).

“Non-Party Material Subsidiary” has the meaning specified in Section 6.12(a).

“Non-SOFR Successor Rate” has the meaning specified in Section 3.07(b).

“Note” means (a) a promissory note made by the US Borrower in favor of a US Lender evidencing the Loans made by such US Lender, substantially in the form of Exhibit D and (b) a promissory note made by a Canadian Borrower in favor of the Canadian Lender evidencing the Loans made by the Canadian Lender, substantially in the form of Exhibit E.

“Notice of Additional L/C Issuer” means a certificate substantially in the form of Exhibit Q or any other form approved by the Administrative Agent.

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“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit O or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the US Borrower.

“Obligations” means, collectively, the US Obligations and the Canadian Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (a) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (b) with respect to Canadian Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Canadian Loans occurring on such date; (c) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; (d) with respect to any L/C Obligations on any date, the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the US Borrower of Unreimbursed Amounts; and (e) with respect to any Canadian L/C Obligations on any date, the aggregate outstanding amount of such Canadian L/C Obligations on such date after giving effect to the issuance of any Canadian Letter of Credit or the increase of the amount thereof occurring on such date and any other changes in the aggregate amount of the Canadian L/C Obligations as of such date, including as a result of any reimbursements by a Canadian Borrower of payments made by the Canadian Lender under Canadian Letters of Credit.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.

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“Participant” has the meaning specified in Section 10.06(e).

“Participant Register” has the meaning specified in Section 10.06(e).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any Plan (including a Multiple Employer Plan) that is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any non-hostile acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or 50% or more of the voting capital stock of, or a business line or a division of, any Person; provided that:

(a)          all Persons, assets, business lines or divisions acquired shall be in one or more lines of business not prohibited by Section 7.07 or such other lines of business as may be consented to by Required Lenders;

(b)          no Default or Event of Default shall then exist or would exist after giving effect to such acquisition;

(c)          as of the closing of any acquisition, such acquisition shall have been approved by the board of directors or equivalent governing body of the Person to be acquired or from which such assets, business line or division is to be acquired;

(d)          after giving pro forma effect to such acquisition, the US Borrower shall be in pro forma compliance with all of the terms and provisions of the financial covenants set forth in Section 7.11 (and, for any acquisition for cash consideration (including assumed liabilities, earnout payments and any other deferred payment) in excess of $100,000,000, the US Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the US Borrower demonstrating such pro forma compliance);

(e)          not less than 10 Business Days prior to the consummation of any acquisition for cash consideration (including assumed liabilities, earnout payments and any other deferred payment) in excess of $100,000,000, the US Borrower shall have delivered to the Administrative Agent a written description of the Person, assets, business line or division to be acquired and its operations;

(f)           if such acquisition is structured as a merger, and (A) (1) such merger is with the US Borrower, the US Borrower shall be the surviving Person after giving effect to such merger, and (2) such merger is with a Canadian Borrower, such Canadian Borrower shall be the surviving Person after giving effect to such merger or (B) such merger is with a Subsidiary, then such Subsidiary shall be the surviving Person after giving effect to such merger, unless such Subsidiary was created for the sole purpose of the acquisition and as part of the acquisition is merged into the Person acquired, in which case such Person may be the surviving Person if it is a wholly-owned Subsidiary; and

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(g)          the target of such acquisition will become a Loan Party and/or the assets acquired shall be subject to Liens in favor of the Administrative Agent, in each case in accordance with, and to the extent required by this Agreement and the other Loan Documents.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (but excluding a Multiemployer Plan) maintained for employees of the US Borrower or any ERISA Affiliate or to which the US Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledged Equity” has the meaning set forth in the Security Agreement or the Canadian Security Agreement, as applicable.

“Portland Harbor Superfund Site” means the site located on the lower Willamette River between downtown Portland, Oregon and the mouth of the Columbia Slough which was added to the United States Environmental Protection Agency’s (“EPA”) National Priorities List in December 2000, and is subject to the record of decision issued by the EPA in January 2017.

“PPSA” means the Personal Property Security Act of British Columbia; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the PPSA as in effect in a Canadian jurisdiction other than the Province of British Columbia, or the Civil Code of Quebec, “PPSA” means the Personal Property Security Act as in effect from time to time in such other jurisdiction or the Civil Code of Quebec, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Pro Forma Basis” means, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the Consolidated Asset Coverage Ratio, the Consolidated Interest Coverage Ratio, the Consolidated Funded Debt to EBITDA Ratio or the Consolidated Net Funded Debt to EBITDA Ratio for any period, if the US Borrower or any Subsidiary sells or otherwise transfers any business entity, business line or division to a Person not an Affiliate of the US Borrower or such Subsidiary (each, a “Disposed Business”), or consummates a Permitted Acquisition, in each case during such period, then the Consolidated Fixed Charge Coverage Ratio, the Consolidated Asset Coverage Ratio, the Consolidated Interest Coverage Ratio, the Consolidated Funded Debt to EBITDA Ratio or the Consolidated Net Funded Debt to EBITDA Ratio, as the case may be, shall be calculated to give pro forma effect to such sale or other transfer of a Disposed Business or to such Permitted Acquisition as if such event occurred on the first day of the four consecutive fiscal quarter period last ended on or before the occurrence of such event (the “Reference Period”) as follows: (a) Consolidated EBITDA for the Reference Period shall exclude (to the extent included) the EBITDA of each such Disposed Business and shall include the EBITDA associated with assets or Person acquired in each such Permitted Acquisition; (b) Consolidated Interest Charges and Consolidated Principal Payments shall be calculated on the basis that (x) Consolidated Funded Indebtedness incurred or permanently repaid during the Reference Period was incurred or repaid at the beginning of such period, and (y) Consolidated Interest Charges attributable to floating rate interest on any Consolidated Funded Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such period (taking into account the effect on such interest rates of any Swap Contract applicable to such Consolidated Funded Indebtedness); and (c) the provision for Federal, state, local and foreign income taxes payable by the US Borrower and its Subsidiaries shall be adjusted on a pro forma basis to give effect to the sale or other transfer of any such Disposed Business or any such Permitted Acquisition, in each case as if such sale or transfer or acquisition, as the case may be, had occurred on the first day of the period.

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Pro forma calculations made for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the Consolidated Asset Coverage Ratio, the Consolidated Interest Coverage Ratio, the Consolidated Funded Debt to EBITDA Ratio and the Consolidated Net Funded Debt to EBITDA Ratio shall be determined in good faith by a Responsible Officer of the US Borrower and, for any fiscal period ending on or prior to the first anniversary of a Permitted Acquisition or sale or other transfer of a Disposed Business, may include adjustments to reflect operating expense reductions reasonably expected to result from such Permitted Acquisition or sale or other transfer of a Disposed Business, less the amount of costs reasonably expected to be incurred by the US Borrower and the Subsidiaries to achieve such cost savings, to the extent that the US Borrower delivers to the Administrative Agent (i) a certificate of a Responsible Officer of the US Borrower setting forth such operating expense reductions and the costs to achieve such reductions and certifying that such adjustments are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, and (ii) financial statements, calculations and other information in form and detail reasonably satisfactory to the Administrative Agent supporting such estimated operating expense reductions and the costs to achieve such reductions.

“Productivity Improvement Expenses” means expenses incurred in connection with the implementation of business realignment, cost containment and productivity improvement programs.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 10.24.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided, that to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

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“Relevant Rate”: with respect to any credit extension denominated in (a) Dollars, Term SOFR, (b) Sterling, SONIA, (c) Euros, EURIBOR, (d) Canadian Dollars, the Term CORRA Rate and (e) Yen, TIBOR.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA with respect to a Pension Plan, other than events for which the 30-day notice period has been waived pursuant to DOL Reg. Section 4043 as in effect on the date hereof (no matter how such requirement may be changed in the future).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Borrowing, conversion or continuation of Canadian Loans, a Canadian Loan Notice, (c) with respect to the issuance, amendment or extension of a Canadian Letter of Credit, a Canadian L/C Application, (d) with respect to an L/C Credit Extension, a Letter of Credit Application, and (e) with respect to a Swing Line Loan, at any time an Autoborrow Agreement is not in effect, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Combined Commitments or, if the Commitments of the Lenders have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Combined Outstandings (with the aggregate amount of each US A-1 Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such US A-1 Lender for purposes of this definition); provided that the Commitment of, and the portion of the Combined Outstandings held or deemed held by, any Defaulting Lender shall be excluded from the numerator and the denominator for purposes of making a determination of Required Lenders; provided further that the Commitment of, and the portion of the Combined Outstandings held by the Canadian Lender in excess of the Dollar Equivalent of C$15,000,000 shall be excluded from the numerator and the denominator for purposes of making a determination of Required Lenders. For purposes of this definition, the amount of the Canadian Commitment and the amount of the Canadian Total Outstandings at any time shall be deemed to be the Dollar Equivalent of the Canadian Commitment or Canadian Total Outstandings, as applicable, at such time.

“Required US A-1 Lenders” means, as of any date of determination, US A-1 Lenders having more than 50% of the Aggregate Commitments A-1 or, if the commitment of each US A-1 Lender to make Committed Loans A-1 and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, US A-1 Lenders holding in the aggregate more than 50% of the US A-1 Total Outstandings (with the aggregate amount of each US A-1 Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such US A-1 Lender for purposes of this definition); provided that the US A-1 Commitment of, and the portion of the US A-1 Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded from the numerator and the denominator for purposes of making a determination of Required US A-1 Lenders.

“Required US A-2 Lenders” means, as of any date of determination, US A-2 Lenders having more than 50% of the Aggregate Commitments A-2 or, if the commitment of each US A-2 Lender to make Committed Loans A-2 have been terminated pursuant to Section 8.02, US A-2 Lenders holding in the aggregate more than 50% of the US A-2 Total Outstandings; provided that the US A-2 Commitment of, and the portion of the US A-2 Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded from the numerator and the denominator for purposes of making a determination of Required US A-2 Lenders.

“Required US Lenders” means, as of any date of determination, US Lenders having more than 50% of the Aggregate Commitments A-1 and Aggregate Commitments A-2 or, if the commitment of each US Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, US Lenders holding in the aggregate more than 50% of the US A-1 Total Outstandings (with the aggregate amount of each US A-1 Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such US A-1 Lender for purposes of this definition) and US A-2 Total Outstandings; provided that the US A-1 Commitment and US A-2 Commitment of, and the portion of the US A-1 Total Outstandings and US A-2 Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded from the numerator and the denominator for purposes of making a determination of Required US Lenders.

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“Rescindable Amount” has the meaning specified in Section 2.13(c)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, senior vice president, chief financial officer, treasurer, assistant treasurer, executive vice president or controller of a Loan Party (or a Responsible Officer of the manager or member of such Loan Party), and, solely for purposes of the delivery of secretary, incumbency or similar certificates, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and appropriate authorization documentation, in form and substance reasonably satisfactory to the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the US Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the US Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Term Rate Loan, (ii) with respect to an Alternative Currency Daily Rate Loan, each Interest Payment Date, (iii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.02, and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (iii) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars or Canadian Dollars, immediately available funds and (b) with respect to disbursements and payments in an Alternative Currency (other than Canadian Dollars), same day or other funds as may be determined by the Administrative Agent or applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

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“Sanction(s)” means any sanction or trade embargo imposed, administered or enforced from time to time by the United States Government (including, without limitation, OFAC), the Canadian Government, the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.07(b).

“Schnitzer Canada” means Schnitzer Steel Canadian Holdings, Inc., a corporation organized under the laws of Canada.

“Schnitzer Steel Canada” has the meaning specified in the introductory paragraph hereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement between any Borrower and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract permitted under Article VII between any Borrower and any Hedge Bank.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit R.

“Security Agreement” means (a) at all times prior to the satisfaction of the covenant contained in Section 6.16(e)(i), the security agreement, dated as of the Third Restatement Date, executed by the US Loan Parties in favor of the Administrative Agent for the benefit of the holders of the Obligations and (b) at all times from and after the satisfaction of the covenant contained in Section 6.16(e)(i), the Amended and Restated Security and Pledge Agreement, dated as of a date that is no later than fifteen (15) Business Days after the Fourth Amendment Effective Date, executed by the US Loan Parties in favor of the Administrative Agent for the benefit of the holders of the Obligations.

“Shareholders’ Equity” means, as of any date of determination, consolidated total equity of the US Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” with respect to Daily Simple SOFR means 0.15% (15 basis points); and with respect to Term SOFR means 0.10% (10 basis points) for an Interest Period of one-month’s duration, 0.15% (15 basis points) for an Interest Period of three-month’s duration and 0.25% (25 basis points) for an Interest Period of six-months’ duration.

“Solvent” means, as to any Person at a particular time, if, at such time (a) the then fair saleable value of the property of such Person on a going concern basis is (i) greater than the total amount of liabilities (including contingent liabilities) of such Person as they mature in the ordinary course and (ii) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due. For purposes of this definition, the debts and liabilities of a Person, contingent or otherwise, shall include the amount of all debts and liabilities that are relevant under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), and the assets of a Person shall give effect to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Person pursuant to applicable Law or pursuant to the terms of any agreement (including the Contribution Agreement).

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“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth (5th) Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, however, that, if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.0326% (3.26 basis points) per annum.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of capital stock or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the US Borrower.

“Successor Rate” has the meaning specified in Section 3.07(b).

“Supported QFC” has the meaning specified in Section 10.24.

“Sustainability Coordinators” means one or more sustainability coordinators to be determined (it being understood and agreed that each such sustainability coordinator shall be a Lender (or an affiliate of a Lender) and shall be reasonably satisfactory to the Administrative Agent), in each case in their respective capacity as a sustainability coordinator.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

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“Swap Obligations” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.05.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.05(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which shall be substantially in the form of Exhibit C or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the US Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Commitments A-1. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments A-1.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Term CORRA Adjustment” means (a) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration and (b) 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.

“Term CORRA Rate Loan” means a Canadian Loan that bears interest based on the Canadian Lender Term CORRA Rate.

“Term SOFR” means:

(a)                for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first (1st) U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b)          for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first (1st) U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;

provided, that, if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Replacement Date” has the meaning set forth in Section 3.07(a).

“Term SOFR Scheduled Unavailability Date” has the meaning set forth in Section 3.07(a).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Term SOFR Successor Rate” has the meaning set forth in Section 3.07(a).

“Third Amendment” means that certain Third Amendment to Third Amended and Restated Credit Agreement, Joinder Agreement and Supplement to US Guaranty, dated as of the Third Amendment Effective Date, by and among the Borrowers party thereto, the Guarantors party thereto, the new Loan Parties party thereto, the US Lenders party thereto, the Canadian Lender, the Administrative Agent, the Swing Line Lender and the L/C Issuer party thereto.

“Third Amendment Effective Date” means August 22, 2022.

“Third Restatement Date” means April 6, 2016.

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“Threshold Amount” means $25,000,000.

“Total Assets” means, as of any date of determination, for any Person, the total assets of such Person and its Subsidiaries on a consolidated basis on that date, as determined in accordance with GAAP. For purposes of this Agreement, when calculating the Total Assets of any Person as of any date of determination, in all cases the Total Assets of a Person shall be the actual amount thereof as reflected in the most recent financial statements furnished pursuant to Section 6.01(a) or 6.01(b).

“Total Revenue” means, for any period, for any Person, the total revenue of such Person and its Subsidiaries on a consolidated basis for that period, as determined in accordance with GAAP. For purposes of this Agreement, when calculating the Total Revenues of any Person as of any date of determination or for any period ending on any date of determination, the following provisions apply both in respect of such Person and its Subsidiaries on a consolidated basis and the US Borrower and its Subsidiaries on a consolidated basis: (a) if the relevant date of determination occurs within the 12 month period immediately succeeding the date that a Person became a Subsidiary, then the Total Revenues of such Person for the period of the four prior fiscal quarters ending on such date of determination shall, for purposes of this Agreement, be deemed to be an amount equal to the projected total revenue of such Person (based on the US Borrower’s management’s good faith estimate of the projected financial performance of such Person) for the period of 12 consecutive months commencing on the first day of the month next following the date that such Person became a Subsidiary; (b) if the relevant date of determination occurs within the 12 month period immediately succeeding the date that the US Borrower or a Subsidiary acquired all or substantially all of the assets of, or a business line or a division of, any Person, then the Total Revenues of the US Borrower or such Subsidiary for the period of the four prior fiscal quarters ending on such date of determination shall, for purposes of this Agreement, be deemed to exclude the actual amount of revenue derived from the assets, business line or division acquired and include an amount equal to the revenue projected to be derived from the assets, business line or division acquired (based on the US Borrower’s management’s good faith estimate of the projected financial performance of such assets, business line or division) for the period of 12 consecutive months commencing on the first day of the month next following the date that the US Borrower or such Subsidiary acquired such assets, business line or division; and (c) in all other cases, the Total Revenues of a Person shall be the actual amount thereof as reflected in the most recent financial statements furnished pursuant to Section 6.01(a) or 6.01(b).

“Type” means (a) with respect to a Committed Loan, its character as a Base Rate Loan, a Term SOFR Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan and (b) with respect to a Canadian Loan, its character as a Canadian Prime Rate Loan or a Term CORRA Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

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“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).

“Unrestricted Domestic Cash” means, as of any date of determination, the aggregate amount of cash and cash equivalents of the Loan Parties as of such date, not to exceed fifty percent (50%) of Consolidated EBITDA for the period of the four prior fiscal quarters most recently ended on or prior to such date of determination, that (a) does not appear (or would be not be required to appear) as “restricted” on a consolidated balance sheet of the US Borrower and its Subsidiaries (unless such restriction is related to the Loan Documents or Liens created thereunder) as determined in accordance with GAAP, (b) is not subject to any Lien in favor of any Person other than the Administrative Agent for the benefit of the holders of the Obligations (but excluding amounts serving as cash collateral for Letters of Credit or Canadian Letters of Credit), (c) in the case of cash and cash equivalents of the US Loan Parties, are held in bank accounts or securities accounts located in the United States and (d) in the case of cash and cash equivalents of the Canadian Loan Parties, (i) are denominated in Dollars or Canadian Dollars and (ii) can be repatriated, without adverse tax consequences, to the United States.

“US A-1 Commitment” means, as to each US A-1 Lender, its obligation to (a) make Committed Loans A-1 to the US Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such US A-1 Lender’s name on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such US A-1 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“US A-1 Lender” means each of the Persons identified as a “US A-1 Lender” on the signature pages to the Third Amendment, each other Person that becomes a “US A-1 Lender” in accordance with this Agreement and their successors and assigns and, unless the context requires otherwise, includes the Swing Line Lender.

“US A-2 Commitment” means, as to each US A-2 Lender, its obligation to make Committed Loans A-2 to the US Borrower pursuant to Section 2.01, in the Dollar Equivalent of an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such US A-2 Lender’s name on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such US A-2 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“US A-2 Lender” means each of the Persons identified as a “US A-2 Lender” on the signature pages to the Third Amendment, each other Person that becomes a “US A-2 Lender” in accordance with this Agreement and their successors and assigns.

“US Borrower” has the meaning specified in the introductory paragraph hereto.

“US Commitment” means the US A-1 Commitment and/or the US A-2 Commitment, as applicable.

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“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Guarantors” means, collectively, (a) the US Borrower and each Domestic Subsidiary party to the US Guaranty, and (b) any other Domestic Subsidiary which from time to time becomes a Guarantor pursuant to Section 6.12.

“US Guaranty” means the Third Amended and Restated Continuing Guaranty made by the US Guarantors from time to time a party thereto in favor of the Administrative Agent, substantially in the form of Exhibit H.

“US Lender” means a US A-1 Lender and/or a US A-2 Lender, as applicable.

“US Loan Parties” means, collectively, the US Borrower and each US Guarantor.

“US Obligations” means, with respect to each US Loan Party, (a) all advances to, and all debts, liabilities, obligations, covenants and duties of, such US Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, (b) all obligations of such US Loan Party arising under Secured Cash Management Agreements and Secured Hedge Agreements and (c) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any US Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that US Obligations of a US Loan Party shall exclude any Excluded Swap Obligations with respect to such US Loan Party.

“US Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.24.

“US A-1 Total Outstandings” means the aggregate Outstanding Amount of (a) all extensions of credit by a US A-1 Lender to the US Borrower under Article II in the form of a Committed Loan A-1 or a Swing Line Loan and (b) all L/C Obligations.

“US A-2 Total Outstandings” means the aggregate Outstanding Amount of all extensions of credit by a US A-2 Lender to the US Borrower under Article II in the form of a Committed Loan A-2.

“Voting Trust Agreement” means that certain Schnitzer Steel Industries, Inc. 2001 Restated Voting Trust and Buy-Sell Agreement dated as of March 26, 2001, as in effect on the Third Restatement Date.

“Willamette River Remediation Obligations” means expenses or charges recorded in a period for any liability, contingent or otherwise (including any liability for natural resources or other damages, costs of environmental remediation, fines, penalties or indemnities) and any costs or expenses related thereto (including costs and expenses of investigation), of the US Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly related to the Portland Harbor Superfund Site.

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“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” and “¥” mean the lawful currency of Japan.

1.02     Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Loan Document or Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all assets and properties, tangible and intangible, real and personal, including cash, securities, accounts and contract rights. Any and all references to “Borrower” regardless of whether preceded by the term a, any, each of, all, and/or, or any other similar term shall be deemed to refer, as the context requires, to each and every (and/or any one or all) parties constituting a Borrower, individually and/or in the aggregate.

(b)                                  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

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(d)                                  Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03     Accounting Terms.

(a)          Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the US Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)          Changes in GAAP. If at any time the effectiveness of any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the US Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the US Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the US Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015.

(c)          Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the US Borrower and its Subsidiaries or to the determination of any amount for the US Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the US Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04     Exchange Rates; Currency Equivalents.

(a)          The Administrative Agent or an L/C Issuer, as applicable, shall determine the Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.

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(b)          Wherever in this Agreement in connection with a Committed Borrowing A-2, conversion, continuation or prepayment of an Alternative Currency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing A-2, Alternative Currency Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

(c)       The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein, the selection of rates, any related spread or adjustment or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the US Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the US Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

(d)       By agreeing to make Loans under this Agreement, each Lender is confirming it has all licenses, permits and approvals necessary for use of the reference rates referred to herein and it will do all things necessary to comply, preserve, renew and keep in full force and effect such licenses, permits and approvals.

1.05     Additional Alternative Currencies.

(a)          The US Borrower may from time to time request that Alternative Currency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Alternative Currency Loans, such request shall be subject to the approval of the Administrative Agent and the US A-2 Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer.

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(b)          Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Alternative Currency Loans, the Administrative Agent shall promptly notify each US A-2 Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuer thereof. Each US A-2 Lender (in the case of any such request pertaining to Alternative Currency Loans) or each L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)          Any failure by a US A-2 Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such US A-2 Lender or L/C Issuer, as the case may be, to permit Alternative Currency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the US A-2 Lenders consent to making Alternative Currency Loans in such requested currency and the Administrative Agent and the US A-2 Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the US Borrower and (i) the Administrative Agent and the US A-2 Lenders may amend (notwithstanding anything set forth in Section 10.01 to the contrary) the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent necessary to add the applicable rate for such currency and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Alternative Currency Loans; and if the Administrative Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the US Borrower and (A) the Administrative Agent and the applicable L/C Issuer may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, to the extent necessary to add the applicable rate for such currency and (B) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the US Borrower. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

1.06     Change of Currency.

(a)          Each obligation of the US Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Third Amendment Effective Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing A-2 in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing A-2, at the end of the then current Interest Period.

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(b)          Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)          Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.07     Rounding. Any financial ratios required to be maintained by the US Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.08     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.09     Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.10     UCC Terms. Terms defined in the UCC in effect on the Third Restatement Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

Article II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01     Committed Loans.

(a)                Subject to the terms and conditions set forth herein, each US A-1 Lender severally agrees to make loans (each such loan, a “Committed Loan A-1”) to the US Borrower in Dollars from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such US A-1 Lender’s US A-1 Commitment; provided, however, that after giving effect to any Committed Borrowing A-1, (i) the US A-1 Total Outstandings shall not exceed the Aggregate Commitments A-1 and (ii) the aggregate Outstanding Amount of the Committed Loans A-1 of any US A-1 Lender, plus such US A-1 Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such US A-1 Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such US A-1 Lender’s US A-1 Commitment. Within the limits of each US A-1 Lender’s US A-1 Commitment, and subject to the other terms and conditions hereof, the US Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Committed Loans A-1 may be Base Rate Loans or Term SOFR Loans, as further provided herein; provided, however, that any Committed Borrowing A-1 made on the Third Amendment Effective Date shall be made as Base Rate Loans unless the US Borrower delivers a funding indemnity letter not less than two Business Days prior to the Third Amendment Effective Date.

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(b)                Subject to the terms and conditions set forth herein, each US A-2 Lender severally agrees to make loans (each such loan, a “Committed Loan A-2”) to the US Borrower in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such US A-2 Lender’s US A-2 Commitment; provided, however, that after giving effect to any Committed Borrowing A-2, (i) the US A-2 Total Outstandings shall not exceed the Aggregate Commitments A-2 and (ii) the aggregate Outstanding Amount of the Committed Loans A-2 of any US A-2 Lender shall not exceed such US A-2 Lender’s US A-2 Commitment. Within the limits of each US A-2 Lender’s US A-2 Commitment, and subject to the other terms and conditions hereof, the US Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Committed Loans A-2 may be Base Rate Loans or Term SOFR Loans, as further provided herein; provided, that Alternative Currency Loans will be Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans; provided, however, that any Committed Borrowing A-2 made on the Third Amendment Effective Date shall be made as Base Rate Loans unless the US Borrower delivers a funding indemnity letter not less than two Business Days prior to the Third Amendment Effective Date.

2.02     Borrowings, Conversions and Continuations of Committed Loans.

(a)          Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Term SOFR Loans and Alternative Currency Term Rate Loans shall be made upon the US Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Committed Loans, (ii) six Business Days (or seven Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Alternative Currency Loans, and (iii) on the requested date of any Borrowing of Base Rate Committed Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans and Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof. Except as provided in Sections 2.04(c) and 2.05(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the US Borrower is requesting a Committed Borrowing A-1 or Committed Borrowing A-2, a conversion of Committed Loans A-1 or Committed Loans A-2 from one Type to the other, or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the Committed Loans to be borrowed. If the US Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the US Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the US Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans A-2 denominated in an Alternative Currency and bearing interest at an Alternative Currency Term Rate, such Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the US Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans or Alternative Currency Term Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

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(b)          Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each US A-1 Lender or US A-2 Lender, as applicable, of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans A-1 or Committed Loans A-2, as applicable, and if no timely notice of a conversion or continuation is provided by the US Borrower, the Administrative Agent shall notify each US A-1 Lender or US A-2 Lender, as applicable, of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans A-2 denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Committed Borrowing A-1 or Committed Borrowing A-2, as applicable, each US A-1 Lender or US A-2 Lender, as applicable, shall make the amount of its Committed Loan A-1 or Committed Loan A-2, as applicable, available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Committed Loan A-1 or Committed Loan A-2 denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan A-2 in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the US Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the US Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the US Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by the US Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the US Borrower as provided above.

(c)          Except as otherwise provided herein, a Term SOFR Loan or an Alternative Currency Term Rate Loan may be continued or converted only on the last day of the Interest Period for such Loan. During the existence of a Default, if so requested by the Required US Lenders, no Loans may be requested as, converted to or continued as Term SOFR Loans or Alternative Currency Term Rate Loans, and the Required US A-2 Lenders may demand that any or all of the then outstanding Alternative Currency Term Rate Loans be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d)          Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the US Borrower and the US Lenders in the absence of manifest error.

(e)          After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

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(f)           Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the US Borrower, the Administrative Agent and such Lender.

(g)          This Section 2.02 shall not apply to Swing Line Loans.

2.03     Canadian Loans and Letters of Credit.

(a)          Loan Commitment. Subject to the terms and conditions set forth herein, the Canadian Lender agrees to make loans (each such loan, a “Canadian Loan”) to any Canadian Borrower in Canadian Dollars from time to time, on any Business Day during the Availability Period; provided that after giving effect to any Canadian Borrowing, the Canadian Total Outstandings shall not exceed the amount of the Canadian Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, each Canadian Borrower may borrow under this Section 2.03, prepay under Section 2.06, and reborrow under this Section 2.03. Canadian Loans may be Canadian Prime Rate Loans or Term CORRA Rate Loans, as further provided herein.

(b)          Borrowings, Conversions and Continuations of Canadian Loans.

(i)                                   Each Canadian Borrowing, each conversion of Canadian Loans from one Type to the other, and each continuation of Term CORRA Rate Loans shall be made upon the US Borrower’s irrevocable notice to the Canadian Lender, which may be given by telephone. Each such notice must be received by the Canadian Lender not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term CORRA Rate Loans or of any conversion of Term CORRA Rate Loans to Canadian Prime Rate Loans, and (ii) on the requested date of any Borrowing of Canadian Prime Rate Loans. Each telephonic notice by the US Borrower pursuant to this Section 2.03(b) must be confirmed promptly by delivery to the Canadian Lender of a written Canadian Loan Notice, appropriately completed and signed by a Responsible Officer of the US Borrower. Each Borrowing of, conversion to or continuation of Canadian Loans shall be in a principal amount of C$100,000 or a whole multiple of C$100,000 in excess thereof. Each Canadian Loan Notice (whether telephonic or written) shall specify (i) whether the US Borrower is requesting a Canadian Borrowing, a conversion of Canadian Loans from one Type to the other, or a continuation of Term CORRA Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Canadian Loans to be borrowed, converted or continued, (iv) the Type of Canadian Loans to be borrowed or to which existing Canadian Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the applicable Canadian Borrower. If the US Borrower fails to specify a Type of Canadian Loan in a Canadian Loan Notice or if the US Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Canadian Loans shall be made as, or converted to, Canadian Prime Rate Loans. Any automatic conversion to Canadian Prime Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term CORRA Rate Loans. If the US Borrower requests a Borrowing of, conversion to, or continuation of Term CORRA Rate Loans in any such Canadian Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(ii)                                 Following receipt of a Canadian Loan Notice, and upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Canadian Lender shall make the amount of its Canadian Loan available to the applicable Canadian Borrower in Same Day Funds either by (A) crediting the account of such Canadian Borrower on the books of the Canadian Lender with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Canadian Lender by the US Borrower.

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(iii)                               Except as otherwise provided herein, a Term CORRA Rate Loan may be continued or converted only on the last day of an Interest Period for such Term CORRA Rate Loan. During the existence of a Default, on notice from the Canadian Lender to the US Borrower, no Canadian Loans may be requested as, converted to or continued as Term CORRA Rate Loans.

(iv)                                The Canadian Lender shall promptly notify the US Borrower of the interest rate applicable to any Interest Period for Term CORRA Rate Loans upon determination of such interest rate. At any time that Canadian Prime Rate Loans are outstanding, the Canadian Lender shall notify the US Borrower of any change in the Canadian Lender’s prime rate used in determining the Canadian Prime Rate promptly following the public announcement of such change.

(v)                                  After giving effect to all Canadian Borrowings, all conversions of Canadian Loans from one Type to the other, and all continuations of Canadian Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to Canadian Loans.

(c)          Canadian Letter of Credit Commitment. Subject to the terms and conditions set forth herein, the Canadian Lender agrees (i) to issue letters of credit denominated in Canadian Dollars (each such letter of credit, a “Canadian Letter of Credit”) for the account of any Canadian Borrower, and to amend or extend Canadian Letters of Credit previously issued by it and (ii) to honor drawings under the Canadian Letters of Credit; provided that after giving effect to the issuance of such Canadian Letter of Credit or the increase of the amount thereof, (A) the Canadian Total Outstandings shall not exceed the amount of the Canadian Commitment and (B) the Outstanding Amount of the Canadian L/C Obligations shall not exceed the Canadian L/C Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, each Canadian Borrower’s ability to obtain Canadian Letters of Credit shall be fully revolving, and accordingly each Canadian Borrower may, during the foregoing period, obtain Canadian Letters of Credit to replace Canadian Letters of Credit that have expired or that have been drawn upon and reimbursed.

(i)                                   The Canadian Lender shall be under no obligation to issue, amend or extend any Canadian Letters of Credit, if:

(A)                                      the expiry date of such requested Canadian Letter of Credit would occur (x) more than twelve months after the date of issuance or last extension or (y) after the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

(B)                                      any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Canadian Lender from issuing such Canadian Letter of Credit, or any Law applicable to the Canadian Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Canadian Lender shall prohibit, or request that the Canadian Lender refrain from, the issuance of letters of credit generally or such Canadian Letter of Credit in particular or shall impose upon the Canadian Lender with respect to such Canadian Letter of Credit any restriction, reserve or capital requirement (for which the Canadian Lender is not otherwise compensated hereunder) not in effect on the Third Restatement Date, or shall impose upon the Canadian Lender any unreimbursed loss, cost or expense which was not applicable on the Third Restatement Date and which the Canadian Lender in good faith deems material to it;

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(C)                                      the issuance of such Canadian Letter of Credit would violate one or more policies of the Canadian Lender applicable to letters of credit generally; or

(D)                                      such Letter of Credit is to be denominated in a currency other than Canadian Dollars.

(ii)                                 The Canadian Lender shall be under no obligation to amend any Canadian Letter of Credit if (A) the Canadian Lender would have no obligation at such time to issue such Canadian Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Canadian Letter of Credit does not accept the proposed amendment to such Canadian Letter of Credit.

(d)          Procedures for Issuance and Amendment of Canadian Letters of Credit.

(i)                                   Each Canadian Letter of Credit shall be issued or amended, as the case may be, upon the request of the US Borrower delivered to the Canadian Lender in the form of an application and agreement for the issuance or amendment of a Canadian Letter of Credit in the form from time to time in use by the Canadian Lender (a “Canadian L/C Application”), appropriately completed and signed by a Responsible Officer of the applicant Canadian Borrower. Such Canadian L/C Application must be received by the Canadian Lender not later than 11:00 a.m. at least three Business Days (or such later date and time as the Canadian Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. Such Canadian L/C Application shall specify in form and detail reasonably satisfactory to the Canadian Lender such matters as the Canadian Lender may require. Additionally, the applicable Canadian Borrower shall furnish to the Canadian Lender such other documents and information pertaining to such requested Canadian Letter of Credit issuance or amendment as the Canadian Lender may reasonably require.

(ii)                                 Promptly after its delivery of any Canadian Letter of Credit or any amendment to a Canadian Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Canadian Lender will also deliver to the US Borrower a true and complete copy of such Canadian Letter of Credit or amendment.

(e)          Reimbursements; Obligations Absolute. Not later than 11:00 a.m. on the date of any payment by the Canadian Lender under a Canadian Letter of Credit, the applicable Canadian Borrower shall reimburse the Canadian Lender in an amount equal to the amount of such drawing. The obligation of each Canadian Borrower to reimburse the Canadian Lender for each drawing under each Canadian Letter of Credit and to repay each Canadian L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of the Canadian L/C Application completed by the applicable Canadian Borrower in respect of such Canadian Letter of Credit.

(f)           Existing Canadian Letters of Credit. The following letters of credit shall be deemed to be Canadian Letters of Credit issued pursuant to this Section 2.03, and from and after the Third Restatement Date shall be subject to and governed by the terms and conditions hereof: (i) Irrevocable Standby Letter of Credit No. BMTO432235OS in the initial stated amount of C$23,280.00; (ii) Irrevocable Standby Letter of Credit No. BMTO389025OS in the initial stated amount of C$20,000.00; (iii) Irrevocable Standby Letter of Credit No. BMTO359792OS in the initial stated amount of C$15,452.78; (iv) Irrevocable Standby Letter of Credit No. BMTO424009OS in the initial stated amount of C$5,000.00; (v) Irrevocable Standby Letter of Credit No. BMTO316901OS in the initial stated amount of C$23,379.00; (vi) Irrevocable Standby Letter of Credit No. BMTO316900OS in the initial stated amount of C$12,000.00; (vii) Irrevocable Standby Letter of Credit No. BMTO316899OS in the initial stated amount of C$50,000.00; (viii) Irrevocable Standby Letter of Credit No. BMTO316898OS in the initial stated amount of C$79,897.50; (ix) Irrevocable Standby Letter of Credit No. BMTO459115OS in the initial stated amount of C$62,940.15; (x) Irrevocable Standby Letter of Credit No. BMTO466172OS in the initial stated amount of C$24,000.00; and (xi) Irrevocable Standby Letter of Credit No. BMTO466807OS in the initial stated amount of C$97,020.00.

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(g)          Applicability of ISP and UCP. Unless otherwise expressly agreed by the Canadian Lender and the applicable Canadian Borrower when a Canadian Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Canadian Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Canadian Letter of Credit.

(h)          Canadian Letter of Credit Fees. The applicable Canadian Borrower shall pay to the Canadian Lender a Canadian Letter of Credit fee (the “Canadian L/C Fee”) (i) for each commercial Canadian Letter of Credit equal to 1% per annum times the daily amount available to be drawn under such Canadian Letter of Credit, and (ii) for each standby Canadian Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Canadian Letter of Credit. Canadian L/C Fees shall be (x) computed on a quarterly basis in arrears and (y) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Canadian Letter of Credit, on the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day) and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Canadian Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Canadian Lender, while any Event of Default exists, all Canadian L/C Fees shall accrue at the Default Rate.

(i)           Documentary and Processing Charges. The Canadian Borrowers shall pay to the Canadian Lender the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Canadian Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)           Conflict with Canadian L/C Application. In the event of any conflict between the terms hereof and the terms of any Canadian L/C Application, the terms hereof shall control.

(k)          Interest and Fees for Account of Canadian Lender. The Canadian Lender shall be responsible for invoicing the US Borrower for interest and fees on or with respect to the Canadian Commitment, the Canadian Loans and the Canadian Letters of Credit. Interest and fees on or with respect to the Canadian Commitment, the Canadian Loans and the Canadian Letters of Credit shall be solely for the account of the Canadian Lender.

(l)           Payments Directly to Canadian Lender. The Canadian Borrowers shall make all payments of principal, interest and fees on or with respect to the Canadian Commitment, the Canadian Loans and the Canadian Letters of Credit directly to the Canadian Lender.

(m)        Canadian Lender Reports. Upon the request of the Administrative Agent, the Canadian Lender shall provide the Administrative Agent a report setting forth the Outstanding Amount of all Canadian Loans and Canadian Letters of Credit and such other information as the Administrative Agent shall reasonably request as to the Canadian Loans and Canadian Letters of Credit extended by the Canadian Lender.

2.04     Letters of Credit.

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(a)          The Letter of Credit Commitment.

(i)                                   Subject to the terms and conditions set forth herein, (A) each L/C Issuer severally agrees, in reliance upon the agreements of the US A-1 Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Third Restatement Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the US Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the US A-1 Lenders severally agree to participate in Letters of Credit issued for the account of the US Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the US A-1 Total Outstandings shall not exceed the Aggregate Commitments A-1, (y) the aggregate Outstanding Amount of the Committed Loans A-1 of any US A-1 Lender, plus such US A-1 Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such US A-1 Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such US A-1 Lender’s US A-1 Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit; provided, further, that, after giving effect to all L/C Credit Extensions, the aggregate Outstanding Amount of all L/C Obligations of any L/C Issuer shall not exceed such L/C Issuer’s L/C Commitment. Each request by the US Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the US Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the US Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the US Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and deemed L/C Obligations, and from and after the Third Restatement Date shall be subject to and governed by the terms and conditions hereof.

(ii)                                 Such L/C Issuer shall not issue any Letter of Credit, if:

(A)                                      subject to Section 2.04(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required US A-1 Lenders have approved such expiry date; or

(B)                                      the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the US A-1 Lenders have approved such expiry date.

(iii)                               Such L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)                                      any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Third Restatement Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Third Restatement Date and which such L/C Issuer in good faith deems material to it;

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(B)                                      the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)                                      except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(D)                                      such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E)                                       such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

(F)                                       any US A-1 Lender is at that time a Defaulting Lender, unless the obligations of such Defaulting Lender have been fully re-allocated to the non-Defaulting Lenders pursuant to Section 2.18(b) or such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the US Borrower or such US A-1 Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(b)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(G)                                      such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)                                Such L/C Issuer shall not amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)                                  Such L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)                                Such L/C Issuer shall act on behalf of the US A-1 Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b)          Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)                                   Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the US Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the US Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to the applicable L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof (and, in the absence of specification of a currency, shall be deemed a request for a Letter of Credit denominated in Dollars); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may reasonably require. Additionally, the US Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may reasonably require.

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(ii)                                 Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the US Borrower and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any US A-1 Lender, the Administrative Agent or any US Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the US Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each US A-1 Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such US A-1 Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)                               If the US Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the US Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the US A-1 Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required US A-1 Lenders have elected not to permit such extension or (2) from the Administrative Agent, any US A-1 Lender or the US Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

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(iv)                                Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the US Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)          Drawings and Reimbursements; Funding of Participations.

(i)                                   Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the US Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the US Borrower shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) the applicable L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the US Borrower shall have notified the applicable L/C Issuer promptly following receipt of the notice of drawing that the US Borrower will reimburse the applicable L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the US Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the US Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.04(c)(i) and (B) the Dollar amount paid by the US Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the US Borrower agrees, as a separate and independent obligation, to indemnify the applicable L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the US Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each US A-1 Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such US A-1 Lender’s A-1 Applicable Percentage thereof. In such event, the US Borrower shall be deemed to have requested a Committed Borrowing A-1 of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments A-1 and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                 Each US A-1 Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 12:00 noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each US A-1 Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan A-1 to the US Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

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(iii)                               With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing A-1 of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the US Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each US A-1 Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such US A-1 Lender in satisfaction of its participation obligation under this Section 2.04.

(iv)                                Until each US A-1 Lender funds its Committed Loan A-1 or L/C Advance pursuant to this Section 2.04(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such US A-1 Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

(v)                                  Each US A-1 Lender’s obligation to make Committed Loans A-1 or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such US A-1 Lender may have against such L/C Issuer, the US Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each US A-1 Lender’s obligation to make Committed Loans A-1 pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the US Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the US Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)                                If any US A-1 Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such US A-1 Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such US A-1 Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the applicable L/C Issuer in connection with the foregoing. If such US A-1 Lender pays such amount (with interest and fees as aforesaid), the portion of amount so paid equal to the Applicable Percentage of the Unreimbursed Amount originally payable under Section 2.04(c)(ii) shall constitute such US A-1 Lender’s Committed Loan A-1 included in the relevant Committed Borrowing A-1 or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any US A-1 Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

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(d)          Repayment of Participations.

(i)                                   At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any US A-1 Lender such US A-1 Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the US Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such US A-1 Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such US A-1 Lender’s L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.

(ii)                                 If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each US A-1 Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such US A-1 Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the US A-1 Lenders under this clause shall survive the termination of the Aggregate Commitments A-1, the termination of the Aggregate Commitments A-2, the termination of the Canadian Commitment, the repayment of all other Obligations hereunder and the termination of this Agreement.

(e)          Obligations Absolute. The obligation of the US Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit issued by such L/C Issuer and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                   any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)                                 the existence of any claim, counterclaim, setoff, defense or other right that the US Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, endorsement, certificate or other document presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                                waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the US Borrower or any waiver by the applicable L/C Issuer which does not in fact materially prejudice the US Borrower;

(v)                                  honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

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(vi)                                any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)                              any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)                            any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the US Borrower or any Subsidiary or in the relevant currency markets generally; or

(ix)                                any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the US Borrower or any Subsidiary.

The US Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the US Borrower’s instructions or other irregularity, the US Borrower will immediately notify the applicable L/C Issuer. The US Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)           Role of L/C Issuers. Each US A-1 Lender and the US Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight or time draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the applicable L/C Issuer shall be liable to any US A-1 Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the US A-1 Lenders or the Required US A-1 Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The US Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the US Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the applicable L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the US Borrower may have a claim against the applicable L/C Issuer, and such L/C Issuer may be liable to the US Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the US Borrower which the US Borrower proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The applicable L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

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(g)          Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the US Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the applicable L/C Issuer shall not be responsible to the US Borrower for, and the applicable L/C Issuer’s rights and remedies against the US Borrower shall not be impaired by, any action or inaction of the applicable L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the applicable L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Law or practice.

(h)          Letter of Credit Fees. The US Borrower shall pay to the Administrative Agent for the account of each US A-1 Lender in accordance, subject to Section 2.18, with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to 1% per annum times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required US A-1 Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)           Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The US Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the applicable Fee Letter (or, with respect to any L/C Issuer other than Bank of America, the rates separately agreed to by such L/C Issuer and the US Borrower), computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the US Borrower and the applicable L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the applicable Fee Letter (or, with respect to any L/C Issuer other than Bank of America, the rates separately agreed to by such L/C Issuer and the US Borrower), computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the US Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

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(j)           Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)          Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the US Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The US Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the US Borrower, and that the US Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(l)           L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, provide the Administrative Agent a Letter of Credit Report, as follows: (i) reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed); (ii) on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment; (iii) on any Business Day on which the US Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment; (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and (v) for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

(m)        Additional L/C Issuers. Any US A-1 Lender hereunder may become an L/C Issuer upon receipt by the Administrative Agent of a fully executed Notice of Additional L/C Issuer (which Notice of Additional L/C Issuer shall specify the L/C Commitment of such new L/C Issuer) which shall be signed by the US Borrower, the Administrative Agent and each L/C Issuer. In connection with the delivery of the Notice of Additional L/C Issuer, such US A-1 Lender shall also execute and deliver to the Administrative Agent a joinder, in form and substance satisfactory to the Administrative Agent, to the Loss Sharing Agreement in its capacity as an L/C Issuer.

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2.05     Swing Line Loans.

(a)          The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other US A-1 Lenders set forth in this Section 2.05, shall, subject to the terms of any Autoborrow Agreement, make loans in Dollars (each such loan, a “Swing Line Loan”) to the US Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans A-1 and L/C Obligations of the US A-1 Lender acting as Swing Line Lender, may exceed the amount of such US A-1 Lender’s US A-1 Commitment; provided, however, that (i) after giving effect to any Swing Line Loan, (A) the US A-1 Total Outstandings shall not exceed the Aggregate Commitments A-1, and (B) the aggregate Outstanding Amount of the Committed Loans A-1 of any US A-1 Lender, plus such US A-1 Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such US A-1 Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such US A-1 Lender’s US A-1 Commitment, (ii) the US Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (iii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the US Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05. Each Swing Line Loan shall be a Base Rate Loan; provided, that, if an Autoborrow Agreement is in effect, the Swing Line Lender may, at its discretion, provide for an alternate rate of interest on Swing Line Loans under such Autoborrow Agreement with respect to any Swing Line Loans for which the Swing Line Lender has not requested that the US A-1 Lenders fund Base Rate Committed Loans A-1 to refinance, or to purchase and fund risk participations in, such Swing Line Loans pursuant to Section 2.05(c). Immediately upon the making of a Swing Line Loan, each US A-1 Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such US A-1 Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)          Borrowing Procedures.

(i)                                   At any time an Autoborrow Agreement is not in effect, each Swing Line Borrowing shall be made upon the US Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any US A-1 Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender shall, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the US Borrower at its office by crediting the account of the US Borrower on the books of the Swing Line Lender in Same Day Funds.

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(ii)                                 In order to facilitate the borrowing of Swing Line Loans, the US Borrower and the Swing Line Lender may mutually agree to, and are hereby authorized to, enter into an agreement in form and substance satisfactory to the Administrative Agent and the Swing Line Lender (each, an “Autoborrow Agreement”) providing for the automatic advance by the Swing Line Lender of Swing Line Loans under the conditions set forth in such Autoborrow Agreement, which shall be in addition to the conditions set forth herein. At any time an Autoborrow Agreement is in effect, the requirements for Swing Line Borrowings set forth in the immediately preceding paragraph shall not apply, and all Swing Line Borrowings shall be made in accordance with such Autoborrow Agreement; provided, that, any automatic advance made by Bank of America in reliance of an Autoborrow Agreement shall be deemed a Swing Line Loan as of the time such automatic advance is made notwithstanding any provision in such Autoborrow Agreement to the contrary. For purposes of determining the US A-1 Total Outstandings at any time during which an Autoborrow Agreement is in effect, the Outstanding Amount of all Swing Line Loans shall be deemed to be the amount of the Swing Line Sublimit. For purposes of any Swing Line Borrowing pursuant to an Autoborrow Agreement, all references to Bank of America in such Autoborrow Agreement shall be deemed to be a reference to Bank of America, in its capacity as Swing Line Lender hereunder.

(c)          Refinancing of Swing Line Loans.

(i)                                   The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the US Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each US A-1 Lender make a Base Rate Committed Loan A-1 in an amount equal to such US A-1 Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments A-1 and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the US Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each US A-1 Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 12:00 noon on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.05(c)(ii), each US A-1 Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan A-1 to the US Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)                                       If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing A-1 in accordance with Section 2.05(c)(i), the request for Base Rate Committed Loans A-1 submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the US A-1 Lenders fund its risk participation in the relevant Swing Line Loan and each US A-1 Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.

(iii)                                     If any US A-1 Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such US A-1 Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such US A-1 Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such US A-1 Lender pays such amount (with interest and fees as aforesaid), the portion of amount so paid equal to Applicable Percentage of the amount of the Swing Line Loan to be refinanced shall constitute such Lender’s Committed Loan A-1 included in the relevant Committed Borrowing A-1 or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any US A-1 Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

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(iv)                                      Each US A-1 Lender’s obligation to make Committed Loans A-1 or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such US A-1 Lender may have against the Swing Line Lender, the US Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each US A-1 Lender’s obligation to make Committed Loans A-1 pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the US Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)                Repayment of Participations.

(i)                                         At any time after any US A-1 Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such US A-1 Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such US A-1 Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)                                       If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each US A-1 Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the US A-1 Lenders under this clause shall survive the termination of the Aggregate Commitments A-1, the termination of the Aggregate Commitments A-2, the termination of the Canadian Commitment, the repayment of all other Obligations hereunder and the termination of this Agreement.

(e)                Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the US Borrower for interest on the Swing Line Loans. Until each US A-1 Lender funds its Base Rate Committed Loan A-1 or risk participation pursuant to this Section 2.05 to refinance such US A-1 Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)                 Payments Directly to Swing Line Lender. The US Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

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2.06           Prepayments.

(a)                The US Borrower may, upon delivery of a Notice of Loan Prepayment from the US Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty subject to Section 3.05; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two (2) Business Days prior to any date of prepayment of Term SOFR Loans, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Alternative Currency Loans, and (C) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Alternative Currency Loans shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iv) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each Notice of Loan Prepayment shall specify the date, currency and amount of such prepayment, if such Loan is Committed Loan A-1 or Committed Loan A-2 and the Type(s) of Committed Loans to be prepaid and, if Term SOFR Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each US A-1 Lender or US A-2 Lender, as applicable, of its receipt of each such notice, and of the amount of such US Lender’s Applicable Percentage of such prepayment. If such notice is given by the US Borrower, the US Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan or an Alternative Currency Term Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.18, each such prepayment shall be applied to the Committed Loans of the US Lenders in accordance with their respective Applicable Percentages.

(b)                The US Borrower may, upon notice from the US Borrower to the Canadian Lender, at any time or from time to time voluntarily prepay Canadian Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Canadian Lender not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Term CORRA Rate Loans, and (B) on the date of prepayment of Canadian Prime Rate Loans; and (ii) any prepayment of Canadian Loans shall be in a principal amount of C$100,000 or a whole multiple of C$100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Canadian Loans to be prepaid and, if Term CORRA Rate Loans are to be prepaid, the Interest Period(s) of such Loans. If such notice is given by the US Borrower, the applicable Canadian Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term CORRA Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(c)                At any time an Autoborrow Agreement is not in effect, the US Borrower may, upon delivery of a Notice of Loan Prepayment to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the US Borrower, the US Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

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(d)                If the Administrative Agent notifies the US Borrower at any time that the US A-1 Total Outstandings at such time exceed an amount equal to 105% of the Aggregate Commitments A-1 then in effect, then, within two Business Days after receipt of such notice, the US Borrower shall prepay Committed Loans A-1 and/or the US Borrower shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments A-1 then in effect; provided, however, that the US Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(d) unless after the prepayment in full of the Committed Loans A-1 and Swing Line Loans the US A-1 Total Outstandings exceed the Aggregate Commitments A-1 then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

(e)                If the Administrative Agent notifies the US Borrower at any time that the US A-2 Total Outstandings at such time exceed an amount equal to 105% of the Aggregate Commitments A-2 then in effect, then, within two Business Days after receipt of such notice, the US Borrower shall prepay Committed Loans A-2 in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments A-2 then in effect.

(f)                 If the Administrative Agent notifies the US Borrower at any time that the Outstanding Amount of all Committed Loans A-2 denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Aggregate Commitments A-2 then in effect, then, within two Business Days after receipt of such notice, the US Borrower shall prepay Committed Loans A-2 denominated in Alternative Currencies in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments A-2 then in effect.

(g)                If the Administrative Agent notifies the US Borrower at any time that the Outstanding Amount of all L/C Obligations denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the US Borrower shall Cash Collateralize Letters of Credit denominated in Alternative Currencies in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Letter of Credit Sublimit then in effect.

2.07           Termination or Reduction of Commitments.

(a)                Aggregate Commitments. The US Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments A-1 or the Aggregate Commitments A-2, as applicable, or from time to time permanently reduce the Aggregate Commitments A-1 or the Aggregate Commitments A-2, as applicable; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the US Borrower shall not terminate or reduce the Aggregate Commitments A-1 or the Aggregate Commitments A-2, as applicable, if, after giving effect thereto and to any concurrent prepayments hereunder, the US A-1 Total Outstandings or US A-2 Total Outstandings, as applicable, would exceed the Aggregate Commitments A-1 or the Aggregate Commitments A-2, as applicable, and (iv) if, after giving effect to any reduction of the Aggregate Commitments A-1, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments A-1, the Letter of Credit Sublimit or the Swing Line Sublimit, as applicable, shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the US A-1 Lenders or the US A-2 Lenders, as applicable, of any such notice of termination or reduction of the Aggregate Commitments A-1 or the Aggregate Commitments A-2, as applicable. Except as set forth above, the amount of any such Aggregate Commitment A-1 reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the US Borrower. Any reduction of the Aggregate Commitments A-1 or the Aggregate Commitments A-2, as applicable, shall be applied to the US A-1 Commitment or US A-2 Commitment, as applicable, of each US Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments A-1 or the Aggregate Commitments A-2, as applicable, shall be paid on the effective date of such termination.

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(b)                Canadian Commitment. The US Borrower may, upon notice to the Canadian Lender, terminate the Canadian Commitment, or from time to time permanently reduce the Canadian Commitment; provided that (i) any such notice shall be received by the Canadian Lender not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of C$5,000,000 or any whole multiple of C$1,000,000 in excess thereof, (iii) the US Borrower shall not terminate or reduce the Canadian Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Canadian Total Outstandings would exceed the Canadian Commitment and (iv) if, after giving effect to any reduction of the Canadian Commitment, the Canadian L/C Sublimit exceeds the amount of the Canadian Commitment, the Canadian L/C Sublimit shall be automatically reduced by the amount of such excess. All fees accrued until the effective date of any termination of the Canadian Commitment shall be paid on the effective date of such termination. Upon any termination of the Aggregate Commitments A-1 and Aggregate Commitments A-2, the Canadian Commitment shall automatically terminate.

2.08           Repayment of Loans.

(a)                The US Borrower shall repay to the US Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to the US Borrower outstanding on such date.

(b)                Each Canadian Borrower shall repay to the Canadian Lender on the Maturity Date the aggregate principal amount of Canadian Loans made to such Canadian Borrower outstanding on such date.

(c)                At any time an Autoborrow Agreement is in effect, the Swing Line Loans shall be repaid in accordance with the terms of such Autoborrow Agreement. At any time an Autoborrow Agreement is not in effect, the US Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Swing Line Loan is made and (ii) the Maturity Date.

2.09           Interest.

(a)                Subject to the provisions of subsection (c) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate; (iv) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate and (v) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate, or, if an Autoborrow Agreement is in effect, at a rate per annum provided by the Swing Line Lender. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

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(b)                Subject to the provisions of subsection (c) below, (i) each Term CORRA Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Canadian Lender Term CORRA Rate for such Interest Period plus the Applicable Rate; and (ii) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate.

(c)                (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) (A) If any amount (other than principal of any Loan) payable by the US Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required US Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws, and (B) if any amount (other than principal of any Canadian Loan) payable by the Canadian Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Canadian Lender, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)       (A) Upon the request of the Required US Lenders, while any Event of Default exists, the US Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws, and (B) upon the request of the Canadian Lender, while any Event of Default exists, the Canadian Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)       Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d)                Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(e)                For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields. Each Loan Party hereby irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement and the other Loan Documents, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to it, whether pursuant to section 4 of the Interest Act (Canada) or any other applicable law or legal principle.

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2.10           Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03 and subsections (h) and (i) of Section 2.04:

(a)                                        Commitment Fee. The US Borrower shall pay to the Administrative Agent for the account of each US Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments A-1 and Aggregate Commitments A-2 exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.18. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments A-1 for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Third Restatement Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)                                        Canadian Fee. The Canadian Borrowers shall pay to the Canadian Lender a commitment fee in Canadian Dollars equal to the Applicable Rate times the actual daily amount by which the Canadian Commitment exceeds the sum of (i) the Outstanding Amount of Canadian Loans and (ii) the Outstanding Amount of Canadian L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Third Restatement Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(c)                                        Other Fees.

(i)                                               The US Borrower shall pay to Bank of America, as an Arranger, and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in each Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)                                             The US Borrower shall pay to the US Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.11           Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)                Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for Committed Loans A-2 denominated in Alternative Currencies shall be made on the basis of a year as set forth on Schedule 2.11 for such Alternative Currency and actual days elapsed. Except as provided in subsection (b) below with respect to Canadian Loans and the commitment fee in respect of the Canadian Commitment, all other computations of fees and interest, including those with respect to Term SOFR Loans, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Committed Loan and Swing Line Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Except as provided in subsection (b) below with respect to Canadian Loans and the commitment fee in respect of the Canadian Commitment, each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

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(b)                Canadian Interest and Fees. All computations of interest for Canadian Prime Rate Loans and Term CORRA Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of commitment fees in respect of the Canadian Commitment shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Canadian Loan for the day on which the Canadian Loan is made, and shall not accrue on a Canadian Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Canadian Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(b), bear interest for one day. Each determination by the Canadian Lender of an interest rate with respect to Canadian Loans and commitment fees in respect of the Canadian Commitment shall be conclusive and binding for all purposes, absent manifest error.

(c)                Retroactive Adjustments of Applicable Rate. If, as a result of any restatement of or other adjustment to the financial statements of the US Borrower or for any other reason, the US Borrower or the Lenders determine that (i) the Consolidated Net Funded Debt to EBITDA Ratio as calculated by the US Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Net Funded Debt to EBITDA Ratio would have resulted in higher pricing for such period, (A) the US Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable US Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent and (B) each Canadian Borrower shall immediately and retroactively be obligated to pay to the Canadian Lender promptly on demand by the Canadian Lender (or, in each case, after the occurrence of an actual or deemed entry of an order for relief with respect to the US Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, the Canadian Lender, any US Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This subsection shall not limit the rights of the Administrative Agent, the Canadian Lender, any US Lender or any L/C Issuer, as the case may be, under Section 2.04(c)(iii), 2.04(h) or 2.09(c) or under Article VIII. The US Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments A-1, the termination of the Aggregate Commitments A-2, the repayment of all other Obligations hereunder and the termination of this Agreement and each Canadian Borrower’s obligations under this paragraph shall survive the termination of the Canadian Commitment, the repayment of all other Obligations hereunder and the termination of this Agreement.

2.12           Evidence of Debt.

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(a)                The Credit Extensions (other than Canadian Borrowings) made by each US Lender shall be evidenced by one or more accounts or records maintained by such US Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 10.06(c). The accounts or records maintained by each US Lender shall be conclusive absent manifest error of the amount of the Credit Extensions (other than Canadian Borrowings) made by the US Lenders to the US Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the US Borrower hereunder to pay any amount owing with respect to the US Obligations. In the event of any conflict between the accounts and records maintained by any US Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any US Lender to the US Borrower made through the Administrative Agent, the US Borrower shall execute and deliver to such US Lender (through the Administrative Agent) a Note, which shall evidence such US Lender’s Loans to the US Borrower in addition to such accounts or records. Each US Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)                The Canadian Borrowings shall be evidenced by one or more accounts or records maintained by the Canadian Lender in the ordinary course of business. The accounts or records maintained by the Canadian Lender shall be conclusive absent manifest error of the amount of Canadian Borrowings made by the Canadian Lender to a Canadian Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Canadian Borrower hereunder to pay any amount owing with respect to the Canadian Obligations. Upon the request of the Canadian Lender to any Canadian Borrower, such Canadian Borrower shall execute and deliver to the Canadian Lender a Note, which shall evidence the Canadian Lender’s Loans to such Canadian Borrower in addition to such accounts or records. The Canadian Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(c)                In addition to the accounts and records referred to in subsections (a) and (b), each US Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such US Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any US Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.13           Payments Generally; Administrative Agent’s Clawback.

(a)                General. All payments to be made by the US Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the US Borrower hereunder shall be made to the Administrative Agent, for the account of the respective US Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 1:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the US Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective US A-2 Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the US Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the US Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each US Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such US Lender’s Lending Office. All payments received by the Administrative Agent (i) after 1:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the US Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

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(b)                Canadian Borrowings. All payments to be made by a Canadian Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by a Canadian Borrower hereunder shall be made to the Canadian Lender, at the Canadian Lending Office in Canadian Dollars and in Same Day Funds not later than 1:00 p.m. on the date specified herein. Without limiting the generality of the foregoing, the Canadian Lender may require that any payments due under this Agreement with respect to the Canadian Commitment be made in Canada. All payments received by the Canadian Lender after 1:00 p.m., shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Canadian Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)                Funding by Lenders; Presumption by Administrative Agent.

(i)                                         Unless the Administrative Agent shall have received notice from a US Lender prior to the proposed date of any Committed Borrowing of Term SOFR Loans or Alternative Currency Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such US Lender will not make available to the Administrative Agent such US Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such US Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such US Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the US Borrower a corresponding amount. In such event, if a US Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable US Lender and the US Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the US Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such US Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the US Borrower, the interest rate applicable to Base Rate Loans. If the US Borrower and such US Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the US Borrower the amount of such interest paid by the US Borrower for such period. If such US Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such US Lender’s Committed Loan included in such Committed Borrowing. Any payment by the US Borrower shall be without prejudice to any claim the US Borrower may have against a US Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                                       Payments by US Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the US Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the US Lenders or an L/C Issuer hereunder that the US Borrower will not make such payment, the Administrative Agent may assume that the US Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the US Lenders or such L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the applicable Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment, then each of the US Lenders or such L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such US Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

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A notice of the Administrative Agent to any US Lender or the US Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d)                Failure to Satisfy Conditions Precedent. If any US Lender makes available to the Administrative Agent funds for any Loan to be made by such US Lender to the US Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the US Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such US Lender) to such US Lender, without interest.

(e)                Obligations of Lenders Several. The obligations of the US Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any US Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other US Lender of its corresponding obligation to do so on such date, and no US Lender shall be responsible for the failure of any other US Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(f)                 Funding Source. Nothing herein shall be deemed to obligate any US Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any US Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.14           Sharing of Payments by Lenders. If any US Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such US Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the US Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other US Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the US Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

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(a)                                        if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)                                        the provisions of this Section shall not be construed to apply to (x) any payment made by the US Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender that is a US Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a US Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the US Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The US Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Laws, that any US Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the US Borrower rights of setoff and counterclaim with respect to such participation as fully as if such US Lender were a direct creditor of the US Borrower in the amount of such participation.

2.15           Canadian Borrowers.

(a)                The US Borrower may at any time, upon not less than 15 Business Days’ notice from the US Borrower to the Canadian Lender and the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Subsidiary that is organized under the laws of Canada or any political subdivision of Canada (an “Applicant Borrower”) as a Canadian Borrower to receive Canadian Loans hereunder by delivering to the Canadian Lender and the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit K (a “Canadian Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Canadian Lender shall have received such supporting resolutions, incumbency certificates, opinions of counsel, affirmation of guarantees and other documents or information, in form, content and scope reasonably satisfactory to the Canadian Lender and Administrative Agent, as may be required by the Canadian Lender or the Administrative Agent in their reasonable discretion consistent with the documentation delivered by the Canadian Borrowers pursuant to Section 4.01, and Notes signed by such new Canadian Borrower to the extent the Canadian Lender so requires. If the Canadian Lender and Administrative Agent agree that an Applicant Borrower shall be entitled to receive Canadian Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel, affirmation of guarantees and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit L (a “Canadian Borrower Notice”) to the US Borrower and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Canadian Borrower for purposes hereof, whereupon the Canadian Lender agrees to permit such Canadian Borrower to receive Canadian Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Applicant Borrower otherwise shall be a Canadian Borrower for all purposes of this Agreement.

(b)                Each Subsidiary of the US Borrower that is a “Canadian Borrower” or becomes a “Canadian Borrower” pursuant to this Section 2.15 hereby irrevocably appoints the US Borrower as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the US Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to each Canadian Borrower.

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(c)                The US Borrower may from time to time, upon not less than 15 Business Days’ notice from the US Borrower to the Canadian Lender and Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Canadian Borrower’s status as such, provided that there are no outstanding Canadian Loans payable by such Canadian Borrower, or other amounts payable by such Canadian Borrower hereunder or on account of any Canadian Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Canadian Borrower’s status.

2.16           Increase in Commitments.

(a)                Increase in US A-1 Commitments.

(i)                       Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the US A-1 Lenders), the US Borrower may from time to time, request an increase in the Aggregate Commitments A-1 by an amount (for all such requests) not exceeding $300,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $50,000,000, (ii) the US Borrower may make a maximum of two such requests and (iii) no Lender will be required or otherwise obligated to provide any portion of such increase in the Aggregate Commitments A-1. At the time of sending such notice, the US Borrower (in consultation with the Administrative Agent) shall specify the time period within which each US A-1 Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the US Lenders).

(ii)                     Lender Elections to Increase. Each US A-1 Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its US A-1 Commitment (which decision shall be in such Lender’s sole discretion) and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any US A-1 Lender not responding within such time period shall be deemed to have declined to increase its US A-1 Commitment.

(iii)                   Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the US Borrower and each US A-1 Lender of the US A-1 Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuers and the Swing Line Lender (which approvals shall not be unreasonably withheld), the US Borrower may also invite additional Eligible Assignees to become US A-1 Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(iv)                    Effective Date and Allocations. If the Aggregate Commitments A-1 are increased in accordance with this Section, the Administrative Agent and the US Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the US Borrower and the US A-1 Lenders of the final allocation of such increase and the Increase Effective Date.

(v)                      Conditions to Effectiveness of Increase. As a condition precedent to such increase, the US Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each US A-1 Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the US Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case it shall be true and correct in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case it shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The US Borrower shall prepay any Committed Loans A-1 outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans A-1 ratable with any revised Applicable Percentages arising from any nonratable increase in the US A-1 Commitments under this Section.

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(b)       Increase in Canadian Commitment.

(i)                                         Request for Increase. Provided there exists no Default, upon notice to the Canadian Lender, the US Borrower may from time to time, request an increase in the Canadian Commitment; provided that any such request for an increase shall be in a minimum amount of C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof.

(ii)                                       Lender Elections to Increase. The Canadian Lender shall notify the US Borrower within 30 days from the date of delivery of such request whether or not it agrees to increase the Canadian Commitment and, if so, whether by an amount equal to or less than the amount of such requested increase. In the event the Canadian Lender fails to respond within such time period, the Canadian Lender shall be deemed to have declined to increase the Canadian Commitment.

(iii)                                     Effective Date. If the Canadian Commitment is increased in accordance with this subsection, the Canadian Lender shall promptly notify the Administrative Agent and each US Lender of the amount of such increase and the date of its effectiveness.

(c)       Conflicting Provisions. This Section shall supersede any provisions in Sections 2.14 or 10.01 to the contrary.

2.17           Cash Collateral.

(a)                Certain Credit Support Events. If (i) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, or (iii) the US Borrower shall be required to provide Cash Collateral pursuant to Section 2.06 or Section 8.02(a)(iii), the US Borrower shall, in each case, immediately provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount. Upon the request of the Canadian Lender (x) if the Canadian Lender has honored any full or partial drawing request under any Canadian Letter of Credit and such drawing has resulted in a Canadian L/C Borrowing, (y) if, as of the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day), any Letter of Credit for any reason remains outstanding, or (z) the Canadian Borrowers shall be required to provide Cash Collateral pursuant to Section 8.02(a)(iii) or Section 8.02(b)(iii), the Canadian Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all Canadian L/C Obligations. At any time that there shall exist a Defaulting Lender, unless the obligations of such Defaulting Lender have been fully re-allocated to the non-Defaulting Lenders pursuant to Section 2.18(b), immediately upon the request of the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender, the US Borrower shall deliver to the Administrative Agent Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined after giving effect to Section 2.18(b) and any Cash Collateral provided by the Defaulting Lender).

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(b)                Grant of Security Interest. The US Borrower, and to the extent provided by any US A-1 Lender, such US A-1 Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the US A-1 Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the US Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Bank of America. The US Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)                Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.04, 2.05, 2.06, 2.18 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be otherwise provided for herein.

(d)                Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable US A-1 Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the good faith determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.18           Defaulting Lenders.

(a)                Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

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(i)                                         Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

(ii)                                       Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to an L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize an L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17; fourth, as the US Borrower may request (so long as no Default exists), to the funding of any Committed Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the US Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Committed Loans under this Agreement and (y) Cash Collateralize an L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the US Lenders, an L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any US Lender, an L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the US Borrower as a result of any judgment of a court of competent jurisdiction obtained by the US Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Committed Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Committed Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Committed Loans of, and L/C Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Committed Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Committed Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the US Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.18(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each US Lender irrevocably consents hereto.

(iii)                                     Certain Fees.

(A)                                            No Defaulting Lender shall be entitled to receive any fee payable under Section 2.10(a) for any period during which that US Lender is a Defaulting Lender (and the US Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)                                            Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that US A-1 Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.

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(C)                                            With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the US Borrower shall (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such non-Defaulting Lender pursuant to clause (b) below, (y) pay to the applicable L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(D)                                            Notwithstanding anything to the contrary contained in this Agreement, if the Canadian Lender becomes a Defaulting Lender then, until such time as it is no longer a Defaulting Lender, it shall not be entitled to receive any commitment fee pursuant to Section 2.10(b) for any period during which it is a Defaulting Lender (and no Canadian Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). At any time that the Canadian Lender is a Defaulting Lender, the Canadian Lender shall be entitled to receive letter of credit fees for any period during which it is a Defaulting Lender only to the extent allocable to the stated amount of Canadian Letters of Credit for which it has provided Cash Collateral.

(b)                Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s US A-1 Commitment) but only to the extent that such reallocation does not cause the US A-1 Commitment of any non-Defaulting Lender to exceed such non-Defaulting Lender’s US A-1 Commitment. Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that US A-1 Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(c)                Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (b) above cannot, or can only partially, be effected, the US Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the applicable L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.

(d)                Defaulting Lender Cure. If the US Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuers agree in writing that a US Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Committed Loans of the other US Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the US Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(b)), whereupon such US Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the US Borrower while that US Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to US Lender will constitute a waiver or release of any claim of any party hereunder arising from that US Lender’s having been a Defaulting Lender.

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2.19           ESG Amendment.

(a)                After the Third Amendment Effective Date and until the first anniversary of the Fourth Amendment Effective Date, the US Borrower, in consultation with the Sustainability Coordinators, may establish specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance (“ESG”) targets of the US Borrower and its Subsidiaries. The Sustainability Coordinators, the Administrative Agent, the US Borrower and the Required Lenders may amend this Agreement (such amendment, an “ESG Amendment”; it being understood and agreed that (x) prior to the effectiveness of an ESG Amendment, the US Borrower shall have mandated each Sustainability Coordinator to act as a sustainability coordinator in connection with such ESG Amendment and any ESG-related matters in connection therewith (such mandate to be in a writing signed by the US Borrower and the applicable Sustainability Coordinator, or otherwise in form and substance reasonably satisfactory to the applicable Sustainability Coordinator), and (y) in connection with the effectiveness of an ESG Amendment, the US Borrower shall have paid any fees required to be paid to each Sustainability Coordinator in connection with such ESG Amendment) solely for the purpose of incorporating the KPIs and other related provisions (the “ESG Pricing Provisions”) into this Agreement, and any such amendment shall become effective upon receipt of the consent of the Required Lenders. Upon the effectiveness of any such ESG Amendment, based on the Borrower’s performance against the KPIs, certain adjustments (increase, decrease or no adjustment) (such adjustments, the “ESG Applicable Rate Adjustments”) to the otherwise applicable Applicable Rate for Committed Loans, Swing Line Loans, Canadian Loans, standby Letter of Credit Fees pursuant to Section 2.04(h)(ii), standby Canadian Letter of Credit fees pursuant to Section 2.03(h)(ii) and commitment fees pursuant to Section 2.10(a) or Section 2.10(b) will be made; provided, that, the amount of the ESG Applicable Rate Adjustments shall not exceed (i) in the case of the Applicable Rate for the commitment fees pursuant to Section 2.10(a) or Section 2.10(b), an increase and/or decrease of 0.005%, and (ii) in the case of the Applicable Rate for Committed Loans, Swing Line Loans, Canadian Loans, standby Letter of Credit Fees pursuant to Section 2.04(h)(ii) and standby Canadian Letter of Credit fees pursuant to Section 2.03(h)(ii), (A) in the case of any particular KPI, an increase or decrease of 0.025% and (B) in the aggregate for all KPIs, an increase and/or decrease of 0.05%, and, in each of clauses (i) and (ii), such adjustments shall not be cumulative year-over-year; provided, further, that, in no event shall the Applicable Rate for Committed Loans, Swing Line Loans, Canadian Loans, standby Letter of Credit Fees pursuant to Section 2.04(h)(ii), standby Canadian Letter of Credit fees pursuant to Section 2.03(h)(ii) and commitment fees pursuant to Section 2.10(a) or Section 2.10(b) be less than zero. The pricing adjustments pursuant to the KPIs will require, among other things, reporting and validation of the measurement of the KPIs in a manner that is aligned with the sustainability linked loan principles (as published from time to time by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association).

(b)                Following the effectiveness of an ESG Amendment, any modification to the ESG Pricing Provisions shall be subject only to the consent of the Sustainability Coordinators, the Administrative Agent, the US Borrower and the Required Lenders so long as such modification does not have the effect of reducing the Applicable Rate for Committed Loans, Swing Line Loans, Canadian Loans, standby Letter of Credit Fees pursuant to Section 2.04(h)(ii), standby Canadian Letter of Credit fees pursuant to Section 2.03(h)(ii) and commitment fees pursuant to Section 2.10(a) or Section 2.10(b) to a level not otherwise permitted by Section 2.19(a).

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Article III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01           Taxes.

(a)                Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)                                         Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require an applicable withholding payer or withholding agent, as the case may be, to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such withholding payer or withholding agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                                       If the US Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding Taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the US Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)                                     If the US Borrower or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the applicable withholding agent shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such withholding agent shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the US Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iv)                                      If a Canadian Borrower shall be required by any applicable Laws to withhold or deduct any Taxes from any payment, then (A) such Canadian Borrower, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Canadian Borrower, to the extent required by such Laws, shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Canadian Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Canadian Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made.

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(b)                Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)                Tax Indemnifications.

(i)                                         Without limiting the provisions of subsection (a) or (b) above, the US Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The US Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a US Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (iii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the US Borrower by a US Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a US Lender or an L/C Issuer, shall be conclusive absent manifest error.

(ii)                                       Without limiting the provisions of subsection (a) or (b) above, each Canadian Borrower shall, and does hereby, indemnify the Canadian Lender, and shall make payment in respect thereof within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by such Canadian Borrower or the Canadian Lender or paid by the Canadian Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the US Borrower by the Canadian Lender shall be conclusive absent manifest error.

(iii)                                     Without limiting the provisions of subsection (a) or (b) above, each US Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such US Lender or such L/C Issuer (but only to the extent that the US Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the US Borrower to do so), (y) the Administrative Agent and the US Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(e) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the US Borrower, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuers, in each case, that are payable or paid by the Administrative Agent or the US Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any US Lender by the Administrative Agent shall be conclusive absent manifest error. Each US Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such US Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (iii). The agreements in this clause (iii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a US Lender or an L/C Issuer, the termination of the Aggregate Commitments A-1, the termination of the Aggregate Commitments A-2, the termination of the Canadian Commitment, the repayment of all other Obligations hereunder and the termination of this Agreement.

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(d)                Evidence of Payments.

(i)                                         Upon request by the US Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the US Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the US Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the US Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the US Borrower or the Administrative Agent, as the case may be.

(ii)                                       Upon request by a Canadian Borrower through the US Borrower or the Canadian Lender, as the case may be, after any payment of Taxes by a Canadian Borrower or by the Canadian Lender to a Governmental Authority as provided in this Section 3.01, the US Borrower shall deliver to the Canadian Lender or the Canadian Lender shall deliver to the US Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the US Borrower or the Canadian Lender, as the case may be.

(e)                Status of Lenders; Tax Documentation.

(i)                                         Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the US Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the US Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the US Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the US Borrower or the Administrative Agent as will enable the US Borrower or the Administrative Agent to determine (A) whether or not payments made by a Borrower hereunder or under any other Loan Document to such Lender is subject to Taxes, (B) if applicable, the required rate of withholding or deduction, (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the applicable Borrower hereunder or under any other Loan Document to such Lender or otherwise to establish such Lender’s status for withholding Tax purposes in the applicable jurisdictions, or (D) whether or not such Lender is subject to information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                       Without limiting the generality of the foregoing, if the US Borrower is a US Person,

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(A)                                            any US Lender that is a US Person shall deliver to the US Borrower and the Administrative Agent executed copies of IRS Form W-9 to determine whether or not such US Lender is subject to backup withholding or information reporting requirements; and

(B)                                            each Foreign Lender that, with respect to the US Borrower, is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the US Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a US Lender under this Agreement (and from time to time thereafter upon the request of the US Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

1.                                                 executed copies of IRS Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income Tax treaty to which the United States is a party,

2.                                                 executed copies of IRS Form W-8ECI,

3.                                                 executed copies of IRS Form W-8IMY and all required supporting documentation, or

4.                                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the US Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed copies of IRS Form W-8BEN or W-8BEN-E,

(C)                                            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the US Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a US Lender under this Agreement (and from time to time thereafter upon the reasonable request of the US Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding Tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the US Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                                            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the US Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the US Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the US Borrower or the Administrative Agent as may be necessary for the US Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Third Restatement Date.

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(iii)                                     Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the US Borrower and the Administrative Agent in writing of its legal inability to do so.

(iv)                                      The US Borrower shall promptly deliver to the Administrative Agent or any US Lender, as the Administrative Agent or such US Lender shall reasonably request, on or prior to the Third Restatement Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by the US Borrower, as are required to be furnished to such US Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any US Lender of Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

(f)                 Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to a Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.

3.02           Illegality.

(a)                Term SOFR and Alternative Currency Loans. If any US Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any US Lender or its applicable Lending Office to make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon a Relevant Rate, or to determine or charge interest rates based upon a Relevant Rate purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, upon notice thereof by such US Lender to the US Borrower (through the Administrative Agent), (i) any obligation of such US Lender to make or maintain Alternative Currency Loans in the affected currency or currencies or, in the case of Committed Loans denominated in Dollars, any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such US Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such US Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such US Lender notifies the Administrative Agent and the US Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the US Borrower shall, upon demand from such US Lender (with a copy to the Administrative Agent), prepay all Term SOFR Loans or Alternative Currency Loans, as applicable in the affected currency or currencies or, if applicable, convert all Term SOFR Loans of such US Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such US Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), in each case, either on the last day of the Interest Period therefor, if such US Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such US Lender may not lawfully continue to maintain such Term SOFR Loan, or, in the case of Alternative Currency Term Rate Loans, on the last day of the Interest Period therefor, if such US Lender may lawfully continue to maintain such Alternative Currency Term Rate Loans to such day, or immediately, if such US Lender may not lawfully continue to maintain such Alternative Currency Term Rate Loans and (B) if such notice asserts the illegality of such US Lender determining or charging interest rates based upon the SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such US Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such US Lender that it is no longer illegal for such US Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the US Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

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(b)                Term CORRA Rate Loans. If the Canadian Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Canadian Lender or its applicable Lending Office to make, maintain or fund Term CORRA Rate Loans, or to determine or charge interest rates based upon the Canadian Lender Term CORRA Rate, or any Governmental Authority has imposed material restrictions on the authority of the Canadian Lender to purchase or sell, or to take deposits of, Canadian Dollars in the Canadian commercial banking market, then, on notice thereof by the Canadian Lender to the US Borrower, any obligation of the Canadian Lender to make or continue Term CORRA Rate Loans, to convert Canadian Prime Rate Loans to Term CORRA Rate Loans, shall be suspended until the Canadian Lender notifies the US Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, each Canadian Borrower shall, upon demand from the Canadian Lender (with a copy to the US Borrower), prepay or, if applicable, convert all such Term CORRA Rate Loans to Canadian Prime Rate Loans, either on the last day of the Interest Period therefor, if the Canadian Lender may lawfully continue to maintain such Term CORRA Rate Loans to such day, or immediately, if the Canadian Lender may not lawfully continue to maintain such Term CORRA Rate Loans. Upon any such prepayment or conversion, the applicable Canadian Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03           Inability to Determine Rates.

(a)                Term SOFR and Alternative Currency Loans. If in connection with any request for a Term SOFR Loan or an Alternative Currency Loan or a conversion of Base Rate Loans to a Term SOFR Loan or an Alternative Currency Loan or a continuation of any of such Committed Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 3.07(a) or Section 3.07(b) and the circumstances under Section 3.07(a)(i) or Section 3.07(b)(i) or the Scheduled Unavailability Date, or the Term SOFR Scheduled Unavailability Date, has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or an Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required US Lenders determine that for any reason that the Relevant Rate with respect to a proposed Committed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such US Lenders of funding such Committed Loan, the Administrative Agent will promptly so notify the US Borrower and each US Lender.

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Thereafter, (x) the obligation of the US Lenders to make or maintain Term SOFR Loans or Committed Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Term SOFR Loans or Loans in the affected currencies, as applicable, shall be suspended in each case to the extent of the affected Term SOFR Loans, Alternative Currency Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required US Lenders described in Section 3.03(a)(ii), until the Administrative Agent upon instruction of the Required US Lenders) revokes such notice.

Upon receipt of such notice, (i) the US Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans, or Borrowing of, or continuation of Alternative Currency Loans to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans and (ii) (A) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period and (B) any outstanding affected Alternative Currency Loans, at the US Borrower’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided, that, if no election is made by the US Borrower (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three (3) Business Days after receipt by the US Borrower of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the US Borrower shall be deemed to have elected clause (1) above.

(b)                Term CORRA Rate Loans. If the Canadian Lender determines that for any reason in connection with any request for a Term CORRA Rate Loan or a conversion to or continuation thereof that (i) Canadian Dollar deposits are not being offered to banks in the Canadian commercial banking market for the applicable amount and Interest Period of such Term CORRA Rate Loan, (ii) adequate and reasonable means do not exist for determining the Canadian Lender Term CORRA Rate for any requested Interest Period with respect to a proposed Term CORRA Rate Loan, or (iii) the Canadian Lender Term CORRA Rate for any requested Interest Period with respect to a proposed Term CORRA Rate Loan does not adequately and fairly reflect the cost to the Canadian Lender of funding such Term CORRA Rate Loan, the Canadian Lender will promptly so notify the US Borrower. Thereafter, the obligation of the Canadian Lender to make or maintain Term CORRA Rate Loans shall be suspended until the Canadian Lender revokes such notice. Upon receipt of such notice, the US Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term CORRA Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Canadian Prime Rate Loans in the amount specified therein.

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3.04           Increased Costs.

(a)                Increased Costs Generally. If any Change in Law shall:

(i)                                         impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost) or any L/C Issuer;

(ii)                                       subject any Recipient to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Term SOFR Loan, Alternative Currency Loan or Term CORRA Rate Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer);

(iii)                                     result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any US Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Alternative Currency Loans;

(iv)                                      impose on any US Lender or any L/C Issuer or the applicable interbank market any other condition, cost or expense affecting this Agreement or Term SOFR Loans or Alternative Currency Loans made by such Lender or any Letter of Credit or participation therein which such Lender or L/C Issuer in good faith deems material; or

(v)                                        impose on the Canadian Lender or the Canadian commercial banking market any other condition, cost or expense affecting this Agreement, any Term CORRA Rate Loan or any Canadian Letter of Credit which the Canadian Lender in good faith deems material;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to increase the cost to the Canadian Lender of issuing or maintaining any Canadian Letter of Credit (or of maintaining its obligation to issue any Canadian Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the US Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)                Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the US Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

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(c)                Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section, describing the basis therefor and showing the calculation thereof in reasonable detail, and delivered to the US Borrower shall be conclusive absent manifest error. The US Borrower or the applicable Canadian Borrower, as the case may be, shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the US Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                [Reserved].

(f)                 Requirements Specific to a Lender or L/C Issuer. Notwithstanding any provision in subsections (a) and (b) of this Section 3.04 to the contrary, this Section shall not impose any payment obligation upon any Borrower if the increase in the cost to or the reduction in the amount of any sum received or receivable by the Lender or the applicable L/C Issuer making a claim for compensation under subsections (a) and (b) of this Section 3.04 resulted not from the general application of an introduction of or a change in or in the interpretation of a Law, but instead resulted from specific requirements or directives imposed by a Governmental Authority only upon the Lender or the applicable L/C Issuer making a claim for compensation under subsections (a) and (b) of this Section 3.04.

3.05           Compensation for Losses.

(a)                US Lenders. Upon demand of any US Lender (with a copy to the Administrative Agent) from time to time, the US Borrower shall promptly compensate such US Lender for and hold such US Lender harmless from any loss, cost or expense incurred by it as a result of:

(i)                       any continuation, conversion, payment or prepayment of any Committed Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

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(ii)                     any failure by the US Borrower (for a reason other than the failure of such US Lender to make a Loan) to prepay, borrow, continue or convert any Committed Loan other than a Base Rate Loan on the date or in the amount notified by the US Borrower;

(iii)                   any failure by the US Borrower to make payment of any Committed Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(iv)                    any assignment of a Term SOFR Loan or an Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the US Borrower pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The US Borrower shall also pay any customary administrative fees charged by such US Lender in connection with the foregoing.

For purposes of calculating amounts payable by the US Borrower to the US A-2 Lenders under this subsection (a), each US A-2 Lender shall be deemed to have funded each Alternative Currency Term Rate Loan made by it at the Alternative Currency Term Rate for such Committed Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Alternative Currency Term Rate Loan was in fact so funded.

(b)                Canadian Lender. Upon demand of the Canadian Lender from time to time, the Canadian Borrowers shall promptly compensate the Canadian Lender for and hold the Canadian Lender harmless from any loss, cost or expense incurred by it as a result of:

(i)                                         any continuation, conversion, payment or prepayment of any Canadian Loan other than a Canadian Prime Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(ii)                                       any failure by a Canadian Borrower (for a reason other than the failure of the Canadian Lender to make a Loan) to prepay, borrow, continue or convert any Canadian Loan other than a Canadian Prime Rate Loan on the date or in the amount notified by the US Borrower; or

(iii)                                     any assignment of a Term CORRA Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the US Borrower pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained. The Canadian Borrowers shall also pay any customary administrative fees charged by the Canadian Lender in connection with the foregoing.

(c)                Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender, as specified in subsection (a) or (b) of this Section, describing the basis therefor and showing the calculation thereof in reasonable detail, and delivered to the applicable Borrower shall be conclusive absent manifest error.

3.06           Mitigation Obligations; Replacement of Lenders.

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(a)                Designation of a Different Lending Office. Each Lender may make any Credit Extension to the any Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of any Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the applicable Borrower such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or such L/C Issuer, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The US Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b)                Replacement of Lenders. If any Lender requests compensation under Section 3.04, if a Borrower is required to pay any additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is subject to illegality under Section 3.02, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the US Borrower may replace such Lender in accordance with Section 10.13.

3.07           Relevant Rate Replacement.

(a)                Replacement of SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the US Borrower or the Required US Lenders notify the Administrative Agent (with, in the case of the Required US Lenders, a copy to the US Borrowers) that the US Borrower or the Required US Lenders (as applicable) have determined, that:

(i)                       adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)                     the Applicable Authority has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease; provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Term SOFR Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to Section 3.07(a)(ii) above, no later than the Term SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Term SOFR Successor Rate”). If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.

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Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.07(a)(i) or (ii) have occurred with respect to the Term SOFR Successor Rate then in effect, then in each case, the Administrative Agent and the US Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.07(a) at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Term SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all US Lenders and the US Borrower unless, prior to such time, US Lenders comprising the Required US Lenders have delivered to the Administrative Agent written notice that such Required US Lenders object to such amendment.

For purposes of this Section 3.07(a), those US Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Committed Loans in Dollars shall be excluded from any determination of Required US Lenders.

(b)                Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the US Borrower or Required US A-2 Lenders notify the Administrative Agent (with, in the case of the Required US A-2 Lenders, a copy to the US Borrower) that the US Borrower or Required US A-2 Lenders (as applicable) have determined, that:

(i)                       adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) because none of the tenors of such Relevant Rate (other than SOFR) under this Agreement is available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)                     the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency (other than Dollars), or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than Term SOFR) for such Agreed Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (other than Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

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or if the events or circumstances of the type described in Section 3.07(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the US Borrower may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Successor Rate for an Agreed Currency in accordance with this Section 3.07(b) with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Agreed Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the Term SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all US A-2 Lenders and the US Borrower unless, prior to such time, Lenders comprising the Required US A-2 Lenders have delivered to the Administrative Agent written notice that such Required US A-2 Lenders object to such amendment.

For the purposes of this Section 3.07(b), those US A-2 Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Committed Loans A-2 in the relevant Alternative Currency shall be excluded from any determination of Required US A-2 Lenders.

(c)                Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the US Borrower and each US Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the US Borrower and the US Lenders reasonably promptly after such amendment becomes effective.

(d)                      Replacement of Canadian Lender Term CORRA Rate or Canadian Lender Term CORRA Rate Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent or the Canadian Lender determines (which determination shall be conclusive absent manifest error), or the US Borrower notifies the Administrative Agent or the Canadian Lender that the US Borrower has determined that:

(a)                      adequate and reasonable means do not exist for ascertaining the Canadian Lender Term CORRA Rate because none of the tenors of the Canadian Lender Term CORRA Rate under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or

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(b)                      the Applicable Authority or a Governmental Authority having jurisdiction over the Administrative Agent and the Canadian Lender or the Applicable Authority has made a public statement identifying a specific date after which Term CORRA shall no longer be made available, or used for determining the interest rate of loans denominated in Canadian Dollars; provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Canadian Lender that will continue to provide Term CORRA after such specific date (such specific date, the “Canadian Lender Term CORRA Rate Scheduled Unavailability Date”);

(c)                      the Applicable Authority or a Governmental Authority having jurisdiction over such the Applicable Authority has made a public statement announcing that all Interest Periods and other tenors of Term CORRA are no longer representative; or

(d)                      syndicated loans currently being executed, or that include language similar to that contained in this Section 3.07, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace Term CORRA;

then reasonably promptly after such determination by the Administrative Agent and the Canadian Lender or receipt of such notice, as applicable, the Administrative Agent, the Canadian Lender and the US Borrower may amend this Agreement solely for the purpose of replacing the Canadian Lender Term CORRA Rate or any then current Canadian Lender Term CORRA Rate Successor Rate in accordance with this Section 3.07(d) with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the United States and denominated in Canadian Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities loaned in the United States and denominated in Canadian Dollars for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent and the Canadian Lender from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Canadian Lender Term CORRA Rate Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to the Canadian Lender and the US Borrower.

The Administrative Agent and the Canadian Lender will promptly (in one or more notices) notify the US Borrower of the implementation of any Canadian Lender Term CORRA Rate Successor Rate. Any Canadian Lender Term CORRA Rate Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent and the Canadian Lender, such Canadian Lender Term CORRA Rate Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and the Canadian Lender. Notwithstanding anything else herein, if at any time any Canadian Lender Term CORRA Rate Successor Rate as so determined would otherwise be less than zero, the Canadian Lender Term CORRA Rate Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Canadian Lender Term CORRA Rate Successor Rate, the Administrative Agent and the Canadian Lender will have the right to make Canadian Lender Term CORRA Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Canadian Lender Term CORRA Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall provide each such amendment implementing such Canadian Lender Term CORRA Rate Conforming Changes to the Canadian Lender and the US Borrower reasonably promptly after such amendment becomes effective.

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3.08           Survival. All of each Borrower’s obligations under this Article III (other than each Borrower’s obligations under Section 3.01) shall survive the termination of the Aggregate Commitments A-1, the termination of the Aggregate Commitments A-2, the termination of the Canadian Commitment, the repayment of all other Obligations hereunder and the termination of this Agreement. Each party’s obligations (including each Borrower’s obligations) under Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the termination of the Aggregate Commitments A-1, the termination of the Aggregate Commitments A-2, the termination of the Canadian Commitment, the repayment of all other Obligations hereunder and the termination of this Agreement.

Article IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01           Conditions of Initial Credit Extension. The obligation of each Lender and each L/C Issuer to enter into this Agreement and to make its initial Credit Extension on or after the Third Restatement Date hereunder is subject to the satisfaction of the following conditions precedent:

(a)                                        The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Third Restatement Date (or, in the case of certificates of governmental officials, a recent date before the Third Restatement Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)                                               executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the US Borrower;

(ii)                                             executed counterparts of the US Guaranty and the Contribution Agreement, sufficient in number for distribution to the Administrative Agent, each US Lender and the US Borrower;

(iii)                                           executed counterparts of the Canadian Guaranties, sufficient in number for distribution to the Administrative Agent, the Canadian Lender and the US Borrower;

(iv)                                            executed counterparts of the Loss Sharing Agreement, sufficient in number for distribution to the Administrative Agent and the US Borrower;

(v)                                              executed counterparts of each Canadian Security Agreement, sufficient in number for distribution to the Administrative Agent, the Canadian Lender and the US Borrower;

(vi)                                            executed counterparts of the Security Agreement, sufficient in number for distribution to the Administrative Agent and the US Borrower;

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(vii)                                          Notes executed by the applicable Borrower in favor of each Lender requesting Notes;

(viii)                                        such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(ix)                                            such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower and each other Loan Party is duly organized or formed and is validly existing, in good standing in the jurisdiction of its incorporation or organization;

(x)                                              a favorable opinion of (A) counsel to the US Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the US Loan Parties and the Loan Documents as the Required Lenders may reasonably request and (B) counsel to the Canadian Loan Parties, addressed to the Administrative Agent and the Canadian Lender, as to such matters concerning the Canadian Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(xi)                                            (A)(1) searches of UCC and PPSA filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the UCC financing statements or PPSA financing statements on file in such jurisdictions and (2) tax lien, judgment and bankruptcy searches; and (B) completed UCC financing statements and PPSA financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(xii)                                          certificates of insurance, including additional insured, lenders loss payable and notice of cancellation endorsements, evidencing liability and property and including business interruption insurance meeting the requirements set forth herein or in the Collateral Documents (and, if requested by the Administrative Agent, copies of insurance policies or declaration pages shall be provided);

(xiii)                                        a certificate of a Responsible Officer of the US Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Loan Parties and the validity against such Loan Parties of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(xiv)                                        a certificate signed by a Responsible Officer of the US Borrower certifying (A) that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied, (B) that there has been no event or circumstance since August 31, 2015 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; (C) calculation of the Consolidated Leverage Ratio as of the last day of the fiscal quarter of the US Borrower most recently ended prior to the Third Restatement Date; and (D) except as specifically disclosed on Schedule 5.06, to the absence of any action, suit, investigation or proceeding pending or, to the knowledge of the US Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect;

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(xv)                                          evidence that all of the existing Indebtedness for borrowed money of the US Borrower and its Subsidiaries (other than Indebtedness permitted to exist pursuant to this Agreement) shall be repaid in full on or prior to the Third Restatement Date; and

(xvi)                                        such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers, the Swing Line Lender or the Required Lenders reasonably may require.

(b)                                        The US Borrower shall have (or concurrently with the initial Credit Extensions hereunder will have) (i) paid all accrued and unpaid interest on the outstanding Loans through the Third Restatement Date, (ii) prepaid any Loans to the extent necessary to keep the outstanding Loans ratable with the revised Commitments as of the Third Restatement Date, and (iii) paid all accrued commitment fees owing to the Lenders under Sections 2.10(a) and (b) of the Existing Credit Agreement through the Third Restatement Date.

(c)                                        Any fees required to be paid on or before the Third Restatement Date shall have been paid.

(d)                                        Completion by the Lenders of a due diligence investigation of the US Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders, including, without limitation, OFAC, Foreign Corrupt Practices Act and “know your customer” due diligence and receipt by the Administrative Agent and the Lenders of documentation and other information requested by the Administrative Agent and the Lenders in order to comply with applicable law, including without limitation, the Patriot Act.

(e)                                        Unless waived by the Administrative Agent, the US Borrower shall have paid all Attorney Costs of the Administrative Agent and the Canadian Lender (directly to such counsel if requested by the Administrative Agent or the Canadian Lender, as the case may be) to the extent invoiced prior to or on the Third Restatement Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the US Borrower and the Administrative Agent or the Canadian Lender, as the case may be).

Without limiting the generality of the provisions of the last paragraph of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Third Restatement Date specifying its objection thereto.

4.02           Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans and other than a Canadian Loan Notice requesting only a conversion of Canadian Loans to the other Type, or a continuation of Term CORRA Rate Loans) is subject to the following conditions precedent:

(a)                                        The representations and warranties of (i) the US Borrower contained in Article V and (ii) each Loan Party contained in each other Loan Document or, in each case, in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case it shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case it shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

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(b)                                        No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.

(c)                                        With respect to a Borrowing, conversion or continuation of Committed Loans or a Swing Line Loan (if no Autoborrow Agreement is then effect) or an L/C Credit Extension, the Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)                                        With respect to a Borrowing, conversion or continuation of Canadian Loans, or the issuance, amendment or extension of a Canadian Letter of Credit, the Canadian Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(e)                                        In the case of a Credit Extension (other than a Canadian Borrowing or Canadian Letter of Credit) to be denominated in an Alternative Currency, such currency remains an Eligible Currency, and there shall be no impediment, restriction, limitation or prohibition imposed under Law or by any Governmental Authority, as to the proposed financing under this Agreement or the repayment thereof or as to rights created under any Loan Document or as to application of the proceeds of the realization of any such rights.

(f)       In the case of any Request for Credit Extension of an Alternative Currency Loan, each US A-2 Lender shall have consented to the making of such Alternative Currency Loan (it being understood and agreed that (x) to the extent any US A-2 Lender shall refuse to lend in such Alternative Currency, such Credit Extension shall not be made, and (y) any failure by a US A-2 Lender to respond to the Administrative Agent’s request made pursuant to Section 2.02(a) with respect to such Alternative Currency Loan within the time period required by Section 2.02(a) shall be deemed to be a refusal by such US A-2 Lender to permit such Committed Loan A-2 to be made in such requested Alternative Currency).

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans and other than a Canadian Loan Notice requesting only a conversion of Canadian Loans to the other Type, or a continuation of Term CORRA Rate Loans) submitted by the US Borrower and each Swing Line Borrowing pursuant to an Autoborrow Agreement shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and 4.02(b) (and, with respect to any Request for Credit Extension requesting a Borrowing of an Alternative Currency Loan, Section 4.02(f)) have been satisfied on and as of the date of the applicable Credit Extension.

Article V.

REPRESENTATIONS AND WARRANTIES

The US Borrower represents and warrants to the Administrative Agent and the Lenders that:

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5.01           Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02           Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in each case referred to in clause (b) or (c) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03           Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority and no material approval, consent, exemption, authorization or other action by, or notice to, or filing with, any other Person, in each case, is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained and (ii) filings to perfect the Liens created by the Collateral Documents (subject to the perfection exceptions set forth in the Collateral Documents).

5.04           Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally.

5.05           Financial Statements; No Material Adverse Effect.

(a)                The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the US Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) to the extent required by GAAP, show all material indebtedness and other liabilities, direct or contingent, of the US Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

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(b)                The unaudited condensed consolidated balance sheet of the US Borrower and its Subsidiaries dated November 30, 2015, and the related condensed consolidated statements of income or operations, shareholders’ equity and cash flows for the three-month period ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of the US Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of certain footnotes and to normal year-end audit adjustments, and (iii) to the extent required by GAAP, show all material indebtedness and other liabilities, direct or contingent, of the US Borrower and its consolidated Subsidiaries as of the date of such financial statements, not otherwise reflected in the most recent statements furnished pursuant to Section 6.01(a), including liabilities for taxes, material commitments and Indebtedness.

(c)                Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect (other than the matters specifically disclosed in Schedules 5.06, 5.09 and 5.12).

5.06           Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the US Borrower after due and diligent investigation, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the US Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed on Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07           No Default. Neither the US Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08           Ownership of Property; Liens. Each of the US Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title or leasehold interests as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the US Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09           Environmental Compliance. The US Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the US Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, all violations of, or non-conformity with, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10           Insurance. The properties of the US Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the US Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the US Borrower or the applicable Subsidiary operates.

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5.11           Taxes. The US Borrower and its Subsidiaries have filed all Federal, state and other material Tax returns and reports required to be filed, and have paid all Federal, state and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax assessment against the US Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any Tax sharing agreement. The filing and recording of any and all documents required to perfect the security interests granted to the Administrative Agent (for the ratable benefit of the holders of the Obligations) will not result in any documentary, stamp or other taxes.

5.12           ERISA Compliance. Except as specifically disclosed on Schedule 5.12 and, other than with respect to clause (d) below, except for matters that would not reasonably be expected to result in a Material Adverse Effect:

(a)                                        Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Federal or state laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received (or, within the time permitted by law has applied or will apply for) a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code. To the best knowledge of the US Borrower, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b)                                        There are no pending or, to the best knowledge of the US Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) or violation of the fiduciary responsibility rules with respect to any Plan.

(c)                                        (i) No ERISA Event has occurred; (ii) neither the US Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (iii) the US Borrower and each ERISA Affiliate is in compliance with the Pension Funding Rules applicable to it in respect of each Pension Plan and Multiemployer Plan, and no application has been filed by the US Borrower or any ERISA Affiliate for a waiver of the minimum funding standards under the Pension Funding Rules; (iv) as of the most recent valuation date for any Pension Plan, its “funding target attainment percentage” (as defined in Section 430(d)(2) of the Code) is 60% or higher; (v) neither the US Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; and (vi) neither the US Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.

(d)                                        Schedule 5.12 contains a list of each active or terminated Pension Plan or Multiemployer Plan which either the US Borrower or any ERISA Affiliate maintains, contributes to, or has any outstanding liability in respect of, as of the Third Restatement Date.

(e)                                        Assuming no portion of the assets used by any Lender in connection with any Loan, Letter of Credit, Canadian Letters of Credit or Commitments constitutes “plan assets” within the meaning of the Plan Assets Regulation, as of the Fourth Amendment Effective Date, no Borrower is, nor will any Borrower be, using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”)) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the Canadian Letters of Credit or the Commitments.

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5.13           Subsidiaries; Equity Interests. As of the Fourth Amendment Effective Date and as of the last date such Schedule 5.13 was required to be updated in accordance with Sections 6.02, 6.12 and 6.13, (a) the US Borrower has no Material Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 or disclosed to the Administrative Agent pursuant to Section 6.12(a), (b) all of the outstanding Equity Interests in such Material Subsidiaries have been validly issued, are fully paid and nonassessable and (c) the Equity Interests in such Material Subsidiaries and the amounts thereof owned by a Loan Party are specified on Part (a) of Schedule 5.13 or have been disclosed to the Administrative Agent pursuant to Section 6.12(a), in each case free and clear of all Liens. The US Borrower has no equity investments in any other corporation or entity in excess of $5,000,000 other than those specifically disclosed in Part (b) of Schedule 5.13 or, if made after the Third Amendment Effective Date, permitted by Section 7.02.

5.14           Margin Regulations; Investment Company Act.

(a)                The US Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit and each Canadian Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the US Borrower only or of the US Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the US Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(f) will be margin stock.

(b)                None of the US Borrower, any Person Controlling the US Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15           Solvency. The US Borrower and each other Loan Party is Solvent and each shall be Solvent immediately after the consummation of the transactions contemplated by this Agreement.

5.16           Disclosure. No report, financial statement, certificate or other written information (other than projected financial information) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, taken as a whole and as modified or supplemented by other information so furnished, including information available to the Lenders on the US Borrower’s website for which the Lenders have received electronic notice) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading as of the date made or delivered; provided that, (i) with respect to projected financial information, the US Borrower represents only that such projected financial information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared, and (ii) no representation or warranty is made with respect to information of a general economic or industry specific nature. As of the Fourth Amendment Effective Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.

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5.17           Compliance with Laws. Except as set forth on Schedules 5.09 and 5.12, each of the US Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.18           Loan Party Information; Changes in Legal Name; Changes in Jurisdiction of Organization; Mergers. Set forth on Schedule 5.18(a) as of the Fourth Amendment Effective Date and as of the last date such Schedule 5.18(a) was required to be updated in accordance with Sections 6.02, 6.12 and 6.13, is the jurisdiction of organization, chief executive office, exact legal name, U.S. tax payer identification number and organizational identification number (or, with respect to any Canadian Loan Party, such Person’s unique identification number) of each Loan Party. Except as set forth on Schedule 5.18(b), no Loan Party has during the five years preceding the Fourth Amendment Effective Date (a) changed its legal name, (b) changed its jurisdiction of organization or (c) been party to a merger, amalgamation, consolidation or other change in structure.

5.19           Intellectual Property; Licenses, Etc. The US Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to own or possess the right to use such IP Rights could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the US Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the US Borrower or any Subsidiary infringes upon any rights held by any other Person, except for any infringement that could not reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.19, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the US Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.20           Perfection of Security Interests in the Collateral; Collateral Representations.

(a)                Collateral Documents. The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens (subject to the perfection exceptions set forth in the Collateral Documents), prior to all other Liens other than Liens permitted pursuant to Section 7.01.

(b)                Intellectual Property. Set forth on Schedule 5.20(b), as of the Fourth Amendment Effective Date and as of the last date such Schedule 5.20(b) was required to be updated in accordance with Sections 6.02, 6.12 and 6.13, is a list of all registered or issued Intellectual Property (including all applications for registration and issuance) owned by each of the Loan Parties or that each of the Loan Parties has the right to (including the name/title, current owner, registration or application number, and registration or application date and such other information as reasonably requested by the Administrative Agent).

(c)                Documents, Instrument, and Tangible Chattel Paper. Set forth on Schedule 5.20(c), as of the Fourth Amendment Effective Date and as of the last date such Schedule 5.20(c) was required to be updated in accordance with Sections 6.02, 6.12 and 6.13, is a description of all Documents (as defined in the UCC) (and Documents of Title as defined in the PPSA), Instruments (as defined in the UCC) evidencing an amount in excess of $250,000 payable, and Tangible Chattel Paper (as defined in the UCC) evidencing an amount in excess of $250,000 payable, in each case, of the Loan Parties (including the Loan Party owning such Document, Document of Title, Instrument and Tangible Chattel Paper and such other information as reasonably requested by the Administrative Agent).

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(d)                Commercial Tort Claims. Set forth on Schedule 5.20(d), as of the Fourth Amendment Effective Date and as of the last date such Schedule 5.20(d) was required to be updated in accordance with Sections 6.02, 6.12 and 6.13, is a description of all Commercial Tort Claims (as defined in the UCC) of the Loan Parties seeking damages in excess of $250,000 (detailing such Commercial Tort Claim in such detail as reasonably requested by the Administrative Agent).

(e)                Pledged Equity Interests. Set forth on Schedule 5.20(e), as of the Fourth Amendment Effective Date and as of the last date such Schedule 5.20(e) was required to be updated in accordance with Sections 6.02, 6.12 and 6.13, is a list of (i) all Pledged Equity and (ii) all other Equity Interests required to be pledged to the Administrative Agent pursuant to the Collateral Documents (in each case, detailing the Grantor (as defined in the Security Agreement or the Canadian Security Agreement, as applicable), the Person whose Equity Interests are pledged, the number of shares of each class of Equity Interests, the certificate number and percentage ownership of outstanding shares of each class of Equity Interests and the class or nature of such Equity Interests (i.e., voting, non-voting, preferred, etc.)).

(f)                 Properties. Set forth on Schedule 5.20(f), as of the Fourth Amendment Effective Date and as of the last date such Schedule 5.20(f) was required to be updated in accordance with Sections 6.02, 6.12 and 6.13, is a list of the property address, city, state (or province) and zip code (or postal code) for all real property located in the United States or Canada that is owned or leased by any Loan Party (in each case, including (1) an indication if such location is leased or owned and (2), if leased, the name of the lessor, and if owned, the name of the Loan Party owning such property; provided, that (i) with respect to owned real property, such list shall only include owned real property with a net book value in excess of $1,000,000, and (ii) with respect to leased real property, such list shall only include (A) headquarters locations of the Loan Parties, (B) each other location where any significant administrative or governmental functions are performed, (C) each other location where the Loan Parties maintain any books or records (electronic or otherwise) and (D) each location where any personal property Collateral is located at any premises leased by a Loan Party with a Collateral value in excess of $250,000.

5.21           OFAC. Neither the US Borrower, nor any of its Subsidiaries, nor, to the knowledge of the US Borrower and its Subsidiaries, any director, officer, or employee thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, or HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or (iii) located, organized, operating in or resident in a Designated Jurisdiction.

5.22           Anti-Corruption Laws. The US Borrower and its Subsidiaries have conducted their businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010, and other applicable anti-corruption and applicable Sanctions legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.23           Affected Financial Institution. No Loan Party is an Affected Financial Institution.

5.24           Covered Entities. No Loan Party is a Covered Entity.

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Article VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit or Canadian Letter of Credit shall remain outstanding, the US Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Material Subsidiary (or, in the case of the covenant set forth in Section 6.15, each Subsidiary) to:

6.01           Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)                                        as soon as available, but in any event within 100 days after the end of each fiscal year of the US Borrower, a consolidated balance sheet of the US Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)                                        as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the US Borrower, a condensed consolidated balance sheet of the US Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related condensed consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the US Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the US Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the US Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of certain footnotes; and

(c)                                        during the Fourth Amendment Period and commencing with the calendar month ending June 30, 2024, as soon as available, but in any event within (i) 35 days after the end of each calendar month (other than any calendar month ending on the last day of any fiscal quarter of the US Borrower), (ii) 40 days after the end of each calendar month ending on the date that is the last day of one of the first three fiscal quarters of the US Borrower’s fiscal year and (iii) 60 days after the calendar month ending August 31, 2024, a report containing the following information with respect to the US Borrower and its Subsidiaries during such calendar month, in each case in such detail as reasonably required by the Administrative Agent: (a) revenue and gross margin, (b) contracted ferrous sales with prices, (c) purchase volumes, (d) auto purchases and non-ferrous data and (e) cash flows with respect to operating, financing and investing.

As to any information contained in materials furnished pursuant to Section 6.02(c), the US Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the US Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

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6.02           Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)                                        concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the US Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), which Compliance Certificate shall include (i) (A) at all times, financial covenant analyses and information with respect to the calculation of the Consolidated Leverage Ratio, the Consolidated Funded Debt to EBITDA Ratio, the Consolidated Fixed Charge Coverage Ratio and the Consolidated Net Funded Debt to EBTIDA Ratio and (B) in addition for any fiscal quarter or fiscal year ending during the Fourth Amendment Period, financial covenant analyses and information with respect to the calculation of the Consolidated Asset Coverage Ratio and the Consolidated Interest Coverage Ratio and (ii) the following updated Schedules to this Agreement to the extent required to make the representation related to such Schedule true and correct as of the date of such Compliance Certificate: Schedules 5.13, 5.18(a), 5.20(b), 5.20(c), 5.20(d), 5.20(e) and 5.20(f);

(b)                                        promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the US Borrower by independent accountants in connection with the accounts or books of the US Borrower or any Subsidiary, or any audit of any of them;

(c)                                        promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the US Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the US Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)                promptly after the furnishing thereof, copies of any notices given to the holder or holders (or a trustee or agent on behalf of such holder or holders) of any debt securities of any Loan Party or any Subsidiary of the occurrence of any event, the effect of which is to cause, or to permit the holder or holders of such debt securities (or a trustee or agent on behalf of such holder or holders) to cause, such debt securities to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), which notice is not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e)                to the extent permitted by law, promptly, and in any event within ten Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

(f)                 promptly, such additional information regarding the business, financial or corporate affairs of the US Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or 6.01(b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the US Borrower posts such documents, or provides a link thereto on the US Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the US Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the US Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the US Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the US Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the US Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

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The US Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the US Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially or another similar electronic transmission system (the “us”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the US Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The US Borrower hereby agrees that so long as the US Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the US Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the US Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the US Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.03           Notices. Promptly notify the Administrative Agent and each Lender:

(a)                                        of the occurrence of any Default, provided, however, that the US Borrower shall not be required to provide notice of any Default that is reasonably susceptible to cure by the US Borrower and is cured by the US Borrower within 15 days after the occurrence of such Default;

(b)                                        of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the US Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the US Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the US Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

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(c)                                        of the occurrence of any ERISA Event that has resulted or could reasonably be expected to result in liability in excess of the Threshold Amount; and

(d)                                        of any material change in accounting policies or financial reporting practices by the US Borrower or any Subsidiary, including any determination by the US Borrower referred to in Section 2.11(c).

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the US Borrower setting forth details of the occurrence referred to therein and stating what action the US Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04           Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the US Borrower or such Subsidiary and (b) all lawful claims which, if unpaid, would by law become a Lien upon a material portion of its property.

6.05           Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06           Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07           Maintenance of Insurance.

(a)                Maintain with insurance companies that the US Borrower believes (in the good-faith judgment of the management of the US Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the US Borrower believes (in the good-faith judgment of management of the US Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as are customarily carried under similar circumstances by other Persons engaged in the same or similar business, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)                Cause the Administrative Agent and its successors and assigns to be named as lenders’ loss payable or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty days (or such lesser amount as the Administrative Agent may agree) prior written notice before any such policy or policies shall be altered or canceled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums). Annually, upon expiration of current insurance coverage, the Loan Parties shall provide, or cause to be provided, to the Administrative Agent, such evidence of insurance as required by the Administrative Agent, including, but not limited to: (i) evidence of such insurance policies (including, without limitation and as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)), (ii) lenders’ loss payable, notice of cancellation and additional insured endorsements, as applicable, and (iii) upon request by the Administrative Agent, copies of insurance policies or declaration pages.

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6.08           Compliance with Laws. Except as set forth on Schedule 5.09 and Schedule 5.12, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09           Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the US Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the US Borrower or such Subsidiary, as the case may be.

6.10           Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the US Borrower.

6.11           Use of Proceeds. Use the proceeds of the Credit Extensions for working capital and other general corporate purposes, including Permitted Acquisitions, capital expenditures and the refinancing of existing Indebtedness, in each case, not in contravention of any Law or of any Loan Document.

6.12           Additional Guarantors.

(a)                Delivery of Notices. Deliver to the Administrative Agent concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a certificate of a Responsible Officer setting forth the following, if and as applicable: (i) if as of the date of such financial statements there existed a Domestic Subsidiary that was a Material Subsidiary (other than a Captive Insurance Company) not a party to the US Guaranty (including in connection with the formation of any Domestic Subsidiary that is a Delaware Divided LLC) (each, a “Non-Party Material Subsidiary”), a notice disclosing the identity of each such Non-Party Material Subsidiary and the Equity Interests and the amounts thereof owned by a Loan Party in each such Non-Party Material Subsidiary; and (ii) if as of the date of such financial statements there existed Domestic Subsidiaries (other than Captive Insurance Companies) not a party to the US Guaranty (including in connection with the formation of any Domestic Subsidiary that is a Delaware Divided LLC) (each, a “Non-Party Domestic Subsidiary”) that had in the aggregate (A) Total Revenues equal to or greater than 25% of the Total Revenues of the US Borrower and its Subsidiaries on a consolidated basis for the period of the four prior fiscal quarters ending on the date of such financial statements and/or (B) Total Assets equal to or greater than 25% of the Total Assets of the US Borrower and its Subsidiaries on a consolidated basis as of the date of such financial statements, a notice designating one or more of such Non-Party Domestic Subsidiaries (each, a “Designated Non-Party Subsidiary”) which, if such Designated Non-Party Subsidiaries were a party to the US Guaranty would cause the remaining Non-Party Domestic Subsidiaries to have in the aggregate Total Revenues and Total Assets in amounts less than the foregoing maximum percentages. For purposes of this subsection (a) the aggregate Total Revenues and the aggregate Total Assets of the Non-Party Domestic Subsidiaries shall not include the Total Revenues or Total Assets of any Non-Party Domestic Subsidiaries that are direct subsidiaries of other Non-Party Domestic Subsidiaries. For the avoidance of doubt, no Captive Insurance Company shall be required to become a US Guarantor or a Guarantor pursuant to this Section 6.12.

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(b)                Delivery of Documents. Not later than 30 days after the delivery of each certificate of a Responsible Officer required to be furnished to the Administrative Agent pursuant to clause (a) of this Section 6.12, cause (i) each Non-Party Material Subsidiary that is a wholly-owned Subsidiary of the US Borrower (other than any CFC Holdco) and/or any of its Domestic Subsidiaries (other than a CFC Holdco) and each Designated Non-Party Subsidiary identified in such certificate to (A) execute and deliver to the Administrative Agent a Joinder Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (B) execute and deliver to the Administrative Agent a supplement to the US Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, and (C) execute and deliver to the US Borrower, each other US Guarantor and the Administrative Agent a supplement to the Contribution Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, and (ii) each CFC Holdco that is a Non-Party Material Subsidiary that is a wholly-owned Subsidiary of the US Borrower to (A) execute and deliver a Canadian Guarantee or such other document as the Administrative Agent shall deem appropriate for such purpose, (B) execute and deliver to the Administrative Agent a supplement to the Contribution Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, and (C) execute a deliver a joinder to the Canadian Security Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, and, in each case, to deliver to the Administrative Agent and the Canadian Lender documents of the types referred to in clauses (viii) and (ix) of Section 4.01(a), to the extent requested by the Administrative Agent, updates to Schedules 5.13, 5.18(a), 5.20(b), 5.20(c), 5.20(d), 5.20(e) and 5.20(f) and favorable opinions of in-house counsel to such Non-Party Material Subsidiary and such Designated Non-Party Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (i), (ii) and (iii) above), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c)                New Canadian Borrowers. Not later than 30 days after the date on which any Person becomes a Canadian Borrower pursuant to Section 2.15, cause such Canadian Borrower to (i) execute and deliver a Canadian Guarantee or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) execute and deliver to the Administrative Agent a supplement to the Contribution Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (iii) execute a deliver a joinder to the Canadian Security Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, and (iv) deliver to the Administrative Agent and the Canadian Lender documents of the types referred to in clauses (viii) and (ix) of Section 4.01(a), to the extent requested by the Administrative Agent, updates to Schedules 5.13, 5.18(a), 5.20(b), 5.20(c), 5.20(d), 5.20(e) and 5.20(f) and favorable opinions of counsel to such Canadian Borrower (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (i), (ii) and (iii) above), all in form, content and scope reasonably satisfactory to the Administrative Agent.

6.13           Pledged Assets(e). (x) At all times prior to the earlier of (1) the satisfaction of the covenant contained in Section 6.16(e)(i) or Section 6.16(e)(ii), as applicable, and (2) the date that is fifteen (15)

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Business Days after the Fourth Amendment Effective Date (or such longer period of time as is agreed to by the Administrative Agent in its sole discretion), cause the Collateral of each US Loan Party or Canadian Loan Party, as applicable, to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations pursuant to the Collateral Documents (subject to Liens permitted pursuant to Section 7.01 and the perfection exceptions set forth in the Collateral Documents) and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions, and favorable opinions of counsel to such Person, all in form reasonably satisfactory to the Administrative Agent and (y) at all times from and after (1) the satisfaction of the covenant contained in Section 6.16(e)(i) or Section 6.16(e)(ii), as applicable, and (2) the date that is fifteen (15) Business Days after the Fourth Amendment Effective Date (or such longer period of time as is agreed to by the Administrative Agent in its sole discretion), and subject to Section 6.16, cause the Pledged Equity and all of the tangible and intangible personal property (other than Excluded Property) now owned or hereafter acquired by such US Loan Party or Canadian Loan Party, as applicable, to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations pursuant to the Collateral Documents (subject to Liens permitted pursuant to Section 7.01 and the perfection exceptions set forth in the Collateral Documents) and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions, favorable opinions of counsel to such Person and updates to Schedules 5.13, 5.18(a), 5.20(b), 5.20(c), 5.20(d), 5.20(e) and 5.20(f), all in form reasonably satisfactory to the Administrative Agent; provided, that, notwithstanding anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this section shall not require the creation or perfection of pledges of or security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets of the Loan Parties, if, and for so long as and to the extent that the Administrative Agent and the US Borrower agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, shall be excessive in view of the benefits to be obtained by the holders of the Obligations therefrom, (b) Liens required to be granted from time to time shall be subject to exceptions and limitations set forth in the Collateral Documents as in effect on the Fourth Amendment Effective Date, (c) no perfection actions shall be required with respect to motor vehicles, other assets categorized as “serial numbered goods” under the British Columbia Personal Property Security Regulation (at present, manufactured homes, boats, outboard motors, trailers and aircraft) and other assets subject to certificates of title, and (d) in no event shall notices be required to be sent to contractual third parties unless and until an Event of Default has occurred and is continuing. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of legal opinions or other deliverables with respect to particular assets by any Loan Party where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents.

6.14           Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments (including promptly completing any registration or stamping of documents as may be applicable) as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the holders of the Obligations the rights granted or now or hereafter intended to be granted to the holders of the Obligations under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so, in each case, subject to the perfection exceptions set forth in the Collateral Documents.

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6.15           Anti-Corruption Laws. Conduct its businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010 and other applicable anti-corruption and applicable Sanctions legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

6.16           Post-Closing Covenant.

(a)                On or prior to the date that is fifteen (15) Business Days after the Fourth Amendment Effective Date (or such longer period of time as is agreed to by the Administrative Agent in its sole discretion), deliver to the Administrative Agent stock or membership certificates, if any, evidencing the Pledged Equity and undated stock or transfer powers duly executed in blank, in each case to the extent such Pledged Equity is certificated.

(b)                On or prior to the date that is forty-five (45) Business Days after the Fourth Amendment Effective Date (or such longer period of time as is agreed to by the Administrative Agent in its sole discretion), deliver to the Administrative Agent, to the extent required to be delivered, filed, registered or recorded pursuant to the terms and conditions of the Collateral Documents, all Instruments (as defined in the UCC) of the Loan Parties evidencing amounts in excess of $250,000 payable, together with allonges as may be necessary or appropriate to create and perfect the Administrative Agent’s and the Lenders’ security interest in such Collateral.

(c)                On or prior to the date that is forty-five (45) Business Days after the Fourth Amendment Effective Date (or such longer period of time as is agreed to by the Administrative Agent in its sole discretion), a perfection certificate signed by a Responsible Officer of the US Borrower in form and detail reasonably satisfactory to the Administrative Agent.

(d)                On or prior to the date that is thirty (30) Business Days after the Fourth Amendment Effective Date (or such longer period of time as is agreed to by the Administrative Agent in its sole discretion), certificates of insurance, including additional insured, lenders loss payable and notice of cancellation endorsements, evidencing liability and property and including business interruption insurance meeting the requirements set forth in this Agreement and the Collateral Documents (and, if requested by the Administrative Agent, copies of insurance policies or declaration pages shall be provided).

(e)                On or prior to the date that is fifteen (15) Business Days after the Fourth Amendment Effective Date (or such longer period of time as is agreed to by the Administrative Agent in its sole discretion), (i) an amendment and restatement of the Security Agreement (as defined in this Agreement immediately prior to giving effect to the Fourth Amendment) which shall be originals or telecopies (followed promptly by originals), properly executed by a Responsible Officer of each US Loan Party and the Administrative Agent, (ii) an amendment, restatement and consolidation of the Canadian Security Agreement (as defined in this Agreement immediately prior to giving effect to the Fourth Amendment) which shall be originals or telecopies (followed promptly by originals), properly executed by a Responsible Officer of each Canadian Loan Party and the Administrative Agent and (iii) completed UCC financing statements (or amendments thereto) and PPSA financing statements (or amendments thereto) for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral, accompanied, in each case, by a favorable opinion of, as applicable, (A)(x) Simpson Thacher & Bartlett LLP, as special New York, Delaware and California counsel to the US Loan Parties and (y) Stoel Rives LLP, as special Georgia, Washington, Oregon and Rhode Island counsel to the US Loan Parties, in each case, addressed to the Administrative Agent and each Lender, as to such matters concerning the US Loan Parties and the Loan Documents as the Required Lenders may reasonably request and (B) counsel to the Canadian Loan Parties, addressed to the Administrative Agent and the Canadian Lender, as to such matters concerning the Canadian Loan Parties and the Loan Documents as the Required Lenders may reasonably request.

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(f)                 On or prior to the date that is forty-five (45) Business Days after the Fourth Amendment Effective Date (or such longer period of time as is agreed to by the Administrative Agent in its sole discretion), the Borrower shall provide new Schedules 5.20(c) [Documents, Instrument, and Tangible Chattel Paper] and 5.20(f) [Owned and Leased Real Properties] and upon such provision, such schedules shall be deemed to be added hereto without the further action of any party hereto.

(g)                On or prior to the date that is fifteen (15) Business Days after the Fourth Amendment Effective Date (or such longer period of time as is agreed to by the Administrative Agent in its sole discretion), the Borrower shall provide new Schedules 5.20(b) [Intellectual Property], 5.20(d) [Commercial Tort Claims] and 5.20(e) [Pledged Equity Interests] and upon such provision, such schedules shall be deemed to be added hereto without the further action of any party hereto.

6.17           Cash Management. Maintain its primary domestic cash management and treasury business with Bank of America or its Affiliates, including deposit accounts, disbursement accounts, investment accounts and lockbox accounts.

Article VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit or Canadian Letter of Credit shall remain outstanding, the US Borrower shall not, nor shall it permit any Material Subsidiary (or, in the case of the covenants set forth in Sections 7.12 and 7.13, any Subsidiary) to, directly or indirectly:

7.01           Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                                        Liens pursuant to any Loan Document;

(b)                                        Liens existing on the Third Amendment Effective Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c)                                        Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

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(d)                                        carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)                                        pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)                                         deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)                                        easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)                                        Liens securing judgments or judicial orders for the payment of money (or otherwise) not constituting an Event of Default under Section 8.01(i);

(i)                                         Liens on cash equivalents and short-term marketable securities securing obligations permitted under Section 7.03(d) existing or arising under Swap Contracts; provided that such Liens do not at any time encumber property with a fair market value in excess of 105% of the Swap Termination Value of such Swap Contracts;

(j)                                         Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, and (iii) the aggregate principal amount of all such Liens incurred in reliance on this Section 7.01(j) plus the aggregate principal amount of all Liens incurred in reliance on Section 7.01(s) shall not exceed $100,000,000 at any one time outstanding;

(k)                                        Liens on property of the US Borrower or any of its Subsidiaries, as a tenant under a lease or sublease entered into in the ordinary course of business by such Person, in favor of the landlord under such lease or sublease, securing the tenant’s performance under such lease or sublease, as such Liens are provided to the landlord under applicable law and not waived by the landlord;

(l)                                         leases, subleases, licenses and rights-of-use granted to others incurred in the ordinary course of business and that do not materially and adversely affect the use of the property encumbered thereby for its intended purpose;

(m)                                      Liens in favor of a banking institution arising by operation of law or any contract encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

(n)                                        Liens incurred in favor of insurance companies (or their affiliates) in connection with the financing of insurance premiums in the ordinary course of business;

(o)                                        Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

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(p)                                        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods;

(q)                                        receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds therefor;

(r)                                         Liens arising from precautionary UCC financing statements or any similar filings made in respect of operating leases entered into in the ordinary course of business; and

(s)                                         other Liens securing Indebtedness permitted hereunder; provided that the aggregate principal amount of all such Liens incurred in reliance on this Section 7.01(s) plus the aggregate principal amount of all Liens incurred in reliance on Section 7.01(j) shall not exceed $100,000,000 at any one time outstanding.

7.02           Investments. Make any Investments, except:

(a)                                        Investments held by the US Borrower or such Subsidiary in the form of cash equivalents or short-term marketable securities;

(b)                                        Investments in existence on the Third Amendment Effective Date and listed on Schedule 7.02 and extensions, renewals, modifications, restatements or replacements thereof; provided that no such extension, renewal, modification, restatement or replacement shall increase the amount (determined as of the Third Amendment Effective Date) of the loan, advance or investment, except by an amount equal to any premium or other reasonable amount paid in respect of the underlying obligations and fees and expenses incurred in connection with such extension, renewal, modification, restatement or replacement;

(c)                                        advances to officers, directors and employees of the US Borrower and Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(d)                                        Investments of the US Borrower in any Guarantor that is a Material Subsidiary, Investments of any Subsidiary in the US Borrower or in a Guarantor that is a Material Subsidiary, and Investments by any non-Loan Party Subsidiary in any other non-Loan Party Subsidiary or in a Loan Party that is not a Material Subsidiary;

(e)                                        Permitted Acquisitions made by the US Borrower or any Subsidiary;

(f)                                         Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(g)                                        promissory notes and other similar non-cash consideration received by the US Borrower and its Subsidiaries in connection with Dispositions not otherwise prohibited under this Agreement;

(h)                                        Investments in any assets constituting a business unit received by the US Borrower or its Subsidiaries by virtue of an asset exchange or swap with a third party or acquired as a capital expenditure;

(i)                                         Swap Contracts permitted under Section 7.03(d);

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(j)                                         Guarantees permitted by Section 7.03 (other than by reference to this Section 7.02 (or any clause hereof));

(k)                                        Investments in a Joint Venture that constitutes a Disposition consummated in reliance on Section 7.05(f), so long as such Joint Venture is a Subsidiary of the US Borrower; and

(l)                                         other Investments, including Investments in Joint Ventures, in an amount not to exceed on or after the Third Amendment Effective Date the greater of (i) $300,000,000 and (ii) 25% of the amount of the Total Assets of the US Borrower and its Subsidiaries on a consolidated basis as of the date of the most recent financial statements furnished pursuant to Section 6.01(a);

provided, that, notwithstanding any to the contrary set forth in this Agreement or any other Loan Document, the US Borrower shall not, and shall not permit any of its Material Subsidiaries to: (1) consummate any transaction that results in the transfer (whether by way of any Restricted Payment, Investment, Disposition, or otherwise, and whether in a single transaction or a series of related transactions) of Material Intellectual Property from the US Borrower or any of its Material Subsidiaries to any Subsidiary that is not a Loan Party.

7.03           Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                        Indebtedness under the Loan Documents; provided that, for purposes of this clause, all Canadian Total Outstandings in excess of C$15,000,000 shall be deemed not to be or to have been created, incurred, assumed or existing under the Loan Documents;

(b)                                        Indebtedness outstanding on the Third Amendment Effective Date and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no more restrictive in any material respect to the Loan Parties than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c)                                        Guarantees of the US Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the US Borrower or any wholly-owned Subsidiary;

(d)                                        obligations (contingent or otherwise) of the US Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain an election of “First Method” (as defined in the 1992 ISDA Master Agreement) as the method of calculating payments in the event of a termination of such Swap Contract;

(e)                                        Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(j); provided, that the aggregate principal amount of all such Indebtedness incurred in reliance on this Section 7.03(e) plus the aggregate principal amount of all Indebtedness incurred in reliance on Section 7.03(i) shall not exceed $100,000,000 at any one time outstanding;

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(f)                                         obligations of the US Borrower or any Subsidiary to purchase, retain or otherwise withhold from issuance, capital stock or other Equity Interests issued by the US Borrower or such Subsidiary within the limitations set forth in Section 7.06(c);

(g)                                        (i) Indebtedness of the US Borrower and any US Guarantor to the US Borrower or any Subsidiary, (ii) Indebtedness of a non-Loan Party Subsidiary to any other non-Loan Party Subsidiaries, and (iii) Indebtedness of a non-Loan Party Subsidiary to the US Borrower or any other Loan Party; provided that, any such Indebtedness of any Loan Party shall be subordinated to the Obligations pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent;

(h)                                        Indebtedness existing or arising under any Secured Cash Management Agreement;

(i)                                         secured Indebtedness of the US Borrower or any Subsidiary; provided that the aggregate principal amount of all such Indebtedness incurred in reliance on this Section 7.03(i) plus the aggregate principal amount of all Indebtedness incurred in reliance on Section 7.03(e) shall not exceed $100,000,000 at any one time outstanding;

(j)                                         Indebtedness consisting of the financing of insurance premiums in the ordinary course of business; and

(k)                                        other unsecured Indebtedness of the US Borrower or any Subsidiary if (i) as of the fiscal quarter end immediately preceding the creation, incurrence or assumption of such additional unsecured Indebtedness the Consolidated Funded Debt to EBITDA Ratio was equal to or less than 3.50 to 1.00 and (ii) after giving effect to the creation, incurrence or assumption of such additional unsecured Indebtedness the Consolidated Funded Debt to EBITDA Ratio would be, on a Pro Forma Basis, equal to or less than 3.50 to 1.00; provided that the material terms taken as a whole, of such Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no more restrictive in any material respect to the Loan Parties than the terms of this Agreement and the other Loan Documents.

7.04           Fundamental Changes. Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person (including pursuant to a Delaware LLC Division), or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including pursuant to a Delaware LLC Division), except that, so long as no Default exists or would result therefrom:

(a)                                        any Subsidiary may merge or amalgamate with (i) the US Borrower, provided that the US Borrower shall be the continuing or surviving Person, (ii) a Canadian Borrower; provided that such Canadian Borrower shall be the continuing or surviving Person, or (iii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person;

(b)                                        the US Borrower or any Subsidiary may merge with any Person as part of a Permitted Acquisition; provided that (i) when the US Borrower is party to such merger, the US Borrower shall be the continuing or surviving Person, and (ii) when a Canadian Borrower is party to such merger, such Canadian Borrower shall be the continuing or surviving Person;

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(c)                                        the US Borrower and/or Cascade may make Dispositions of assets permitted by Section 7.05(f); and

(d)                                        any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the US Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the US Borrower or a Guarantor.

7.05           Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a)                                        Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)                                        Dispositions of inventory in the ordinary course of business;

(c)                                        Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)                                        Dispositions of property by any Subsidiary to the US Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the US Borrower or a Guarantor;

(e)                                        Dispositions permitted by Section 7.04 (other than by reference to this Section 7.05 (or any clause hereof));

(f)                                         the Disposition by the US Borrower of all or any portion of the capital stock of Cascade and/or the Disposition by Cascade of all or any portion of the assets that comprise the Cascade Mini-Mill;

(g)                                        non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding five years;

(h)                                        the unwinding of Swap Contracts permitted hereunder pursuant to their terms; and

(i)                                         Dispositions by the US Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, and (ii) the aggregate net book value of all property Disposed of in reliance on this clause (i) in any fiscal year shall not exceed an amount equal to 20% times an amount equal to (x) the amount of the Total Assets of the US Borrower and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year of the US Borrower minus (y) the amount of Intangible Assets of the US Borrower and its Subsidiaries on that date.

provided, however, that any Disposition pursuant to clauses (a) through (i) (other than Dispositions between or among the US Loan Parties or between or among Schnitzer Canada and the Canadian Borrowers) shall be for fair market value.

7.06           Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

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(a)                                        each Subsidiary may make Restricted Payments to the US Borrower, wholly-owned Subsidiaries and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)                                        the US Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)                                        the US Borrower and each Subsidiary may purchase, retain or otherwise withhold from the issuance to employees, former employees, directors or former directors of the US Borrower or such Subsidiary, capital stock or other Equity Interests issued by the US Borrower or such Subsidiary in connection with the issuance of such capital stock or other Equity Interests to such employees and directors pursuant to and in accordance with equity and compensation arrangements, including stock option plans or other benefit plans, in an amount not to exceed the aggregate amount federal, state and local taxes payable by such employees and directors in connection with the issuance of such capital stock or other Equity Interests pursuant to and in accordance with equity and compensation arrangements;

(d)                                        the US Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(e)                                        the US Borrower may declare or pay cash dividends to its stockholders;

(f)                                         any Subsidiary that is not a wholly-owned Subsidiary may declare and make any cash dividend or other distribution with respect to any Equity Interests issued by it; and

(g)                                        the US Borrower may purchase, redeem or otherwise acquire for cash Equity Interests issued by it; provided, however, that if as of the end of the most recently completed fiscal quarter of the US Borrower the Consolidated Funded Debt to EBITDA Ratio is greater than 2.50 to 1.00, then the US Borrower shall not purchase, redeem or otherwise acquire Equity Interests issued by it if such purchase, redemption or other acquisition when taken together with all prior purchases, redemptions and other acquisitions of such Equity Interests made by the US Borrower on or after the Third Amendment Effective Date (other than those made when the Consolidated Funded Debt to EBITDA Ratio was no greater than 2.50 to 1.00) would exceed the greater of (i) $150,000,000 and (ii) 15% times the amount of the Consolidated Net Worth as of the end of the most recently completed fiscal year of the US Borrower.

7.07           Change in Nature of Business. Engage in any material line of business (a) not in the recycling or recovery business or (b) that is substantially different from those lines of business conducted by the US Borrower and its Subsidiaries on the Third Restatement Date or any business substantially related or incidental thereto.

7.08           Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the US Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the US Borrower or such Subsidiary as would be obtainable by the US Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions between or among the US Borrower and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries or (b) Restricted Payments permitted by Section 7.06.

7.09           Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Material Subsidiary to make Restricted Payments to the US Borrower or any US Guarantor or Canadian Guarantor or to otherwise transfer property to the US Borrower or any US Guarantor, (ii) of any Material Subsidiary to Guarantee the Indebtedness of any Borrower, unless the US Borrower determines in good faith that such Contractual Obligations would not materially hinder any Borrower’s ability to meet its obligations under this Agreement; provided, however, that no such Contractual Obligation shall prohibit the US Borrower’s performance of its obligations under Section 6.12, (iii) of any Loan Party to pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extensions thereof or (iv) of any Borrower or any Material Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iv) shall not (A) prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Sections 7.03(d), 7.03(e), 7.03(i) or 7.03(k), in the case of Indebtedness under Section 7.03(e), solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness and in the case of Indebtedness under Section 7.03(i), solely to the extent any such negative pledge relates to Indebtedness of Subsidiary that is not a Domestic Subsidiary or a US Guarantor, (B) apply to any Contractual Obligations which (I) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the US Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Subsidiary of the US Borrower; (II) are customary provisions the Organization Documents for a Joint Venture or the Equity Interests therein; (III) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted under this Agreement, so long as such restrictions (x) affect only the property subject thereto and (y) do not materially adversely affect the use of such property for its intended purpose; (IV) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the US Borrower or any of its Subsidiaries; (V) are restrictions on cash or other deposits imposed under agreements entered into by the US Borrower or its Subsidiaries the ordinary course of business; or (VI) are customary provisions restricting assignment of any agreements; provided that, in each case, the US Borrower has determined in good faith that such Contractual Obligations would not materially hinder any Borrower’s ability to meet its obligations under this Agreement; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

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7.10           Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11           Financial Covenants.

(a)                Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to be greater than 0.55 to 1.00 as of the end of any fiscal quarter of the US Borrower.

(b)                Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the US Borrower (other than any fiscal quarter ending during the Fourth Amendment Period) to be less than 1.50 to 1.00.

(c)                Consolidated Asset Coverage Ratio. Permit the Consolidated Asset Coverage Ratio to be less than 1.00 to 1.00 as of the end of any fiscal quarter of the US Borrower ending during the Fourth Amendment Period.

(d)                Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio (A) as of the end of the fiscal quarter of the US Borrower ending May 31, 2024 to be less than 2.00 to 1.00 and (B) as of the end of the fiscal quarter of the US Borrower ending February 28, 2025 to be less than 1.25 to 1.00.

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7.12           Sanctions. Directly or, knowingly, indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, financing or facilitating, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.13           Anti-Corruption Laws. Directly or, knowingly, indirectly use any Credit Extension or the proceeds of any Credit Extension for any purpose which would materially breach the United States Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010 or other applicable anti-corruption and applicable Sanctions legislation in other jurisdictions.

Article VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01           Events of Default. Any of the following shall constitute an Event of Default:

(a)                                        Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan, any L/C Obligation or any Canadian L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan, any L/C Obligation or any Canadian L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)                                        Specific Covenants. The US Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, Section 6.16 or Article VII; or

(c)                                        Financial Statements. The US Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01 or 6.02 and such failure continues for three Business Days; or

(d)                                        Other Defaults. Any Borrower or any other Loan Party fails to perform or observe any other covenant or agreement (not specified in subsections (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date upon which written notice thereof shall have been given to the US Borrower by the Administrative Agent, any Lender or any L/C Issuer or (ii) the date upon which a Responsible Officer of the US Borrower or any other Loan Party knew of such failure; or

(e)                                        Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(f)                                         Cross-Default. (i) The US Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), after the expiration of any applicable grace period, in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the US Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the US Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the US Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

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(g)                                        Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(h)                                        Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(i)                                         Judgments and Settlements. (i) There is entered against the US Borrower or any Subsidiary (A) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the claim and does not dispute coverage), or (B) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (1) enforcement proceedings are commenced by any creditor upon such judgment or order, or (2) there is a period of 15 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect or (ii) the US Borrower or any Subsidiary enters into or becomes a party to any settlement or settlement agreement with respect to any action, suit, proceeding, claim or dispute against the US Borrower or any Subsidiary or against any of their properties or revenues that has, or could reasonably be expected to have a Material Adverse Effect; or

(j)                                         ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the US Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; provided, however, that in the case of the occurrence of an ERISA Event with respect to the Multiemployer Plan benefitting the employees of Cascade described in item 1 of Schedule 5.12, the term “Threshold Amount” as used in this clause shall mean $50,000,000, or (ii) the US Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

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(k)                                        Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to give the Administrative Agent any material part of the Liens purported to be created thereby; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(l)                                         Collateral Documents. Any Collateral Document after delivery thereof pursuant to the terms of the Loan Documents shall for any reason cease to create a valid and perfected Lien with the priority required by the Loan Documents (subject to Liens permitted pursuant to Section 7.01) on any material portion of the Collateral purported to be covered thereby, or any Loan Party shall assert the invalidity of such Liens, except as a result of the Administrative Agent’s failure to file UCC continuation statements or PPSA financing statement renewals or as a result of acts or omissions of the Administrative Agent or any Lender; or

(m)                                      Change of Control. There occurs any Change of Control.

Without limiting the provisions of Article VIII, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Administrative Agent (with the approval of requisite Lenders (in their sole discretion) as determined in accordance with Section 10.01); and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Lenders or by the Administrative Agent with the approval of the requisite Lenders, as required hereunder in Section 10.01.

8.02           Remedies Upon Event of Default.

(a)                Administrative Agent Remedies. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(i)                                         declare the commitment of each Lender to make Loans, any obligation of each L/C Issuer to make L/C Credit Extensions and any obligation of the Canadian Lender to issue or amend any Canadian Letter of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)                                       declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

(iii)                                     require that the US Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Minimum Collateral Amount with respect thereto) and require each Canadian Borrower to Cash Collateralize the Canadian Letters of Credit issued for their respective account (in an amount equal to the then Outstanding Amount thereof); and

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(iv)                                      exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or applicable Law at equity.

(b)                Additional Canadian Lender Remedies. In the event that any Canadian Borrower fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Canadian Loan or any Canadian L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Canadian Loan or any Canadian L/C Obligation, or any fee due to the Canadian Lender hereunder, the Canadian Lender may take any or all of the following actions:

(i)                                         declare the commitment of the Canadian Lender to make Canadian Loans and any obligation of the Canadian Lender to issue, amend or extend any Canadian Letter of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)                                       declare the unpaid principal amount of all outstanding Canadian Loans, all interest accrued and unpaid thereon to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Canadian Borrower;

(iii)                                     require each Canadian Borrower to Cash Collateralize the Canadian Letters of Credit issued for their respective account (in an amount equal to the then Outstanding Amount thereof); and

(iv)                                      in the event that on the date that is 30 days after the date that the Canadian Lender takes any of the foregoing actions, any principal amount of or interest accrued thereon remains unpaid, any of the Canadian Letters of Credit have not been Cash Collateralized (in an amount equal to the then Outstanding Amount thereof) or any fees accrued on or with respect to the Canadian Commitment, the Canadian Loans or the Canadian Letters of Credit remain unpaid, then, upon notice to the Administrative Agent, each US Lender and L/C Issuer, the Canadian Lender may direct the Administrative Agent to take any or all of the actions set forth in subsection (a) above, without the consent of any US Lender or L/C Issuer, which consent is hereby expressly waived by each US Lender and L/C Issuer.

(c)                Conversion to Dollars. On the first date after the Third Restatement Date on which there shall occur (i) any Event of Default specified in Sections 8.01(g) or (h) or (ii) an acceleration of the Loans and other amounts owing or payable hereunder and the other Loan Documents and termination of the Commitments pursuant to Sections 8.02(a)(i) and (a)(ii) (the “Conversion Date”), all Obligations of the Borrowers with respect to (x) principal and interest under the Loans, (y) Unreimbursed Amounts, including all L/C Borrowings, and payments made by the Canadian Lender under Canadian Letters of Credit and not yet reimbursed by the applicable Canadian Borrower, including all Canadian L/C Borrowings and interest thereon, and (z) fees under Sections 2.03(h), 2.04(h) and 2.10 (the “Designated Obligations”), whether or not the same shall at the time of any determination be due and payable under the terms of the Loan Documents, shall, automatically and with no further action required, be converted into the Dollar Equivalent calculated as of the Conversion Date, and on and after of the Conversion Date all amounts accruing and owed to the Lenders in respect of the Designated Obligations shall accrue and be payable in Dollars at the rate otherwise applicable hereunder.

(d)                Borrower Bankruptcy. Notwithstanding anything to the contrary contained herein, upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, or with respect to any Canadian Borrower under the Companies’ Creditors Arrangement Act, Bankruptcy and Insolvency Act, or other Canadian legislation with respect to relief from creditors, the obligation of each Lender to make Loans, any obligation of each L/C Issuer to make L/C Credit Extensions and any obligation of the Canadian Lender to issue or amend any Canadian Letter of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, the obligation of the US Borrower to Cash Collateralize the L/C Obligations and the obligation of each Canadian Borrower to Cash Collateralize the Canadian Letters of Credit issued for their respective account as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

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8.03           Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in Section 8.02(d)), or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit Fees and Canadian L/C Fees) payable to the Lenders and the L/C Issuers (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees, Canadian L/C Fees and interest on the Loans, L/C Borrowings, Canadian L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, (i) to payment of that portion of the Obligations constituting (A) unpaid principal of the Loans, L/C Borrowings and Canadian L/C Borrowings, (B) obligations then owing under Secured Cash Management Agreements, and (C) obligations then owing under Secured Hedge Agreements, ratably among the Lenders, Cash Management Banks, Hedge Banks and the L/C Issuers in proportion to the respective amounts described in this clause (i) held by them and (ii) to the Administrative Agent for the account of the applicable L/C Issuers and to the Canadian Lender, to Cash Collateralize that portion of L/C Obligations and Canadian L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit and Canadian Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.04 and 2.17, ratably among the Administrative Agent and the Canadian Lender in proportion to the respective amounts described in this clause(ii) held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the US Borrower or as otherwise required by Law.

Subject to Sections 2.04(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit and Canadian Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit and Canadian Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit and Canadian Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or such Loan Party’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

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Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

Article IX.

ADMINISTRATIVE AGENT

9.01           Appointment and Authority. Each of the Lenders and the L/C Issuers hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The Canadian Lender hereby irrevocably appoints the Administrative Agent to act on its behalf as the Administrative Agent under the Canadian Security Agreement and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the US Borrower, any Canadian Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents and each of the Lenders (in its capacities as potential Hedge Bank, potential Cash Management Bank, a Lender, Swing Line Lender (if applicable), party to any Swap Contract and party to any Cash Management Agreement) and the L/C Issuers hereby irrevocably appoint and authorize the Administrative Agent to act as the agent of such Lender and the L/C Issuers for purposes of acquiring, holding and enforcing any and all Liens on Collateral, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, in its capacity as “collateral agent”, and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Each Lender, the Swing Line Lender and each L/C Issuer (a) authorizes the Administrative Agent to enter into, and accept and agree to, a joinder to the Loss Sharing Agreement that is executed by any Person that becomes a US Lender, and (b) agrees that any Person that becomes a US Lender and executes and delivers to the Administrative Agent a joinder to the Loss Sharing Agreement shall be a party to and subject to the Loss Sharing Agreement as if an original signatory to the Loss Sharing Agreement.

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9.02           Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the US Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

9.03           Exculpatory Provisions. The Administrative Agent, the Sustainability Coordinators or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and their respective duties hereunder and under the other Loan Documents shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Sustainability Coordinators or the Arrangers, as applicable, and their respective Related Parties:

(a)                                        shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                        shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Laws; including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)                                        shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, any Sustainability Coordinator, any Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.

Neither the Administrative Agent nor any of their respective Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the US Borrower, a Canadian Borrower, a Lender or an L/C Issuer.

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Neither the Administrative Agent nor any of its Related Parties shall have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection, or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04           Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Third Restatement Date specifying its objections.

9.05           Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

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9.06           Resignation of Administrative Agent.

(a)                The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the US Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, so long as no Event of Default has occurred and is continuing, with the consent of the US Borrower (each such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a commercial bank organized under the laws of the United States, or of any State thereof having a combined capital and surplus of at least $500,000,000. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date.

(b)                If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the US Borrower and such Person remove such Person as Administrative Agent and, in consultation with the US Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuers directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.07 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the US Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the US Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the holders of the Obligations and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

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(d)                Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment by the US Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07           Non-Reliance on Administrative Agent, Sustainability Coordinators, Arrangers and Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent, any Sustainability Coordinator nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent, any Sustainability Coordinator or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent, any Sustainability Coordinator or any Arranger to any Lender or any L/C Issuer as to any matter, including whether the Administrative Agent, any Sustainability Coordinator or any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent, each Sustainability Coordinator and each Arranger that it has, independently and without reliance upon the Administrative Agent, any Sustainability Coordinator, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the US Borrower and Canadian Borrowers, if applicable, hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Sustainability Coordinator, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or an L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or such L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

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9.08           No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, sustainability coordinators, syndication agents, or documentation agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Sustainability Coordinator, an Arranger, a Lender or an L/C Issuer hereunder.

9.09           Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the US Borrower or any Canadian Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                        to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.04(h) and 2.04(i), 2.10 and 10.04) allowed in such judicial proceeding; and

(b)                                        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

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The holders of the Obligations hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the holders thereof shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.01), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any holder of the Obligations or any acquisition vehicle to take any further action.

9.10           Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacity as a potential Cash Management Bank or a potential Hedge Bank) and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)                                        to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the termination of the Aggregate Commitments A-1, the termination of the Aggregate Commitments A-2, the termination of the Canadian Commitment and the repayment of all other Obligations hereunder, (ii) that is sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) as approved in accordance with Section 10.01;

(b)                                        to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(j); and

(c)                                        to release any Guarantor from its obligations under the US Guaranty, any Canadian Guarantee and the Contribution Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder (it being understood and agreed, for the avoidance of doubt, that no Guarantor shall be released from its obligations under the Loan Documents solely because such Guarantor ceases to be a wholly owned Subsidiary as a result of a transaction permitted pursuant to the Loan Documents, unless (i) in connection with such transaction, such Guarantor also ceases to be a Subsidiary, or (ii)(A) such transaction and related disposition of Equity Interest of the applicable Guarantor is for fair market value and a bona fide business purpose (in each case, as determined by the US Borrower in good faith), and the other Person taking an Equity Interest in such Subsidiary is not an Affiliate of the US Borrower (other than as a result of a Joint Venture), and (B) the release of any such non-wholly owned Subsidiary pursuant to this clause (ii) shall constitute an Investment by the US Borrower therein at the date of such release in an amount equal to the portion of the fair market value of the net assets of such non-wholly owned Subsidiary attributable to the US Borrower’s Equity Interest therein as reasonably estimated by the US Borrower (and such release shall only be permitted to the extent such Investment is permitted pursuant to Section 7.02)).

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Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any US Guarantor or any Canadian Guarantor from its obligations under the US Guaranty, any Canadian Guarantee and the Contribution Agreement pursuant to this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

The Administrative Agent agrees to release any US Guarantor or any Canadian Guarantor that ceases to be a Subsidiary as a result of a transaction permitted hereunder from its obligations under the US Guaranty, the applicable Canadian Guarantee and the Contribution Agreement; provided that (i) the Administrative Agent shall have received all confirmations of authority, if any, requested pursuant to this Section 9.10 with respect to such release, (ii) at the time of such release, no Default shall exist or would result from such release, and (iii) after giving effect to such release, the US Borrower shall be in compliance with all of the terms and provisions of Section 6.12 without giving effect to the 30 day grace period to perform the terms and provisions thereof.

The Administrative Agent agrees to release any Liens on any Collateral disposed of as expressly permitted by Section 7.05 to any Person other than a Loan Party, and agrees that any such Collateral so disposed of shall be sold free and clear of the Liens created by the Loan Documents; provided that the Administrative Agent shall have received all confirmations of authority, if any, requested pursuant to this Section 9.10 with respect to such release.

9.11           Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the US Guaranty, any Canadian Guarantee or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the US Guaranty, any Canadian Guarantee or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements upon the termination of the Aggregate Commitments A-1, the termination of the Aggregate Commitments A-2, the termination of the Canadian Commitment, the repayment of all other Obligations hereunder and the termination of this Agreement.

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9.12           ERISA Matters.

(a)                     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the US Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)                 such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Canadian Letters of Credit, the Commitments, or this Agreement,

(ii)               the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Canadian Letters of Credit, the Commitments and this Agreement,

(iii)             (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Canadian Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Canadian Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Canadian Letters of Credit, the Commitments and this Agreement, or

(iv)              such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)                     In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the US Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Canadian Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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9.13           Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. Each Lender Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, a Rescindable Amount.

Article X.

MISCELLANEOUS

10.01        Amendments, Etc.

(a)                Generally. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the applicable Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i)                 [reserved];

(ii)               extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 4.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(iii)             postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iv)              reduce the principal of, or the rate of interest specified herein on, any Loan, L/C Borrowing or Canadian L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 10.01(a)) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount; provided, however, that (A) only the consent of the Required Lenders shall be necessary to (1) amend the definition of “Default Rate”, (2) amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan, L/C Borrowing or Canadian L/C Borrowing or to reduce any fee payable hereunder or (3) modify the ESG Pricing Provisions in the manner contemplated by Section 2.19(a), (B) only the consent of the Required US Lenders shall be necessary to waive any obligation of the US Borrower to pay interest on the US Obligations and only the consent of the Required US A-1 Lenders shall be necessary to waive any obligation of the US Borrower to pay Letter of Credit Fees at the Default Rate and (C) only the consent of the Canadian Lender shall be necessary to waive any obligation of a Canadian Borrower to pay interest on the Canadian Obligations or Canadian L/C Fees at the Default Rate;

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(v)                change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(vi)              amend Section 1.05 or the definition of “Alternative Currency” without the written consent of each US A-2 Lender directly affected thereby;

(vii)            change any provision of this Section or the definition of “Required US A-1 Lenders”, “Required US A-2 Lenders”, “Required US Lenders”, “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; provided, however, that (A) only the consent of each US Lender shall be necessary to change any provision of the definition of “Required US Lenders” or any other provision hereof specifying the number or percentage of US Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each US Lender, (B) only the consent of each US A-1 Lender shall be necessary to change any provision of the definition of “Required US A-1 Lenders” or any other provision hereof specifying the number or percentage of US A-1 Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each US A-1 Lender and (C) only the consent of each US A-2 Lender shall be necessary to change any provision of the definition of “Required US A-2 Lenders” or any other provision hereof specifying the number or percentage of US A-2 Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each US A-2 Lender;

(viii)          except as permitted by Section 9.10, release all or substantially all of the Guarantors from the US Guaranty and the Canadian Guaranties without the written consent of each Lender;

(ix)              other than in a transaction permitted by Section 7.04 or Section 7.05, release all or substantially all of the Collateral in any transaction or a series of related transactions, without the consent of each Lender;

(x)                release any Borrower or permit any Borrower to assign or transfer any of its rights or obligations under this Agreement of the other Loan Documents, without the consent of each Lender;

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(xi)              amend Section 4.02(f) without the written consent of each US A-2 Lender directly affected thereby;

(xii)            subordinate, or enter into any amendment, waiver or consent having the effect of subordinating, the Obligations to any other Indebtedness or other obligation, without the consent of each Lender; or

(xiii)          subordinate, or enter into any amendment, waiver or consent having the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness or other obligation, in each case, without the written consent of each Lender;

and, provided further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Canadian Lender in addition to the Lenders required above, affect the rights or duties of the Canadian Lender under this Agreement relating to any Canadian Loan or Canadian Letter of Credit made or issued or to be made or issued by it, (B) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuers in addition to the Lenders required above, affect the rights or duties of such L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (C) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; and (D) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, further, that notwithstanding anything to the contrary herein, (i) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders, (iv)(A) Schedule 2.01A may be amended from time to time to amend the L/C Commitment of any L/C Issuer with the consent of the US Borrower, the Administrative Agent and such L/C Issuer, and (B) Schedule 2.01A shall be deemed to be automatically amended pursuant to a fully executed Notice of Additional L/C Issuer delivered to the Administrative Agent to reflect the L/C Commitment of any US A-1 Lender that becomes an L/C Issuer pursuant to such Notice of Additional L/C Issuer, (v) any Autoborrow Agreement, and any fee letter executed in connection therewith, may be amended, or the rights or privileges thereunder waived, in a writing executed only by the parties thereto, (vi) the Administrative Agent and the US Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Successor Rate and/or Conforming Changes or otherwise effectuate the terms of Section 3.07(a), (b) and (c) in accordance with the terms of Section 3.07(a), (b) and (c), (vii) the Administrative Agent shall have the right to make Conforming Changes from time to time and any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document, so long as, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the US Borrower and the Lenders reasonably promptly after such amendment becomes effective, (viii) in order to implement an ESG Amendment in accordance with Section 2.19(a), this Agreement may be amended (or amended and restated) for such purpose (but solely to the extent necessary to implement an ESG Amendment in accordance with Section 2.19(a)) by the US Borrower, the Administrative Agent, the Sustainability Coordinators and the Required Lenders and (ix) the Administrative Agent, the Canadian Lender and the US Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent and the Canadian Lender reasonably deems appropriate in order to implement any Canadian Lender Term CORRA Rate Successor Rate and/or Canadian Lender Term CORRA Rate Successor Conforming Changes or otherwise effectuate the terms of Section 3.07(d) in accordance with the terms of Section 3.07(d).

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(b)                US Credit Facility. Notwithstanding anything to the contrary herein, the table set forth in clause (a) of the definition of “Applicable Rate” and the provisions of Sections 2.01, 2.02, 2.04, 2.05, 2.06 (other than subsection (b) thereof), 2.07(a), 2.10(a), 2.11(a) and 2.16(a) may be amended or waived by the Required US Lenders, Required US A-1 Lenders or Required US A-2 Lenders, as applicable, or, if required by Section 10.01(a)(iv), each US Lender, US A-1 Lender or US A-2 Lender, as applicable, directly affected thereby, without the consent of the Canadian Lender.

(c)                Canadian Credit Facility. Notwithstanding anything to the contrary herein, the table set forth in clause (b) of the definition of “Applicable Rate” and the provisions of Sections 2.03, 2.06(b), 2.07(b), 2.10(b), 2.11(b) and 2.16(b) may be amended or waived by the Canadian Lender without the consent of the US Lenders.

(d)                Defaulting Lenders. No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, all US Lenders, all US A-1 Lenders, all US A-2 Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (i) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, the Administrative Agent and the US Borrower may amend, modify or supplement this Agreement or any other Loan Document to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes, and such amendment shall become effective without any further consent of any other party to such Loan Document so long as (i) such amendment, modification or supplement does not adversely affect the rights of any US Lender or other holder of Obligations in any material respect and (ii) the US Lenders shall have received at least three Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within three Business Days of the date of such notice to the US Lenders, a written notice from the Required Lenders stating that the Required US Lenders object to such amendment, modification or supplement.

Notwithstanding anything herein to the contrary, as to any amendment, amendment and restatement or other modifications otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

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10.02        Notices; Effectiveness; Electronic Communication.

(a)                Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                 if to any Borrower, the Administrative Agent, the Canadian Lender, the L/C Issuers or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)               if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the US Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                Electronic Communications. Notices and other communications to the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, the Swing Line Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Canadian Lender, the Swing Line Lender, any L/C Issuer or any Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

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(c)                The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)                Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the US Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the US Borrower or its securities for purposes of United States Federal or state securities Laws.

(e)                Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the Lenders and the L/C Issuers shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices, Canadian Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the US Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The US Borrower shall indemnify the Administrative Agent, each Lender, each L/C Issuer and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the US Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03        No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

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Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Canadian Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Canadian Lender) hereunder and under the other Loan Documents, (c) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (d) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (e) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c), (d) and (e) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04        Expenses; Indemnity; Damage Waiver.

(a)                Costs and Expenses. The US Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including all Attorney Costs of the Administrative Agent for a single counsel in each relevant jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Canadian Lender in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (iii) all reasonable out of pocket expenses incurred by the applicable L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iv) all out of pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including all Attorney Costs of the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                Indemnification by the US Borrower. The US Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Sustainability Coordinator, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all Attorney Costs of any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including the Indemnitee’s reliance on any Communication executed using an Electronic Signature or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan, Letter of Credit or Canadian Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer or the Canadian Lender to honor a demand for payment under a Letter of Credit or a Canadian Letter of Credit, as applicable, if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or such Canadian Letter of Credit, as the case may be), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the US Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the US Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the US Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the US Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the US Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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(c)                Reimbursement by Lenders. To the extent that the US Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each US Lender severally agrees to pay to the Administrative Agent (or any sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such US Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), an L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), an L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the US Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

(d)                Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, Letter of Credit or Canadian Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

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(e)                Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)                 Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent or any L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments A-1, the termination of the Aggregate Commitments A-2, the termination of the Canadian Commitment, the repayment of all other Obligations hereunder and the termination of this Agreement.

10.05        Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any Lender or any L/C Issuer, or the Administrative Agent, any Lender or any L/C Issuer exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Lender or such L/C Issuer in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the termination of the Aggregate Commitments A-1, the termination of the Aggregate Commitments A-2, the termination of the Canadian Commitment, the repayment of all other Obligations hereunder and the termination of this Agreement.

10.06        Successors and Assigns.

(a)                Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder or thereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (e) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Lenders and the L/C Issuers) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)                Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), (x) participations in L/C Obligations and in Swing Line Loans, and (y) Canadian Letters of Credit) at the time owing to it) and the other Loan Documents; provided that any such assignment shall be subject to the following conditions:

(i)                 Minimum Amounts.

(A)              in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)              in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the US Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)               Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans or the Commitments assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.

(iii)             Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)              the consent of the US Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the US Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)              the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

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(C)              the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)              the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of Committed Loans A-1 and US A-1 Commitments.

(iv)              Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                No Assignment to Certain Persons. No such assignment shall be made (A) to any Borrower or any of any Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), or (D) to any Person which has informed the assignor Lender and the Administrative Agent that it is not capable of lending the applicable Alternative Currencies to the applicable Borrower without the imposition of any additional Indemnified Taxes.

(vi)              Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the US Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (e) of this Section.

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(c)                Register. The Administrative Agent, acting solely for this purpose as a nonfiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans, L/C Obligations and Canadian L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in subsection (b) of this Section and any written consent to such assignment required by subsection (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subsection.

(e)                Participations. Any Lender may at any time, without the consent of, or notice to, the US Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), a Defaulting Lender or a Borrower or any Affiliate or Subsidiary of a Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it) and the other Loan Documents; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and each L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso of Section 10.01(a) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, unless the participation is made with the US Borrower’s prior written consent. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(f)                 Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless such Participant (i) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, unless the participation is made with the US Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless such Participant complies with Section 3.01(e) as though it were a Lender.

(g)                Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)                Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the US Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the US Borrower, resign as the Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the US Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the US Borrower to appoint any such successor shall affect the resignation of Bank of America as an L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans A-1 or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If Bank of America resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans A-1 or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

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10.07        Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(a)(iii) or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the US Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facilities provided hereunder, (ii) the provider of any Platform or other electronic delivery service used by the Administrative Agent, any L/C Issuer and/or the Swing Line Lender to deliver Borrower Materials or notices to the Lenders, or (iii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the US Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from a Borrower or violating the terms of this Section 10.07. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from any Borrower or any Subsidiary relating to any Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Borrower or any Subsidiary, provided that, in the case of information received from any Borrower or any Subsidiary after the Third Restatement Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning a Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.

The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.

10.08        Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender or such L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or such L/C Issuer different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the US Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09        Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (including the Criminal Code (Canada)) (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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10.10        Integration; Effectiveness. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, the Sustainability Coordinators or the L/C Issuers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successor and assigns.

10.11        Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12        Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13        Replacement of Lenders. If the US Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the US Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

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(a)                the US Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)                such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

(c)                in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)                such assignment does not conflict with applicable Laws; and

(e)                in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the US Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (i) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the US Borrower, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that, any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section 10.13 to the contrary, (A) any Lender that acts as an L/C Issuer or the Canadian Lender may not be replaced hereunder at any time it has any Letter of Credit or Canadian Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the Canadian Lender or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer or the Canadian Lender) have been made with respect to such outstanding Letter of Credit or Canadian Letter of Credit and (B) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

10.14        Governing Law; Jurisdiction; Etc.

(a)                GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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(b)                SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15        Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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10.16        No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Sustainability Coordinators and the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Administrative Agent, the Sustainability Coordinators and the Arrangers and the Lenders, on the other hand, (B) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Sustainability Coordinators and the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Sustainability Coordinators nor the Arrangers and the Lenders has any obligation to any Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Sustainability Coordinators and the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent, the Sustainability Coordinators nor the Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrowers or their respective Affiliates. To the fullest extent permitted by law, the Borrowers hereby waive and release any claims that it may have against the Administrative Agent, the Sustainability Coordinators and the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17        Appointment of US Borrower. Each of the Loan Parties hereby appoints the US Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the US Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the US Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, an L/C Issuer or a Lender to the US Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, the L/C Issuers or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the US Borrower on behalf of each of Loan Parties.

10.18        Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.  Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, none of the Administrative Agent, any L/C Issuer nor the Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, that, (a) to the extent the Administrative Agent, any L/C Issuer and/or the Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

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None of the Administrative Agent, any L/C Issuer or the Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, any L/C Issuer’s or the Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, each L/C Issuer and the Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Loan Document based solely on the lack of paper original copies of this Agreement and/or such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

10.19        Amendment and Restatement; Authorizations.

(a)                Amendment and Restatement. The parties hereto agree that, on the Third Restatement Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (i) the Existing Credit Agreement shall be deemed to be amended and restated in its entirety pursuant to this Agreement; (ii) all obligations under the Existing Credit Agreement outstanding on the Third Restatement Date shall in all respects be continuing and shall be deemed to Obligations outstanding hereunder; (iii) the guaranties made pursuant to the Existing Credit Agreement shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed; (iv) all Existing Letters of Credit outstanding under the Existing Credit Agreement on the Third Restatement Date shall be deemed to be Letters of Credit outstanding on the Third Restatement Date under this Agreement; and (v) all references in the other Loan Documents to the Existing Credit Agreement shall be deemed to refer without further amendment to this Agreement. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment to the Existing Credit Agreement made under and in accordance with the terms of Section 10.01 of the Existing Credit Agreement. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement.

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(b)                Administrative Agent Authorization. The Lenders, the Swing Line Lender and the L/C Issuers hereby authorize and instruct the Administrative Agent to execute and deliver this Agreement and each of the documents and agreements described in Section 4.01(a) of this Agreement to which the Administrative Agent is a party.

(c)                New Lenders. From and after the Third Restatement Date, by execution of this Agreement, each Person identified as a “Lender” on each signature page that is not already a Lender under the Existing Credit Agreement hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such Person will be deemed to be a party to this Agreement and a “Lender” for all purposes of this Agreement, and shall have all of the obligations of a Lender hereunder as if it had executed the Existing Credit Agreement. Such Person hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Lenders contained in this Agreement.

(d)                Re-Allocation. On the Third Restatement Date, the loans and commitments made by the Lenders under the Existing Credit Agreement shall be re-allocated and restated among the Lenders so that, and loans and commitments shall be made by the Lenders so that, as of the Third Restatement Date, the respective commitments of the Lenders shall be as set forth on Schedule 2.01 attached hereto.

10.20        USA PATRIOT Act Notice. Each Lender and each L/C Issuer that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender or any L/C Issuer) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties and their respective Subsidiaries, which information includes the name and address of each such Person and other information that will allow such Lender, such L/C Issuer or the Administrative Agent, as applicable, to identify such Person in accordance with the Act. The Loan Parties shall, promptly following a request by the Administrative Agent, any Lender or any L/C Issuer, provide all documentation and other information that the Administrative Agent, such Lender or such L/C Issuer requests with respect to the Loan Parties and their respective Subsidiaries in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.

10.21        Time of the Essence. Time is of the essence of the Loan Documents.

10.22        Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the applicable Borrower in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable Laws).

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10.23        Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)                the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                 a reduction in full or in part or cancellation of any such liability;

(ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)             the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.24        Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws

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of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[SIGNATURE PAGES OMITTED]

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